     As filed with the Securities and Exchange Commission on May __, 1998

                                                     Registration No. 333-44199
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              -----------------

                               AMENDMENT NO. 2

                                      to
                                  Form SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -----------------

                        AMERICAN FAMILY HOLDINGS, INC.

                      4220 Von Karman Avenue, Suite 110
                       Newport Beach, California 92660
                   (Address of principal executive offices)

                          David G. Lasker, President
                        American Family Holdings, Inc.
                      4220 Von Karman Avenue, Suite 110
                       Newport Beach, California 92660
                   (Name and address of agent for service)

                                   Copy to:

                            David R. Decker, Esq.
                              Arter & Hadden LLP
                     700 South Flower Street, 30th Floor
                        Los Angeles, California 90017


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


                        AMERICAN FAMILY HOLDINGS, INC.
                            CROSS-REFERENCE SHEET

Item of Form SB-2                         Prospectus Caption or Location
-----------------                         ------------------------------
1.    Front of Registration
      Statement and Outside Front
      Cover of Prospectus. . . . . . . .  Cover of Registration Statement; Cross
                                          Reference sheet; Outside Front Cover
                                          of Prospectus

2.    Inside Front and Outside Back
      Cover Pages of Prospectus. . . . .  Inside Front Cover of Prospectus;
                                          Reports to Shareholders; Table of
                                          Contents; Outside Back Cover of
                                          Prospectus

3.    Summary Information and Risk
      Factors. . . . . . . . . . . . . .  Prospectus Summary; Risk Factors

4.    Use of Proceeds. . . . . . . . . .  Use of Proceeds

5.    Determination of Offering Price. .  The Offering

6.    Dilution . . . . . . . . . . . . .  Dilution

7.    Selling Securityholders. . . . . .  Not Applicable

8.    Plan of Distribution . . . . . . .  Prospectus Summary; The Offering

9.    Legal Proceedings. . . . . . . . .  Business and Properties

10.   Directors, Executive Officers,
      Promoters and Control Persons. . .  Prospectus Summary

11.   Security Ownership of Certain
      Beneficial Owners and Management .  Prospectus Summary; Principal
                                          Shareholders; Management

12.   Description of Securities. . . . .  Prospectus Summary; Description of
                                          Shares; Dividend Policy

13.   Interest of Named Experts and
      Counsel. . . . . . . . . . . . . .  Not Applicable

14.   Disclosure of Commission
      Position on Indemnification for
      Securities Act Liabilities . . . .  Fiduciary Responsibility and
                                          Indemnification; Management

15.   Organization within Last
      Five Years . . . . . . . . . . . .  Business and Properties

16.   Description of Business. . . . . .  Prospectus Summary; Business and
                                          Properties

17.   Management's Discussion and
      Analysis or Plan of Operation. . .  Management's Discussion and Analysis
                                          of Financial Condition and Results of
                                          Operations

                        AMERICAN FAMILY HOLDINGS, INC.

                             CROSS-REFERENCE SHEET
                                  (continued)

Item of Form SB-2                         Prospectus Caption or Location
-----------------                         ------------------------------
18.   Description of Property. . . . . .  Prospectus Summary; Business and
                                          Properties; Policies with Respect to
                                          Certain Activities

19.   Certain Relationships and
      Related Transactions . . . . . . .  Not Applicable

20.   Market for Common Equity and
      Related Stockholder Matters. . . .  Risk Factors; The Offering; Shares
                                          Eligible for Future Sale; Dividend
                                          Policy

21.   Executive Compensation . . . . . .  Prospectus Summary; Management

22.   Financial Statements . . . . . . .  Prospectus Summary; Selected Financial
                                          Information; Financial Statements

23.   Changes in and Disagreements
      with Accountants on Accounting
      and Financial Disclosure . . . . .  Not Applicable

Item of Form S-11*
------------------
13.   Investment Policies of
      Registrant . . . . . . . . . . . .  Prospectus Summary; Policies with
                                          Respect to Certain Activities

14.   Description of Real Estate . . . .  Prospectus Summary; Business and
                                          Properties

15.   Operating Data . . . . . . . . . .  Prospectus Summary; Business and
                                          Properties

-------------
*    As required by General Instruction B.2. of Form SB-2

                         AMERICAN FAMILY HOLDINGS, INC.

                              $10,000,000 OF UNITS

                  CONSISTING OF ONE SHARE OF COMMON STOCK AND
                 ONE WARRANT TO PURCHASE TWO ADDITIONAL SHARES

                              -----------------

                       1,000,000 UNITS AT $10 PER UNIT

THE OFFERING

     American Family Holdings, Inc. (the "Company") is offering $10,000,000 of Units on a "best efforts" basis exclusively to current investors in the following tenancy-in-common loan programs: Sacramento/Delta Greens "Trudy Pat" Program, Oceanside "Trudy Pat" Program, Yosemite/Ahwahnee I "Trudy Pat" Program, Yosemite/Ahwahnee II "Trudy Pat" Program and Mori Point "Trudy Pat" Program. NO PERSON OR ENTITY THAT IS NOT, AS OF THE DATE OF THIS PROSPECTUS, AN INVESTOR IN ONE OF THOSE FIVE PROGRAMS, OR AN OFFICER OR DIRECTOR OF THE COMPANY, WILL BE PERMITTED TO PURCHASE UNITS UNDER ANY CIRCUMSTANCES. Each Unit consists of one share of Company Common Stock and one warrant to purchase two additional shares of Company Common Stock. The purchase price for each Unit is $10.

THE OFFERING IS SUBJECT TO SUBSTANTIAL RISK FACTORS. SEE "RISK FACTORS" COMMENCING AT PAGE __.

CONCURRENT VOTE SOLICITATION

        By a separate Consent Solicitation Statement/Prospectus, the Company is offering shares of its Common Stock in exchange for the assets (including cash on hand), certain liabilities and business activities owned by investors in the five "Trudy Pat" programs named above (the "Acquisition"). For that proposed Acquisition, the Company will issue $[20,012,475] of its shares of Common Stock arbitrarily valued at $10 per share. The purpose of the Acquisition is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, and provide the investors with potential liquidity for their investments. IF INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE PROGRAMS DO NOT VOTE TO APPROVE THE ACQUISITION, THE ACQUISITION WILL NOT TAKE PLACE. IF THE ACQUISITION DOES NOT TAKE PLACE, NONE OF THE SHARES OFFERED BY THIS PROSPECTUS WILL BE SOLD. See the Company's Consent Solicitation Statement/Prospectus delivered with this Prospectus for further information about the Acquisition.

                              -----------------

   THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE ATTORNEY GENERAL OF THE STATE OF NEW YORK. NONE OF THESE HAVE PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -----------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           Price to                                Proceeds to
                           the Public   Selling Commissions(2)    the Company(3)
--------------------------------------------------------------------------------
Per Unit(1)               $        10         $   0.70              $     9.30
--------------------------------------------------------------------------------
Total                     $10,000,000         $700,000              $9,300,000
--------------------------------------------------------------------------------
Total Minimum             $        10         $   0.70              $     9.30
--------------------------------------------------------------------------------
Total Maximum             $10,000,000         $700,000              $9,300,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) A unit consists of one share of Common Stock and one detachable warrant to purchase two additional shares of Common Stock for a per share purchase price equal to 80% of the closing price for the Company's Common Stock on the _____ trading date before the warrant exercise date.
(2) The sales commission is seven percent for Units sold through NASD licensed broker-dealers.
(3) Proceeds are calculated before deducting organization and offering expenses (excluding selling commissions) payable by the Company which are estimated to be approximately $__________ in both a minimum and maximum offering.

             The date of this Prospectus is _______________, 1998

     Money accepted by the Company or soliciting dealers from the sale of Units will be promptly deposited into an interest-bearing escrow account at First Trust of California, N.A.. The interest earned in this account will be paid to investors. The offering will close only if the Acquisition is approved. If the Acquisition is approved, the offering will close on the date that the Acquisition is completed. Investors will become holders of Units when their funds are transferred from the escrow account to the Company's account. If the Acquisition is not successful, investors' funds in the escrow account will be returned promptly with interest earned thereon and the Company will stop selling Units. See "The Offering -- Escrow Arrangements."

     The Company's shares will be listed on the _____ under the symbol
"_____."

     The Company does not presently file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
It will commence to do so after the Acquisition described in the accompanying Consent Solicitation/Prospectus.

     UNTIL ___________, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    Summary Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    Current Status of the Properties . . . . . . . . . . . . . . . . . . . . 4
    Experience of Management . . . . . . . . . . . . . . . . . . . . . . . . 6
    Organization Chart . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    Summary of Business Plan . . . . . . . . . . . . . . . . . . . . . . . . 7
    Concurrent Consent Solicitation. . . . . . . . . . . . . . . . . . . . . 8
    Summary Financial Information. . . . . . . . . . . . . . . . . . . . . . 8

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

    General Risks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
         The shares may trade at prices substantially below the
            arbitrarily determined purchase price of $10 per unit. . . . . .11
         Management will have conflicts of interest. . . . . . . . . . . . .11
         The Company may incur significant additional debt . . . . . . . . .12
         The Board of directors will have the ability to change investment, financing and other policies of the Company without
            shareholder consent. . . . . . . . . . . . . . . . . . . . . . .12
         The Company has no operating history. . . . . . . . . . . . . . . .12
         No right to vote on matters affecting properties; reduced
            voting power . . . . . . . . . . . . . . . . . . . . . . . . . .12
         No assurance of future cash distributions . . . . . . . . . . . . .12
    Real Estate Risks Associated with All Properties . . . . . . . . . . . .12
         There are significant delinquent property taxes . . . . . . . . . .12
         Units or certain assets must be sold to raise working capital . . .13
         Federal, state and local environmental and other laws may require expensive hazardous substance clean-up or removal as well as expensive public improvements. . . . . . . . . . . . . . . . . .13
         If there is an uninsured loss, the Company could lose its
            investment, profits or cash flow from a property . . . . . . . .13
         The development of additional projects may occur. . . . . . . . . .13
         The California economy has fluctuated broadly in the past few years. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
         When the acquisition is completed, Management and its principals will be owed [$1,381,881] by the Company . . . . . . . . . . . .13
    Real Estate Risks of Specific Properties . . . . . . . . . . . . . . . .14
            Sacramento/Delta Greens. . . . . . . . . . . . . . . . . . . . .14
                Permits to develop the properties need to be obtained. . . .14
                Holding an inventory of residential lots at the
                   Sacramento/Delta Greens property may cause the Company
                   to incur substantial carrying costs until the lots can
                   be sold . . . . . . . . . . . . . . . . . . . . . . . . .14
                Risks of residential development . . . . . . . . . . . . . .14
                Additional specific risks. . . . . . . . . . . . . . . . . .14

                              TABLE OF CONTENTS

                                 (continued)

                                                                           PAGE
                                                                           ----
         Oceanside Property. . . . . . . . . . . . . . . . . . . . . . . . .15
            Holding an inventory of residential lots at the Oceanside
              property may cause the Company to incur substantial carrying costs until the lots can be sold . . . . . . . . . . . . . . .15
            Risks of residential development . . . . . . . . . . . . . . . .15
            Additional specific risks. . . . . . . . . . . . . . . . . . . .15
         Yosemite/Ahwahnee Properties. . . . . . . . . . . . . . . . . . . .15
            Permits to develop the timeshare aspect of the resort have not yet been obtained. . . . . . . . . . . . . . . . . . . . . . .15
            Risks affecting operation of a golf course . . . . . . . . . . .15
            Resort development is unpredictable for a variety of reasons and could result in losses . . . . . . . . . . . . . . . . . . . .16
            Risks relating to timeshare operations . . . . . . . . . . . . .16
            Risks relating to recreational vehicle park operations . . . . .17
            Additional specific risks. . . . . . . . . . . . . . . . . . . .17
         Mori Point Property . . . . . . . . . . . . . . . . . . . . . . . .17
            Permits to develop the property have not yet been obtained . . .17
            Resort development is unpredictable for a variety of reasons and could result in losses . . . . . . . . . . . . . . . . . . . .17
            Additional specific risks. . . . . . . . . . . . . . . . . . . .17
    Anti-Takeover Provisions and Limitation of Director Liability. . . . . .18
         Additional class of shares. . . . . . . . . . . . . . . . . . . . .18
         Staggered terms for the Board . . . . . . . . . . . . . . . . . . .18
         Restrictions on certain business combinations . . . . . . . . . . .18
         Supermajority votes required to change anti-takeover provisions . .18
         Limitation of the liability of officers and directors . . . . . . .18

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . .20

Company Shares Owned by Company Management . . . . . . . . . . . . . . . . .20
    Allocation of Services and Expenses. . . . . . . . . . . . . . . . . . .20
    Non-Arm's-Length Agreements. . . . . . . . . . . . . . . . . . . . . . .21
    Competition with the Company from Other Programs Organized by National .21

FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION . . . . . . . . . . . . . . . .21

    Fiduciary Responsibility of Management . . . . . . . . . . . . . . . . .21
    Indemnification of Officers and Directors of the Company . . . . . . . .21
    Officers and Directors Insurance . . . . . . . . . . . . . . . . . . . .22

FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . .22

                              TABLE OF CONTENTS

                                 (continued)



                                                                           PAGE
                                                                           ----
BUSINESS AND PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . . . .23

    The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
    Business of the Company. . . . . . . . . . . . . . . . . . . . . . . . .23
    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
    Management of the Properties since Foreclosure . . . . . . . . . . . . .25
    Efforts to Dispose of the Properties . . . . . . . . . . . . . . . . . .28
    Consolidation of the Properties. . . . . . . . . . . . . . . . . . . . .29
    The Residential Development Industry . . . . . . . . . . . . . . . . . .30
    The Lodging and Recreation Industry. . . . . . . . . . . . . . . . . . .31
    The Business Strategy. . . . . . . . . . . . . . . . . . . . . . . . . .34
    The Consolidated Business Plan . . . . . . . . . . . . . . . . . . . . .35
    Priority of Projects and Estimated Timetable . . . . . . . . . . . . . .40
    Types of Borrowing Required. . . . . . . . . . . . . . . . . . . . . . .42
    Impact of Interest Rates on the Company. . . . . . . . . . . . . . . . .43
    Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
    Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . .44

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES. . . . . . . . . . . . . . . . .44

    Investment Policies. . . . . . . . . . . . . . . . . . . . . . . . . . .44
    Financing Policies . . . . . . . . . . . . . . . . . . . . . . . . . . .45
    Miscellaneous Policies . . . . . . . . . . . . . . . . . . . . . . . . .46
    Working Capital Reserves . . . . . . . . . . . . . . . . . . . . . . . .46

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47

SELECTED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . .47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50

    Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
    Results of Operations - The Oceanside Program. . . . . . . . . . . . . .50
    Results of Operations - The Yosemite/Ahwahnee Programs . . . . . . . . .51
    Results of Operations - The Mori Point Program . . . . . . . . . . . . .51
    Results of Operations - The Sacramento/Delta Greens Program. . . . . . .51
    Liquidity and Capital Resources. . . . . . . . . . . . . . . . . . . . .52
    Historical Cash Flows. . . . . . . . . . . . . . . . . . . . . . . . . .54
    New Accounting Pronouncements. . . . . . . . . . . . . . . . . . . . . .54

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55

    Executive Officers and Directors . . . . . . . . . . . . . . . . . . . .56
    Directors and Executive Officers Compensation and Incentives . . . . . .59
    Stock Incentive Plan . . . . . . . . . . . . . . . . . . . . . . . . . .60

                              TABLE OF CONTENTS

                                 (continued)


                                                                           PAGE
                                                                           ----
    401(k) Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
    Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .62
    Limitation of Liability and Indemnification. . . . . . . . . . . . . . .63

PRIOR PROGRAMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .66

    Principal Shareholders . . . . . . . . . . . . . . . . . . . . . . . . .66
    Director and Officer Stock Ownership . . . . . . . . . . . . . . . . . .67

DESCRIPTION OF SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . .67

    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
    Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
    Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
    Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
    Certain Shareholder Voting Requirements. . . . . . . . . . . . . . . . .69
    Transfer Agent and Registrar . . . . . . . . . . . . . . . . . . . . . .69

THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69

    Offering of Units. . . . . . . . . . . . . . . . . . . . . . . . . . . .69
    Escrow Arrangements. . . . . . . . . . . . . . . . . . . . . . . . . . .70
    Concurrent Consent Solicitation. . . . . . . . . . . . . . . . . . . . .71

SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . . . . . . . .71

REPORTS TO SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . .72

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73

FURTHER INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .73

GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1



APPENDIX 1

Prior Performance Schedules. . . . . . . . . . . . . . . . . . . . . . . . A-1

                              TABLE OF CONTENTS

                                 (continued)

                                                                           PAGE
                                                                           ----
ACCOMPANYING THE PROSPECTUS

-    Subscription Order
-    Broker/Dealer Information Form
-    Instructions to Investors on How to Complete the Subscription Documents

THROUGHOUT THIS PROSPECTUS ARE REFERENCES TO THE "ACQUISITION" OR "ACQUISITION." THOSE REFERENCES RELATE TO THE COMPANY'S PROPOSAL TO CONSOLIDATE THE "TRUDY PAT"
  PROGRAMS NAMED ON THE COVER PAGE OF THIS PROSPECTUS. SEE THE ACCOMPANYING CONSENT SOLICITATION STATEMENT/PROSPECTUS DELIVERED WITH THIS PROSPECTUS FOR
                 FURTHER INFORMATION ABOUT THE ACQUISITION.

                                 PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARIZES MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS ELSEWHERE IN THIS PROSPECTUS.

THE OFFERING

     The Company is offering up to 1,000,000 units at $10 per unit to be issued exclusively to existing program investors. The offering is a "best efforts" offering with no minimum number of units which must be sold. There is no assurance that any proceeds will be received. No sales can be completed unless the Acquisition described in the accompanying Consent Solicitation Statement is approved. Each unit consists of one share and a warrant. For a period of two years, each warrant entitles the holder to purchase two shares of common stock at a per share purchase price equal to 80% of the closing price for the Company's common stock on the ______ on the trading date before the warrant exercise date. NASD broker-dealers will receive an aggregate of $0.70 per unit commission from the Company for any units sold with their help.

     If any funds are raised by the offering, they would be used to pay offering expenses, Acquisition expenses, property taxes due, and for working capital, as detailed in the Company's business plan. Any funds raised on exercise of warrants would be used for working capital.

SUMMARY RISK FACTORS

     The following is a summary of the potential disadvantages, adverse consequences and risks of an investment in additional shares. This summary is qualified in its entirety by the more detailed discussion in the section entitled "Risk Factors" contained in this prospectus beginning on page __.

     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. Initially, shares contained in the units may trade at prices substantially below the arbitrarily determined purchase price of $10 per unit or the assumed historical book value of the Company's assets if the Acquisition is completed. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares will likely decrease below the purchase price per unit of $10 due to a potentially large number of shares that investors may sell immediately after the Acquisition described in the accompanying Consent Solicitation Statement.


     THERE WERE CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the Company, and specifically the principal shareholders of Management Investors Financial, Inc. ("Management") will be subject to conflicts of interest. The founders of the Company, which include the principal shareholders and employees of the Company, will hold almost 20% of the

Company's outstanding stock for which they paid $0.01 per share. The principal stockholders of Management, together with other Company founders, will receive annual cash compensation aggregating $660,000 as officers and employees of the Company. While the Acquisition will relieve Management of its servicing and asset management obligations regarding the Company's properties, the Company will still owe Management over $1,300,000 of accrued but unpaid fees and expenses. Messrs. Lasker and Orth will be required to devote some of their time to other projects for which Management acts as servicing agent and asset manager.


     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the Acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the Company the debt service for which may adversely affect the Company's ability to make distributions to shareholders. The Company may incur full recourse debt which exposes all of the assets of the Company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.


     THE BOARD OF DIRECTORS MAY UNILATERALLY CHANGE IN INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES WITHOUT SHAREHOLDER APPROVAL. Although the board of directors of the Company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the Company without the consent of shareholders.


     THE COMPANY HAS NO OPERATING HISTORY. The Company was formed within the past year to take part in the Acquisition. It does not have the benefit of operating for a long time. This means that shares in the Company are much riskier than ownership of shares of established companies. If the Company had been operating as if it owned the properties which it desires to acquire through the Acquisition, it would have experienced losses to date.


     THERE WILL BE FUNDAMENTAL CHANGES IN THE BUSINESS PLAN IF THE ACQUISITION TAKES PLACE. Rather than being focused on a single property, the Company will be an infinite life entity focused on the management of at least five properties. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the Company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.


     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes to, or sales of, a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.


     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Future cash distributions will be based on the Company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.


     THERE WILL BE SIGNIFICANT REAL ESTATE RISKS ASSOCIATED WITH THE COMPLETION OF THE COMPANY'S PROPOSED BUSINESS PLAN. These include

     (i) the need to raise additional cash funds to pay delinquent property taxes on each of the properties, as well as keeping those property taxes current in the future (without needed cash, one or more properties may still be lost at a tax sale at below market prices);


     (ii) the need to pay for the costs associated with obtaining permits and government approvals to develop the Mori Point and Sacramento/Delta Greens properties (without such permits and approvals, such properties might have to be sold at prices below May 1997 appraised values);

    (iii) the cost of holding an inventory of residential lots at the Oceanside (presently $30,000 per month) or Sacramento/Delta Greens (presently $10,000 per month) properties; and


     (iv) payment of over $1,300,000 accrued fees and expenses to National and its principals which are not being forgiven in the acquisition. Additionally, there are specific risks related to each of the programs' properties more specifically described in "Risk Factors -- Real Estate Risks" commencing at page __.


     IT WILL BE DIFFICULT TO CHANGE MANAGEMENT DUE TO CERTAIN ANTI-TAKEOVER PROVISIONS IN THE COMPANY'S CHARTER DOCUMENTS AND IN THE DELAWARE LAW. These risks of management entrenchment include:


     (i) the ability of the board of directors to cause the company to issue additional shares or classes of shares which could dilute your voting power;


    (ii) the fact that only one-third of the board of directors is elected each year making it difficult for shareholder to quickly cause changes in management;


   (iii) restrictions on business combinations with holders of more than 15% of the outstanding voting stock of the company imposed by Delaware law; and


    (iv) changes to the company's certificate of incorporation relating to anti-takeover provisions required a two-third approval vote.


     For more details, see "Risk Factors -- Anti-Takeover Provisions and Limitation of Director Liability" commencing at page __.


THE COMPANY

     The Company was formed on August 6, 1997 to conduct the Acquisition. The founding shareholders of the Company are Yale Partnership for Growth and Development, L.P. and J-Pat, L.P., family partnerships established by David Lasker and James Orth, respectively, as well as other employees, consultants of Management, or the Company. The Company has no significant assets or liabilities and no operating history. The Company's principal executive offices are located at 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, telephone number 1-800-590-7772.

CURRENT STATUS OF THE PROPERTIES

     The properties owe a significant amount of delinquent property taxes totalling over $[1,082,000] all together as of December 31, 1997. In addition, working capital is needed for each of the properties. Only the Oceanside property has been self-sustaining through sales of lots and newly constructed homes. Other than that, only the golf course and recreational vehicle park portions of the Yosemite/Ahwahnee properties have any operating cash flow and that is not enough to cover operating expenses much less provide working capital needed to conceptually plan, comply with the governmental permitting requirements and eventually construct other improvements on the land.

     The properties to be acquired by the Company if the Acquisition is successful were appraised in May 1997. The Yosemite/Ahwahnee properties were also appraised in October 1996. The results of those appraisals are set forth in the table that follows:


                                                         May 1997
                 Property                             Appraised Value
                 --------                             ---------------
          Sacramento/Delta Greens                       $2,000,000
               Oceanside                                 2,850,000
          Yosemite/Ahwahnee I                            8,050,000(1)(2)
          Yosemite/Ahwahnee II                          12,866,000(1)(2)
               Mori Point                                5,500,000

----------------
(1) The October 1996 appraisal of the combined Yosemite/Ahwahnee properties yielded a $4,000,000 aggregate appraised value.
(2) Appraisals were conducted in May 1997. However, an appraisal of the Yosemite/Ahwahnee Properties was also conducted in October 1996, the results of which conflicted with the May 1997 appraisal. Faced with conflicting appraisals, to determine the appraised values for the Yosemite/Ahwahnee properties for purposes of the above table, National's management used the most conservative information presented in the appraisals unless a change in circumstances or market conditions for a particular parcel suggested one appraisal was more pertinent than another.

     The Oceanside property may be able to be sold for cash at, or in excess of, its May 1997 appraised value. The Sacramento/Delta Greens property may also be sold for a cash price approximating its May 1997 value but National believes that there will be more potential buyers if the final engineering and permitting processes are completed at a cost of approximately $175,000. Nevertheless, since the amount that might be realized on sale of either of these properties is substantially less than the outstanding investment, the sale of either of these properties at current prices will not yield all or a substantial portion of the investors' money at this time.


     Without an infusion of approximately $3,700,000 of capital, the Yosemite/Ahwahnee properties cannot reach a point where they are developed enough to eliminate losses from operations. For this reason, National made the determination to use the lower October 1996 valuation unless there was some significant intervening reason for accepting the May

1997 valuation for the separate parcels. The May 1997 appraisal was used for the golf course (because of improvements made after the October 1996 appraisal and increased usage of the course) and recreational vehicle park (because of increased sales after the October 1996 appraisal). The October 1996 appraisal was used for the estate lots and for the balance of the land. Although a buyer may be found at the assigned appraised value, this amount would not generate sufficient funds to return all or a substantial portion of the investors' money at this time.


     At present, Mori Point is vacant land with a proposal to be developed into a hotel/conference center. In order to continue the predevelopment effort, approximately $500,000 of capital is needed to proceed with the real estate permitting process and to establish a plan to protect the habitat of two endangered species that are located on the property. Although a buyer may be found at the May 1997 appraised value, it is the opinion of National that any buyer will insist that completion of a habitat conservation plan be a condition of the closing of the sale. Even a sale at the May 1997 appraised value would not generate sufficient funds to return all of the investors' money at this time.


     Attempts have been made to sell or develop on a joint venture basis all or portions of each of the properties. However, the offers have been rejected by investors (in the case of Sacramento/Delta Greens in 1994 and Mori Point in 1996) or inadequate (in the case of Oceanside) or not forthcoming at all (in the case of the Yosemite/Ahwahnee programs). See "Background and Reasons for the Acquisition -- Efforts to Dispose of the Properties." National continues to offer the Oceanside property for sale directly to homebuilders in the area. The Sacramento/Delta Greens property has been presented to several local area homebuilders in the last year without yielding any significant negotiations toward a sale. National continues to explore the possibility of selling this property, but, to date, no brokers have been hired because National has the resources to identify potential buyers for a project of this type. Although the estate lots have been listed with a broker for sale, National has made no significant efforts to interest potential buyers or joint venture partners in the Yosemite/Ahwahnee properties as a package because it does not believe the properties are ready for sale until further development of the recreational vehicle spaces and planned timeshare program is complete. Joint venture partners willing to become associated with the unwieldy tenancy-in-common ownership structure which requires so many persons to approve any significant action have been difficult to locate. Currently, the Yosemite/Ahwahnee properties experience a steady negative cash flow which few, if any, buyers are willing to accept. Only offers for certain of the estate lots have been received. No offers have been received for the Yosemite/Ahwahnee properties as a package. For a period of Year in 1992 to 1993, the Mori Point property was listed with Grubb & Ellis, a reputable commercial broker. No offers were received. The brokerage contract was not renewed, and no recent efforts have been made to sell it because the investors instructed National to continue to pursue obtaining the necessary governmental permits to develop a hotel/conference center on the property.

     The Acquisition has been proposed because Management and the Company believe that the properties, when combined and used or sold for their mutual benefit instead of separately operated or sold, can be sold and/or developed in a way that will increase the overall value available to investors. The Acquisition provides an alternative way to achieve the investors' goal of achieving a return all or substantially all of their original principal. While there can be no assurance that the Company will achieve that goal for investors through its stock price, continuing to attempt to achieve the investors' goals for each property separately does not appear to provide any likelihood of achieving that objective. If the Acquisition occurs, the properties and assets belonging to the programs will all become assets of the Company, and you will be shareholders of the Company. The value of the Company will be reflected in the market value of its shares. Thus, through the market value of the shares, you may receive a higher percentage of your outstanding investment than you might receive if the properties were operated or sold within their separate programs. However, it is not known what the market price for the shares will be and therefore it cannot be known whether the value of the shares allocated to each program will ever exceed the price that the properties might bring in a cash sale.

EXPERIENCE OF MANAGEMENT

     The key executive officers are David G. Lasker, James N. Orth, L.C. "Bob" Albertson and Mark C. Kawanami. None of these officers has experience in operating or developing each type of property to be acquired by the company. However, collectively, they have the necessary experience to operate or develop, or supervise the operation or development of, each type of property. Messrs. Lasker and Orth have been principally responsible for management since title to the properties was obtained from the original borrowers on behalf of the investors. Neither Mr. Lasker nor Mr. Orth are experienced home builders. With regard to the proposed activities at the Yosemite/Ahwahnee properties, they have been actively involved in obtaining necessary permits and construction services, recreational vehicle membership sales and site management, golf course management and marketing, lot sales and timeshare studies. L.C. "Bob" Albertson, the Executive Vice President of the Company, has been involved as an executive in all aspects of the home building industry for over 30 years. In that time, he has used traditional financing arrangements, as well as options and non-recourse seller financing, to acquire, and build residences on, real estate. Mark Kawanami, Vice President of the Company, has been involved in the financial aspects of the residential real estate business for over ten years. None of the officers have extensive experience in the development, marketing and management of a recreational vehicle park or timeshares. However, consultants will be hired to provide those skills and services as needed. See "Management" at page __ and "Prior Programs" at page __ for further information about the experience of management.


ORGANIZATION CHART


     After the Acquisition, 80.16% (83.85% assuming all units are sold) of the Company's outstanding shares will be owned by the investors and 19.84% (14.17% assuming all units are sold) will be owned by the founders of the Company. Management of the properties will be coordinated through a to-be-formed wholly-owned subsidiary to be named American Family Communities, Inc. Title to the properties will be held by, and day-to-day operations will be conducted through four separate wholly-owned subsidiaries of American Family Communities, Inc. The ownership and organization of the Company after the Acquisition will be as follows:

  -----------------  --------------------  ----------------   ---------------
                       Yale Partnership
                        for Growth and       J-Pat, L.P.       Consultants
     All Programs'     Development, L,P.    (controlled by      and other
       Investors        (controlled by       James Orth, a     Employees of
                        David Lasker, a      principal of      National or
                        Principal of           National          Company
                          National
  -----------------  --------------------  ----------------   ---------------
      80.16%              8.01%               8.01%              3.82%
     (85.83% if all      (5.72% if all       (5.72% if all      (2.73% if all
      units sold)         units sold)         units sold)        units sold)
  ---------------------------------------------------------------------------
                            American Family Holdings, Inc.
  ---------------------------------------------------------------------------
                                             100%
                            -------------------------------
                                  American Family
                                 Communities, Inc.(1)
                            -------------------------------
                                             100%
  -----------------  --------------------  ----------------   ---------------------
    Delta Greens        Yosemite Woods     Oceanside Homes       Mori Point
    Homes, Inc.(2)      Family Resort,         Inc.(2)        Destinations, Inc.(2)
                           Inc.(2)
  -----------------  --------------------  ----------------   ---------------------


----------------
(1) A subsidiary formed to coordinate the management and operation of the properties.
(2) Subsidiaries formed to hold title to the various properties and to conduct the day-to-day operations.

SUMMARY OF BUSINESS PLAN

     Our objective is to preserve as much of the investors' original principal as is possible and improve the value and performance of the properties currently held by the programs in the following ways:

     -    By developing selected properties for their highest and best use;

     -    By increasing the current cash flow from the operating assets;

     -    By maximizing the potential profit margins of for-sale products;

     - By raising funds for the Company's operations through a strategic combination of sales of units to existing investors through this prospectus and the sale of selected real estate assets acquired from the programs to outside buyers; and

     - By acquiring other projects or assets which are consistent with our objectives and business plan.

     RESIDENTIAL DEVELOPMENTS. We plan to continue to build homes for sale on the Oceanside Property and seek buyers for the remaining lots. By using the funds available from the sale of the units or from the sale of certain assets of the programs, we expect to complete the permitting process and start construction of single-family lots of the Sacramento/Delta Greens project. Alternatively, we may sell the project in bulk to raise operating funds. Cash flow from sales of single-family homes and lots would continue our growth and build value.

     RESORT DEVELOPMENTS. We will enhance the value of Yosemite/Ahwahnee by continuing to develop the project. While the project itself presently has little cash available for capital improvements, we believe the highest potential rewards lie in this segment of the Company's asset base. By using the funds available from the sale of the units or from the sale of certain assets of other programs, we will aggressively seek timeshare approvals at Yosemite/Ahwahnee and will continue to sell memberships and build recreational vehicle sites. Using some of such funds, we will also continue to process the necessary approvals for the Mori Point asset which we believe has the potential to attract industry-oriented joint venture partners or purchasers. In the future, we may also target additional resort or over-night-stay projects for potential Acquisition or joint venture. See "Business and Properties -- Properties" at page __ and "-- Consolidation of the Programs" at page __ for further details regarding all of the properties.

     MANAGEMENT. The Board of Directors will oversee the management of the Company. After the Acquisition all directors will be elected by the shareholders. The Board will consist of six directors, including three directors who are independent of the Company. For background on management of the Company and their compensation, see "Management Following the Acquisition" at page __.

CONCURRENT CONSENT SOLICITATION

        By a separate Consent Solicitation Statement/Prospectus, the Company is offering shares of its Common Stock in exchange for the assets (including cash on hand), certain liabilities and business activities owned by investors in the five "Trudy Pat" programs named above. For that proposed Acquisition, the Company will issue $[20,012,475] of its shares of Common Stock arbitrarily valued at $10 per share. The purpose of the Acquisition is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, and provide the investors with potential liquidity for their investments. IF INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE PROGRAMS DO NOT VOTE TO APPROVE THE ACQUISITION, THE ACQUISITION WILL NOT TAKE PLACE. IF THE ACQUISITION DOES NOT TAKE PLACE, NONE OF THE SHARES OFFERED BY THIS PROSPECTUS WILL BE SOLD. See the Company's Consent Solicitation Statement/Prospectus delivered with this Prospectus for further information about the Acquisition.

SUMMARY FINANCIAL INFORMATION

     We are providing the following summary financial information to aid you in your analysis of the financial aspects of the acquisition. This information was derived from our pro forma and historical financial statements (and related notes) found later in this prospectus and should be read in conjunction with that information. See "Financial Statements" beginning on page F-1. The historical financial statements for the full year were audited; those for interim periods and those showing pro forma information were not audited. The unaudited financial information reflects all adjustments (consisting only of normal recurring accruals) which are considered necessary to present fairly the financial information for the periods. The results of any interim period are not necessarily indicative of results for a full year, and historical and pro forma results do not predict future results.

                             COMPANY PRO FORMA            THE ACQUISITION HISTORICAL
                             -----------------    ------------------------------------------
                                Year Ended                       Years Ended
                             December 31, 1997                   December 31
                             -----------------    ------------------------------------------
                              THE ACQUISITION         1997           1996           1995
                             -----------------    ------------   ------------   ------------
Revenues                       $  5,193,012       $  5,193,012   $  6,213,299   $  6,333,143
Cost of sales                     4,081,530          4,081,530      5,224,186      5,346,735
                               ------------       ------------   ------------   ------------
Gross profit                      1,111,482          1,111,482        989,113        986,408

Expenses:
  Selling, general and
    administrative                5,005,566          3,781,566      3,436,719      2,033,496
  Land write-down                 1,299,651          1,299,651        845,000              -
  Management fees                         0            650,000        650,000        650,000
                               ------------       ------------   ------------   ------------
Total expenses                 $  6,305,217       $  5,731,217   $  4,931,719   $  2,683,496

Net interest income                  28,274             28,274         63,518        135,875
                               ------------       ------------   ------------   ------------
Net loss                         (5,165,461)      $ (4,591,461)  $ (3,942,606)  $ (1,561,213)
                               ------------       ------------   ------------   ------------
                               ------------       ------------   ------------   ------------
Net loss per share                    (2.07)               N/A            N/A            N/A
                               ------------
                               ------------
Average number of
  shares outstanding            [ 2,496,566]               N/A            N/A            N/A
                               ------------
                               ------------
Balance Sheet Data:
  Cash and cash
    equivalents                     161,328            156,375        863,373            N/A
  Total real estate              20,987,904         19,559,403     19,953,557            N/A
  Total assets                   25,085,663         23,596,673     25,869,260            N/A
  Total debt                        340,563            340,563        424,767            N/A
  Total liabilities               5,012,699          5,958,810      4,415,241            N/A
  Stockholders'/
  owners' equity                 20,072,964         17,637,863     21,454,019            N/A

Other Data:
  Cash provided by operating
    activities                   (1,586,022)        (1,236,022)      (616,257)       652,473
  Cash used in
    investing activities           (163,264)          (163,264)      (186,211)      (436,545)
  Cash provided by
    financing activities            691,102            691,102        642,815        115,311



[NOTE THAT THE AVERAGE NUMBER OF SHARES OUTSTANDING WILL CHANGE AS WE RECALCULATE EXCHANGE VALUES UNTIL WE GO EFFECTIVE. THAT'S WHY THEY ARE BRACKETED.]

                                    RISK FACTORS

     AN ADDITIONAL INVESTMENT IN THE COMPANY INVOLVES CERTAIN RISKS. YOU COULD LOSE ALL, OR A SIGNIFICANT AMOUNT OF THE REMAINING VALUE, OF YOUR INVESTMENT IF THE COMPANY IS NOT SUCCESSFUL, IF THE STOCK MARKET DECLINES OR IF REAL ESTATE VALUES IN CALIFORNIA DECLINE FURTHER. YOU SHOULD READ THIS ENTIRE PROSPECTUS.

     IN THE FOLLOWING RISK FACTORS, AND ELSEWHERE IN THIS PROSPECTUS, THE COMPANY OR ITS REPRESENTATIVES HAVE MADE FORWARD-LOOKING STATEMENTS REGARDING VARIOUS BUSINESS PLANS, TYPES OF INVESTMENTS TO BE MADE AND HYPOTHETICAL RESULTS OF OPERATIONS OR SALES OF PROGRAM PROPERTIES. THE STATEMENTS ARE QUALIFIED BY THE "RISK FACTORS" DISCUSSED BELOW. THESE FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED. YOU SHOULD NOT RELY ON THE COMPANY'S STATEMENTS OR PLANS AS A PREDICTION OF ACTUAL RESULTS.

GENERAL RISKS

     THE SHARES MAY TRADE INITIALLY AT PRICES SUBSTANTIALLY BELOW THE ARBITRARILY DETERMINED PURCHASE PRICE OF $10 PER UNIT. The shares have never been sold in a public securities market. There is no guaranty that a liquid trading market will develop, or be sustained, for the shares. If the shares trade, the initial trading price is likely to be substantially less than the arbitrary purchase price of $10 per unit or the book value of the Company's assets. The market price of the shares would likely be less after the Acquisition if investors decide to sell a large number of the shares shortly after the Acquisition. Therefore, the shares may be worth less than $10 in the open market.

     MANAGEMENT WILL HAVE CONFLICTS OF INTEREST. After the Acquisition, the executive officers of the Company will hold almost 18.23% of the Company's stock for which they paid $0.01 per share. Other Company founders will hold approximately 1.6% of the outstanding shares of the Company for which they also paid $0.01 per share. The executive officers of the Company will receive annual cash compensation aggregating $660,000 as officers and employees of the Company. While the Acquisition will relieve Management of its servicing and property management obligations, the Company will still owe Management and its affiliates over $1,300,000 of accrued but unpaid fees and expenses. In addition, the founders of the Company may not always have the ability to make decisions for the Company without thinking of the consequences to themselves.

     Messrs. Lasker and Orth, as well as certain other employees of National who will become employees of the Company, will be required to provide on-going attention to the properties of five other projects for which National acts as servicing agent and asset manager. As a consequence, from time to time Messrs. Orth and Lasker will be required to devote attention to matters not related to the business of the Company.

     For additional information concerning the potential conflicts between Management and the investors and the procedures adopted to mitigate the impact of these conflicts on the Acquisition, see "Conflicts of Interest" at page __.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the Acquisition, the properties will not be subject to any liens other than possible mechanics' liens and liens imposed as a result of an aggregate of approximately $[1,082,000] in property taxes owed as of December 31, 1997. However, the Board of Directors could allow the Company to borrow using the Company's real estate assets as security. The more debt a Company has, the more of its cash flow is necessary to be used to pay down such debt. If cash flow cannot cover debt repayment, the Company could lose those assets to creditors. If potential lenders or providers of equity believe that the company has too much debt, further financing may become unavailable or prohibitively expensive. There is no limitation on the amount of debt the Company may incur. See "Policies with Respect to Certain Activities - Financing Policies" at page __.

     THE BOARD OF DIRECTORS WILL HAVE THE ABILITY TO CHANGE INVESTMENT, FINANCING AND OTHER POLICIES OF THE COMPANY WITHOUT SHAREHOLDER CONSENT. The Board will determine major Acquisition, financing, debt and distribution policies of the Company. The Board may amend or revise these policies as well as the business plan without shareholder approval. You will have no direct control over these changes. See "Business and Properties" at page __ and "Policies with Respect to Certain Activities" at page __.

     THE COMPANY HAS NO OPERATING HISTORY. The Company was formed within the past year to take part in the Acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the Company are much riskier than ownership of shares of established companies. If the Company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.

     NO RIGHT TO VOTE ON MATTERS AFFECTING PROPERTIES; REDUCED VOTING POWER.
You will not be able to vote on changes to, or dispositions of, a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.

     NO ASSURANCE OF FUTURE CASH DISTRIBUTIONS. Future cash distributions will be based on the Company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a particular property were to perform well, there is no assurance that there would be cash distributions to you. The Company will not use the proceeds from the sale of units to pay amounts owing to Management. Management will be paid only from Company operating revenue or from proceeds of the sale of assets.

REAL ESTATE RISKS ASSOCIATED WITH ALL PROPERTIES

     ALL OF THESE FACTORS CAN AFFECT OUR REVENUES, PROFITS AND DIVIDEND DISTRIBUTIONS, IF ANY, AND THE VALUE OF YOUR INVESTMENT.

     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the Company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of December 31, 1997: Sacramento/Delta Greens - approximately $45,000; Oceanside - approximately $55,000; Yosemite/Ahwahnee (combined) - approximately $684,000; and Mori Point - approximately $298,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $248,000. In the case of Sacramento/Delta Greens and Mori Point, Management has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities. It plans to do the same with Yosemite/Ahwahnee shortly.

     UNITS OR CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[11,400,000] from sale of the units or from sale of certain assets of the programs become available, the Company will not be able to proceed with its entire business plan and properties might be lost to tax sales before sales to third parties can be arranged. The Company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Other than a construction loan source for the Oceanside project, neither the programs nor the Company have received any commitment from other sources.

     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the Company's sale of residential lots.

     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The Company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The Company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the Company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.

     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future. See "Business and Properties - Investments in Real Estate or Interests in Real Estate" at page __. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.

     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. We presently conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.

     WHEN THE ACQUISITION IS COMPLETED, MANAGEMENT AND ITS PRINCIPALS WILL BE OWED $1,381,881 BY THE COMPANY. This represents accrued fees and expenses from the programs which Management has not cancelled. This amount is due and payable and the Company intends to start paying it after the Acquisition, but only from operating revenues or proceeds from the sale of assets, but not from working capital generated by the proceeds of unit sales.

REAL ESTATE RISKS OF SPECIFIC PROPERTIES

     ALL OF THESE FACTORS CAN AFFECT OUR REVENUES, PROFITS AND DIVIDEND DISTRIBUTIONS, IF ANY, AND THE VALUE OF YOUR INVESTMENT.

     SACRAMENTO/DELTA GREENS

     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require the filing of a final map and obtaining building permits from county and city real estate planning authorities. The existing tentative map approval does not entitle the property owner to build on the property. The tentative tract map for the Sacramento/Delta Greens property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat. The longer this process takes, the longer it will be until the Company can make money from the property.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the Company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged $10,000 per month over the past three years.

     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the Company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.

     Sacramento/Delta Greens is a proposed residential developments and represents over 8.4% of the assets of the Company. Although there can be no assurances and net revenues from Sacramento/Delta Greens may equal or exceed $3,600,000 over the following 36 months.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) finance engineering and endangered species studies (estimated by management to cost approximately $124,800), (ii) finance planning for final approvals (estimated by management to cost approximately $51,700), and (iii) finance utilities and roads and the construction of homes (estimated by management to cost approximately $3,000,000 on a phased basis). Another risk is whether the lots to be developed will appeal to project builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.

     ANY OF SUCH RISKS COULD MAKE THE PROPERTY, OR ANY PORTION OF IT, UNSALABLE OR SIGNIFICANTLY REDUCE ITS VALUE TO A PROSPECTIVE PURCHASER.

     OCEANSIDE PROPERTY

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the Company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged $30,000 per month over the past three years.

     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the Company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.

     Oceanside is a proposed residential development and represent over 21.75% of the assets of the Company. Although there can be no assurances and net revenues from Oceanside are expected to be in excess of only $5,000,000 over the following 36 months.

     ADDITIONAL SPECIFIC RISKS. There is a risk that enough investment money may not be available to obtain a construction loan and begin construction of the next tract of homes (estimated by management to be approximately $700,000 of equity). There is also a risk that finished lots or completed homes will not be marketable at a profit or that home financing will not be available at affordable rates. There is also strong nearby competition.

     ANY OF SUCH RISKS COULD MAKE THE PROPERTY, OR ANY PORTION OF IT, UNSALEABLE OR SIGNIFICANTLY REDUCE ITS VALUE TO A PROSPECTUS PURCHASER.

     YOSEMITE/AHWAHNEE PROPERTIES

     PERMITS TO DEVELOP THE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 45 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Additional planned usage such as timeshare will require extensive county and state approvals.

     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the Company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the Company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the Company.

     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. Management estimates that the value of the golf course will be less than 5% of the assets of the Company.

     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the Company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the Company's revenues.

     The recreational vehicle park at Yosemite/Ahwahnee may generate as much as ten percent of the revenue of the Company, yet this portion of the project represents less than five percent of the assets of the Company.

     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.

     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.

     We do not have an exchange network to enhance marketing appeal. If we cannot offer such a network in the future, we may be at a competitive disadvantage.

     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.

     Timeshare development is planned for Yosemite/Ahwahnee. Since the project is not yet permitted for timeshare, there has been no allocation of assets. Should timeshare be approved, the Company anticipates that a significant portion of the revenue of the Company will be derived from sales of timeshare units, possibly in excess of 25%.

     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations of the golf course (estimated by management at approximately $150,000) annually, (ii) construct an additional planned 100 recreational vehicle sites (estimated by management to cost approximately $700,000), and (iii) obtain approvals for and construction of the first group of timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.

     ANY OF SUCH RISKS COULD MAKE THE PROPERTY, OR ANY PORTION OF IT, UNSALEABLE OR SIGNIFICANTLY REDUCE ITS VALUE TO A PROSPECTUS PURCHASER.

     MORI POINT PROPERTY

     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the Company will have to be revised or abandoned. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and applicable county or city real estate planning agencies is expensive and time consuming. Mori Point had a specific plan and tentative map to build a hotel/conference center which expired in 1991. These approvals must be reinstated prior to construction on the property. Such reinstatement will be complicated by the existence of two endangered species living on the property.

     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the Company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the Company's revenues. In the resort and hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.

     Mori Point represents over 20% of the assets of the Company and, assuming it is operated as a hotel/conference center, its revenues may exceed 20% of the total revenues of the Company upon completion of the project.

     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its proposed use from the City is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction of the hotel/conference center. Finally, there is a risk that the proposed hotel/conference center may not be profitable.

     ANY OF SUCH RISKS COULD MAKE THE PROPERTY, OR ANY PORTION OF IT, UNSALEABLE OR SIGNIFICANTLY REDUCE ITS VALUE TO A PROSPECTUS PURCHASER.

ANTI-TAKEOVER PROVISIONS AND LIMITATION OF DIRECTOR LIABILITY

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:

     ADDITIONAL CLASSES OF SHARES. Under the Company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.

     STAGGERED TERMS FOR THE BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the Company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The Company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% of the outstanding voting stock of the Company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the Company.

     SUPERMAJORITY VOTES REQUIRED TO CHANGE ANTI-TAKEOVER PROVISIONS. Changes to the Company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the Company's voting stock. This restriction also may deter potential purchasers who seek control of the Company.

     LIMITATION OF THE LIABILITY OF OFFICERS AND DIRECTORS. In addition to the anti-takeover provisions, the Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders.

CAPITALIZED TERMS USED THROUGHOUT THE REST OF THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY LOCATED AT THE END OF THE PROSPECTUS, JUST BEFORE THE FINANCIAL STATEMENTS.

                                  USE OF PROCEEDS

     There can be no assurance that any units will be sold in this offering.
The net proceeds of the offering will be used in the order of priority set forth in the following table. If all units are sold through the efforts of broker-dealers, the Company will receive $9,300,000 before estimated offering expenses of $400,000. The net proceeds from the sale of the units offered hereby will be prioritized as set forth in the table below:


                                                        ESTIMATED AMOUNT
                                                        ----------------
     Acquisition expenses                                 $    800,000
     Offering expenses                                         750,000
     Property taxes due for 1997-98:
          Yosemite/Ahwahnee I and II                           200,000
          Sacramento/Delta Greens                               40,000
          Mori Point                                           140,000
          Oceanside                                             20,000
     General and administrative(1) (one year)                1,800,000
     Yosemite/Ahwahnee I and II
          Entitlement processing                               300,000
          Infrastructure improvements                        2,700,000
          Construction costs                                   700,000
     Sacramento/Delta Greens
          Entitlement processing                               175,000
     Mori Point
          Entitlement processing                               500,000
     Oceanside
          Infrastructure improvements                          700,000
     Working capital                                           475,000
                                                          ------------
          TOTAL                                           $  9,300,000
                                                          ------------
                                                          ------------


----------------
(1) Of this amount, approximately $750,000 is expected to be used to pay Company officers' salaries and reimburse Company officers' for normal business expenses incurred in the operation of the Company.

     The above amounts are estimates and management of the Company may revise these priorities and amounts as necessary to fulfill the best interests of the Company.

     Except to the extent used to pay future salaries and reimburse officers for future out-of-pocket expenses, none of the proceeds will be allocated to officers, directors or principal shareholders of the Company.

                                  DIVIDEND POLICY

     The Company has no plans to pay dividends in the foreseeable future. Funds otherwise available for dividends will be utilized to potentially increase Share value through Acquisition and development. The effect of this policy will be that, as Company real estate assets are sold, unlike in the Programs, no cash distributions will be made to Investors.

                               CONFLICTS OF INTEREST

     A number of potential conflicts of interest are inherent in the relationship between the Company's management and its shareholders. The conflicts of interest are summarized below.

COMPANY SHARES OWNED BY COMPANY MANAGEMENT

     Family partnerships controlled by David G. Lasker and James N. Orth (the shareholders of Management) presently own, in the aggregate, [400,014] shares of the Company's Common Stock. That represents over 75% of the Company's outstanding stock. On the basis of a $10 per share value, such shares would be deemed to have a value of $[4,000,140]. They paid, out-of-pocket, $0.01 per share for the stock. After the Acquisition, these family partnerships will each control 8.01% of the Company's outstanding stock (5.72% if all the units offered hereby are sold). In addition, in the formation period of the Company, L.C. Albertson, Jr., Executive Vice President of the Company, and Mark K. Kawanami, Vice President of the Company, have purchased 54,118 and 1,000 shares, respectively, at $0.01 per share. Mr. Albertson will control 2.17% (1.55% if all the units are sold) of the Company's outstanding stock after the Acquisition, and Mr. Kawanami will control less than one percent. Due to such significant shareholdings by management, some decisions could be affected by the results such decisions could have on members of management. See "Fiduciary Responsibilities and Indemnification."


ALLOCATION OF SERVICES AND EXPENSES

     In addition to Messrs. Lasker and Orth, other employees of National who will become employees of the Company currently provide investor relations, accounting and office administration services related to the operation of other programs which will not be included in the Acquisition. These Programs were also formed by National. If the Acquisition is consummated, these employees of National who will become employees of the Company will continue to provide services related to non-participating programs. As a result, possible conflicts of interest may arise regarding allocation of services of these employees between the Company, National and the non-participating programs. At this time, the allocation of services between the Company and National's other programs is not susceptible to meaningful quantification.

NON-ARM'S-LENGTH AGREEMENTS

     All agreements and arrangements, including those relating to compensation, between the Company and employees of the Company who are also employees of National will not be the result of arm's-length negotiations.

COMPETITION WITH THE COMPANY FROM OTHER PROGRAMS ORGANIZED BY NATIONAL

     National will retain the servicing agent and asset management responsibilities for the following five other projects: two undeveloped projects that are zoned for single-family residential use (totalling over 30 acres) an undeveloped 6-acre project that is zoned for commercial use, located in Victorville, California; an undeveloped 660-acre project with a vesting, tentative map for 1,330 single-family mixed units with a golf course and amenities that is located in Contra Costa County, California; and an undeveloped 800-acre project with an application for a vesting tentative tract map for 539 single-family detached, large lot, equestrian-oriented residential lots located in Palmdale, California. Some or all of these projects may be available for future Acquisition by the Company or its subsidiaries. However, National will continue to apply time and resources to the management of these projects. In order to do this, they will require the on-going attention of Messrs. Orth and Lasker, as well as some of the personnel expertise that may also be employed by the Company or its subsidiaries. It is anticipated that there will be minimal conflicts; however, in their capacities as officers of National, Messrs. Lasker and Orth are, committed to continue to provide the same quality of service for these projects as it has in the past.

                    FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION

FIDUCIARY RESPONSIBILITY OF MANAGEMENT

     The directors and officers of the Company, in exercising the powers and responsibilities of managing the Company, owe the Company and its shareholders a duty of care and a duty of loyalty.

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY

     Under the so-called "business judgment rule," which could apply to the officers and directors of the Company, the officers and directors of the Company may not be liable for errors in judgment or other acts or omissions made in good faith which are done in a manner they believe to be in the best interests of the Company and are performed with the care that an ordinarily prudent person in a like position would use under similar circumstances. In the event any legal action were brought against officers or directors of the Company, they might be able to assert defenses based on the business judgment rule.

     According to the Charter Documents, officers and directors and other agents of the Company are entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorneys' fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person. See "Management -- Limitation of Liability and Indemnification."

     The indemnification provided by the Charter Documents is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of the indemnification provisions contained in the Charter Documents will not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to any provisions described in this Prospectus or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OFFICERS AND DIRECTORS INSURANCE

     The Company intends to obtain insurance for the benefit of the Company's officers, directors and other agents relating to the liability of such persons. Such insurance would insure the officers, directors and agents of the Company from any claim arising out of an alleged wrongful act by such persons while acting as officers, directors or agents of the Company, and the Company to the extent that it has indemnified the officers, directors and agents for such loss.

                             FORWARD-LOOKING STATEMENTS

     THE COMPANY (OR ITS REPRESENTATIVES) FROM TIME TO TIME MAY MAKE OR MAY HAVE MADE CERTAIN FORWARD-LOOKING STATEMENTS, WHETHER ORALLY OR IN WRITING, INCLUDING WITHOUT LIMITATION, STATEMENTS IN THIS PROSPECTUS OR OTHERWISE RELATING TO THE BUSINESS PLAN OF THE COMPANY, ADVANTAGES THAT ARE EXPECTED TO BE REALIZED BY THE ACQUISITION, ESTIMATES OF REAL ESTATE VALUES, ESTIMATES OF POTENTIAL FINANCIAL RESULTS FROM OPERATIONS OR FROM SALES OF REAL ESTATE, PRO FORMA FINANCIAL RESULTS AND OTHER MATTERS. SUCH STATEMENTS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, AND ARE ACCOMPANIED BY, THE FACTORS DISCLOSED UNDER THE HEADING "RISK FACTORS." SUCH FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY
FROM THOSE RESULTS CONTAINED IN SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION TO THE "RISK FACTORS," INTERNAL AND EXTERNAL FACTORS SUCH AS, BUT NOT LIMITED TO, THE FOLLOWING MAY ADVERSELY AFFECT SUCH FORWARD-LOOKING STATEMENTS: (I) EXPECTED GREATER AVAILABILITY OF FINANCING TO THE COMPANY MAY NOT MATERIALIZE;
(II) COMPETITIVE PRESSURES MAY INCREASE SIGNIFICANTLY; (III) THERE MAY BE UNEXPECTED COSTS OR OTHER DIFFICULTIES RELATING TO THE CONSOLIDATION OF THE BUSINESS PLAN; (IV) CHANGES IN THE INTEREST RATE ENVIRONMENT MAKE FINANCING MORE DIFFICULT OR IMPOSSIBLE; (V) GENERAL

ECONOMIC CONDITIONS DETERIORATE RESULTING IN, AMONG OTHER THINGS, A DETERIORATION OF REAL ESTATE VALUES; (VI) LEGISLATIVE OR REGULATORY CHANGES ADVERSELY AFFECTING THE COMPANY'S BUSINESS; AND (VII) CHANGES IN THE SECURITIES MARKETS. EXCEPT TO THE EXTENT REQUIRED TO KEEP THIS PROSPECTUS FROM BEING MATERIALLY MISLEADING WHILE THE OFFERING IS OPEN OR TO COMPLY WITH EXCHANGE ACT REPORTING REQUIREMENTS, FORWARD-LOOKING STATEMENTS SHOULD NOT BE RELIED UPON AS A PREDICTION OF ACTUAL RESULTS.



                              BUSINESS AND PROPERTIES

THE COMPANY

     The Company was formed as a Delaware corporation named American Family Holdings, Inc. on August 6, 1997 to conduct the Acquisition. It currently files no reports with the Commission under the Exchange Act. It will operate as a holding Company, with actual day-to-day management of the operations of the Properties being handled by a to-be-formed wholly-owned subsidiary named American Family Communities, Inc. ("AFC"). Upon completion of the Acquisition, the Properties will be held and operated through four separate subsidiaries of AFC, namely Delta Greens Homes, Inc. (Sacramento/Delta Greens Property), Yosemite Woods Family Resort, Inc. (Yosemite/Ahwahnee Properties), Oceanside Homes, Inc. (Oceanside Property) and Mori Point Destinations, Inc. (Mori Point Property).

BUSINESS OF THE COMPANY

     Upon completion of the Acquisition, the Company will be a diversified real estate Company involved in the residential development industry, as well as the lodging and recreational industries. Its overall initial objective will be to consolidate the various business plans of the Programs into a unified Company business plan with the ultimate goal of creating sufficient value in the Company's Shares to allow for Investors in the Programs to have the ability to recover a significantly larger portion of their Outstanding Investments in such Programs than if the Acquisition did not occur.

     As a part of its plan, in the future the Company may seek to acquire certain assets and properties that are synergistic and add value to the Company in accordance with its overall business plan. Some of such properties could be properties owned by tenants-in-common lenders in other programs sponsored by National. It may also seek to acquire and develop additional properties that take advantage of its expertise or its competitive position in order to enhance its financial performance. Such additional Acquisitions may include, but are not limited to: (a) resort-oriented properties, such as hotels; (b) extended-stay-oriented properties, such as recreational vehicle or timeshare facilities; (c) leisure-oriented properties, such as golf courses and recreation facilities; and (d) residential development properties. The Company may also purchase or form adjunct businesses to supplement and enhance these types of properties, such as customer financing, loan servicing, mortgage brokerage, real estate brokerage, property management, merchandising, marketing and telecommunications. In making such acquisitions, to the extent possible, the Company will attempt to use shares of its common stock for some or all of the purchase price. This would result in a dilution of the voting power of then-existing investors in the Company.

     Some of the risks which the Company may face if it makes the Acquisitions described above include, but are not limited to: (a) the professional service fees and financing costs which the Company would incur to complete such Acquisitions; (b) significant competition from other resort-oriented, extended-stay oriented, leisure-oriented, and residential properties; (c) lack of management experience in operating such businesses to the extent that experienced personnel cannot be acquired at the time of the Acquisition; (d) dilution of Investors' voting rights to the extent that the Company's common stock is used for such Acquisitions; and (e) costs of on-going compliance with applicable government regulation of consumer finance, real estate brokerage or telecommunications activities. Any of such risks, together with additional risks which may be identified in the future, could prevent the Company from accomplishing potential future Acquisitions.

PROPERTIES

     If the Acquisition is approved, the Company will purchase the Properties in their "as is" condition from the Investors in the Programs, except that any remaining Investors' liens will be removed. Upon completion of the Acquisition, the Company, through its subsidiaries, will own four Properties which are described below.

     SACRAMENTO/DELTA GREENS PROPERTY. The Sacramento/Delta Greens Property consists of a 121-acre site in South Sacramento, California, located approximately one-half mile east of Interstate 5. Except for property tax liens, the Property is unencumbered by liens and is subject to no leases, sales contracts or options. It has a revised and approved tentative tract map from the City of Sacramento for over 500 lots for the construction of single-family homes. The area in which the Property is located is populated primarily by lower to lower-middle income workers with combined family incomes of $25,000 to $35,000. The nearby Meadowview has a reputation as a high crime area, but an active community effort is underway to upgrade the community identity.

     OCEANSIDE PROPERTY. The Oceanside Property consists of one remaining tract of 111 residential lots known as the "Symphony" tract. The Property is located in the east-central portion of the city of Oceanside, California, some five miles east of the downtown area. There are several homebuilding companies building competitive single-family residences in the immediate area surrounding the property.

     In addition to a property tax lien, the Property is presently encumbered by a first lien in the amount of $27,100,000 which is held by Management for the benefit of the Oceanside Program's Investors. That lien will be extinguished in the Acquisition so that the Company will own the Property free of encumbrances other than property taxes. The Symphony tract of the Property is for sale.

     YOSEMITE/AHWAHNEE PROPERTIES. The Yosemite/Ahwahnee Properties consist of approximately 1,650 acres divided into two parcels, one containing 660 acres and one containing

990 acres. The 660 acre parcel was intended to be developed with 218 residential estate lots, 1-3 acres in size. Of the 58 completed lots in this portion of the property, 23 have been sold. The balance of the project consists of approximately 990 acres which has been partially developed into an 18-hole golf course, a clubhouse and other amenities. In addition, this portion contains a recreational vehicle membership park developed for an eventual 600 spaces. It currently contains 54 "full hookup" sites with an additional 110 sites with full hookups under construction. "Full hookups" are spaces that have water, sewer, electrical and even cable service to the site. The Properties are located in Madera County, California, approximately 46 miles northeast of Fresno and 15 miles south of Yosemite Management Park. Over the past few years, the Park has averaged an annual visitor rate of 4.1 million people with the average group size being approximately 3.3 people.

     The 660 acre parcel is presently encumbered by a property tax lien and a first trust deed held for the benefit of the Investors in the Yosemite/Ahwahnee I Program. The 990 acre parcel is presently encumbered by a property tax lien and a first trust deed held for the benefit of the Investors in the Yosemite/ Ahwahnee II Program. The aggregate principal balance due on the both parcels remains at approximately $20,000,000. The trust deeds will be extinguished as part of the Acquisition so that there will be no liens on the Properties except for taxes.

     MORI POINT PROPERTY. The Mori Point Property consists of approximately 105 acres oceanfront land located in Pacifica, California. Pacifica is a coastal suburban community of approximately 40,000 residents located about 15 miles from downtown San Francisco and 7.5 miles west of the San Francisco International Airport. The site is bounded on the north by Sharp Park Golf Course, which is a publicly-owned golf course operated by the City of San Francisco; on the south by a 120-acre parcel known as the "Quarry" which is approved for mixed-use development as part of Pacifica's Redevelopment District; and on the east by the Pacific Coast Highway. There is in excess of a quarter of a mile of oceanfront on the west. Except for a property tax lien, the Property is unencumbered by liens and is subject to no leases or sales contracts or options. Portions of this Property include habitat for two endangered species. Development will not be permitted unless it can be demonstrated that impact on the garter snake habitat can be ultimately mitigated. The cost to develop and implement a mitigation plan is expected to be expensive and potentially time-consuming. The Company believes that the impact can be mitigated and that approvals from the Department of Fish and Game can be obtained; however, if a satisfactory, economical, mitigation plan cannot be developed, no development could take place on the Property. Management believes this would radically reduce its value.

MANAGEMENT OF THE PROPERTIES SINCE FORECLOSURE

     SACRAMENTO/DELTA GREENS PROGRAM. As the agent of and on behalf of the Sacramento/Delta Greens Program Investors, Management took title to the Property of the Sacramento/Delta Greens (formerly "North Shores") Program in March 1993. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, Management obtained appraisals to determine the Property's value as of May 1997 (appraised at $2,000,000) and as of the date title to the Property was taken (appraised at $3,075,000). The Property is located in Sacramento, California. Subsequent to the foreclosure, on behalf of


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

the Sacramento/Delta Greens Investors, Management hired consultants and engineers to determine the economic, political and environmental issues surrounding the Property. It was determined that there was considerable resistance to developing the Property into any duplex housing and, so, it has been redesigned to include approximately 465 lots to be developed in multiple phases as a single-family detached, entry-level housing product and the revised tentative map has been accepted by the City of Sacramento. Attempts have been made to find joint venture partners to assist in the financial requirements for processing the final tract map, as well as to provide capital for infrastructure. In 1994, a proposed joint venture was considered and approved by Investors with a real estate developer located in Sacramento. The agreement provided for payment of $6,400 per lot for each of the 596 lots planned at that time that was built on and sold (or a total of $3,814,400) plus 50% of the profits derived from home sales. The transaction was never concluded because of the developer's failure to fulfill its obligations under the agreement. The agreement was terminated in 1995. No brokers were used in this transaction. However, because of market conditions through 1996, most builders in the area were attracted to real estate projects that already had finished lots. Management has not sought financing from third party sources for the pre-construction costs, as such a loan, if available at all to a tenant-in-common group, would have exposed the Investors to loss of the Property unless a builder could be found to become financially involved in the Property's development. Management believes that the Sacramento market for entry-level single-family residential housing has improved. Management is in the process of obtaining engineering for the final subdivision map for the initial phase of the project and it is anticipated that, subject to the availability of financing, the Property will be developed and homes will be constructed in successive phases. See "-- Efforts to Dispose of the Properties."

     OCEANSIDE PROGRAM. In November 1993, due to a default in the loan determined by the borrower's admission that funds intended to be used to pay subcontractors had been diverted to corporate overhead, Management succeeded in obtaining the borrower's agreement to grant the ownership of the Oceanside Properties to Oceanside Development, Inc. ("ODI"), a corporation formed to hold title to, and manage, the Oceanside Property on behalf of the Oceanside Investors. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, Management obtained appraisals to determine the Property's value as of May 1997 (remaining lots appraised at $2,850,000) and as of the date title to the Property was taken (appraised at $6,484,000 before a significant number of lots and homes had been sold). An experienced and reputable homebuilder was hired and, through 1997, a total of 114 homes in the Encore tract have been built and sold for a total of approximately $18,000,000, net of building costs and selling expenses. The builder obtained traditional construction loans for 30 of these homes from a local bank. An additional 23 lots were sold at the end of 1997 to that homebuilder for approximately $593,000 net of selling expenses plus a $50,000 unsecured note due in October 1998. Principal and interest in the aggregate amount of approximately $7,000,000 have also been returned to Investors.

     There are an additional 111 lots available on which homes can be built on the Symphony tract, but an estimated $700,000 of equity is needed to qualify for a traditional construction loan. Management has attempted to sell, and will continue its efforts to sell, the Symphony tract to homebuilders in the area.
If a satisfactory sale of the Symphony tract does not occur, Management believes that the remaining lot inventory of the Program can be built-out within a two to three year time frame based on current absorption rates and prices.
Since the original projections by the borrower were based on the construction of a number of homes which exceeded the number of lots initially acquired with loan proceeds, the Program has anticipated that more lots would be acquired so that a sufficient number of homes could be constructed and sold to provide for an acceptable monetary return to Investors. See "-- Efforts to Dispose of the Properties."

     YOSEMITE/AHWAHNEE PROGRAMS. Title to the Yosemite/Ahwahnee Programs' Properties was obtained in September 1995. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, Management obtained appraisals to determine the Property's value as of May 1997 (appraised at $8,050,000 for Yosemite/Ahwahnee I and $12,866,000 for Yosemite/Ahwahnee II) and as of the date title to the Property was taken (appraised at $9,325,000 for Yosemite/Ahwahnee I and $10,816,000 for Yosemite/Ahwahnee II). The properties are located in Madera County, California, approximately 46 miles northeast of Fresno and 15 miles south of Yosemite Management Park.

     Upon completion of funding of the Yosemite/Ahwahnee II loan, the Yosemite/Ahwahnee I Investors were secured by a first deed of trust on the 660-acre portion and by a second deed of trust on the 990-acre portion. The Yosemite/Ahwahnee II Investors were secured by a first deed of trust on the 990-acre portion and a second deed of trust on the 660-acre portion. After the borrower's default, Management foreclosed on the second deeds of trust as the agent of and on behalf of the Investors in each Program. The first deeds of trust were left in place to protect the Investors against subsequent creditors. These will be "extinguished" as a part of the Acquisition.

     Since taking over the operation of these Properties, Management has operated them as the agent of and on behalf of the Investors through a corporation known as Ahwahnee Golf Course and Resort, Inc. Approximately $3,000,000 has been funded by Investors' assessments in these Programs to provide working capital to maintain, improve and further develop the project, and to fund the negative cash flow from operations. Management has attempted to obtain conventional financing for the project without success due to the fact that no title Company would provide a lender's policy of title insurance for the loan because of the tenancy-in-common relationship among the Investors holding beneficial ownership of the Property. Management has also explored the possibility of a sale of the entire project; however, no offers were forthcoming. Management has continued its efforts to enhance the revenue production from the golf course, club house and restaurant facilities, to market and develop recreation vehicle sites, and to pursue additional entitlements required to develop the remainder of the project, potentially as a timeshare facility. The project is expected to experience negative cash flow until and unless additional recreational vehicle sites are constructed or until timeshare sales can commence. See "-- Efforts to Dispose of the Properties."

     MORI POINT PROGRAM. The Mori Point Program Property was foreclosed on in August 1992 after Management, on behalf of the Investors, received relief from the borrower's bankruptcy stay from the Bankruptcy Court. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, Management obtained appraisals to determine the Property's value as of May 1997 (appraised at $5,500,000) and as of the date title to the Property was taken (appraised at $4,100,000). Title is held by Management Investors Land Holding Trust as the agent of and for the benefit of the Investors. The Property was originally to be developed into a hotel/conference center in Pacifica, California, which is approximately 15 miles southwest of San Francisco on the coast.
Management has endeavored to negotiate alternative uses for the Property which would be supported by the community and be more economically feasible than a hotel/conference center. However, improvements in economic conditions in the Bay Area have recently revived the potential for and are encouraging to segments of the hotel industry. Reinstating the specific plan and tentative tract map that expired under the original borrower's ownership will require approximately $500,000 in order to conduct the necessary environmental studies and mitigation of habitat losses for two endangered species, as well as to complete the required land planning, engineering and preliminary architectural plans. Such funds are not currently available and would have to come from additional capital submitted by the Program's Investor group or by an industry joint venture partner. Since funds are not available to further define the use to which the Property may be put, Management has not attempted to obtain pre-construction financing. Assuming such financing would be available under the present tenant-in-common structure, there would be no potential source for repayment of such loan other than the Investors. An offer from a potential joint venture partner was received in early October
1996, but such offer was rejected by Investors holding a majority of the interests. See "-- Efforts to Dispose of the Properties."

EFFORTS TO DISPOSE OF THE PROPERTIES

     SACRAMENTO/DELTA GREENS PROGRAM. Subsequent to foreclosure on the Property in 1993, the project manager presented the Property to several small and medium sized builders in the Sacramento area. No significant interest was shown by such builders at that time. However, in 1994, Management negotiated for, and received, a purchase offer and joint venture proposal from a real estate Company located in San Mateo, California, both of which were rejected by the Investors because of the net amount of approximately $3,000,000 was considered too low and the five year time period over which the consideration was to be paid was considered too long. No brokers were engaged, although the proposed purchaser had the ability to assign the transaction itself. More recently, during the first half of 1997, Management informally presented the Property to several large homebuilders with presence in the Sacramento area. While more interest was shown, again no significant steps were taken by any of such builders to enter negotiations to acquire the Property.

     OCEANSIDE PROGRAM. In the second quarter of 1997, on behalf of the Oceanside Program, Management began the process of marketing the Symphony tract lots on an "as-is" basis. No brokers were used in the marketing effort as Management has adequate knowledge of the builders in the area likely to be interested. Through Management, those efforts resulted in a preliminary offer from a major homebuilder to buy the Symphony tract in bulk for approximately $41,000 per lot, subject to due diligence. A sale escrow was opened but the details of the offer were not submitted to the Oceanside Investors pending completion of the buyer's due diligence. A sale at that price would not have yielded an amount sufficient to return the Investors' capital. After conducting due diligence, the potential buyer asserted that the cost to finish the lots would be about $42,000 per lot instead of its original estimate of approximately $26,000 per lot for such costs and attempted to negotiate the price down to approximately $25,500 per lot, $15,000 less than the preliminary offer. Before selling expenses and closing costs, that price per lot would have yielded $2,830,500, approximately $20,200 less than the May 1997 appraised value. Based on advice from consultants, Management believed the potential buyer's estimate of costs to finish the lots was too high. Thereafter, the sale escrow was cancelled. Subsequent to the Acquisition of the assets of the Oceanside Program, the Company may then attempt to complete a sale of the Symphony tract, if appropriate.

     YOSEMITE/AHWAHNEE I AND II PROGRAMS. The foreclosures took place in September 1995. At that time, the Programs' Properties also included 47 finished one-to-three-acre estate lots available for sale. Two of those lots were sold in mid-1996 for approximately $50,000 per lot to current owners of contiguous lots. For working capital purposes, in February 1998, Management negotiated the sale of twelve of the estate lots to the independent project manager for the Yosemite/Ahwahnee Properties for $255,100 ($21,250 per lot) before closing costs. The Programs have the option to repurchase the lots prior to January 1, 2001 for an aggregate of $300,000 for which a monthly option payment of approximately $4,100 is required. The disparity in lot prices between the 1996 sales and the 1998 sales is based on the value of contiguous lots to existing homeowners to protect their homes and the fact that the 1998 sale was a bulk sale designed to provide working capital for the Programs. Although the estate lots were listed with local brokers, no further offers were forthcoming and the listings have been allowed to expire. After the foreclosure, Management contacted several of the former borrowers' potential joint venture partners and possible purchasers of the Properties, but no offers were forthcoming. There have been no other recent sales efforts.

     MORI POINT PROGRAM. After foreclosing, in 1993 the Property was listed for sale with a national commercial brokerage firm to no avail.
In January 1996, the Investors were offered a joint venture opportunity with an Orange County-based property developer that Management negotiated on their behalf. Holders of a majority of the tenancy-in-common interests voted to turn down the proposal because they did not want to risk losing the Property which the developer had proposed be put up as collateral for a loan to further develop the Property. There have been no recent efforts to sell the Property because of the entitlement work that needs to be done before the Property's appraised value could be realized through an orderly sale process. Management continues to seek possible joint venture development arrangements for the Property but no proposals have been received.

CONSOLIDATION OF THE PROPERTIES

     Prior to the Acquisition, the Programs operated according to their respective separate business plans. There have been many impediments to achieving the objectives of Investors under those business plans. Upon completion of the Acquisition, each of the Properties will be held in subsidiaries of the Company with AFC coordinating the management according to a unified business plan which is designed to maximize the value of the Company's Shares. The economies of scale which will result from the consolidation will allow AFC to introduce resources such as additional management and development opportunities that would not have been economically feasible for the individual Programs to obtain for themselves. Further, the consolidation will also reduce the dependence of Investors in a particular Program on the geographic or economic constraints which their respective operations were subject to prior to the Acquisition. For example, Sacramento/Delta Greens Investors are entirely dependent upon the economic opportunities available from building entry-level homes in South Sacramento submarket. That dependency will be substantially reduced by the Acquisition. As another example, the Oceanside Investors are restricted to accepting the economic opportunities available from building homes in Oceanside, California, and acquiring additional lots. The Acquisition will allow for Oceanside
Investors to have geographical diversification in residential development because of the Sacramento/Delta Greens Property, as well as being diversified into the lodging and recreation industries as made available with the Yosemite/Ahwahnee and the Mori Point Properties. This diversification will reduce the Oceanside Investors dependence on homebuilding exclusively in the Oceanside market. Conversely, the Yosemite/Ahwahnee and Mori Point Investors' opportunities will be expanded and diversified as well to take advantage of those represented by the Sacramento/Delta Greens and the Oceanside Properties.

     Upon completion of the Acquisition, the Company's resources can be managed such that the operation of each of its subsidiaries contributes meaningfully to the achievement of its consolidated business objectives. Initially, the Company will be involved in two primary industries: (1) the residential development industry, and (2) the lodging and recreation industry.

THE RESIDENTIAL DEVELOPMENT INDUSTRY

     The Company anticipates that the demand for unimproved land will increase in the near future and that unimproved properties with entitlements, ready for physical improvements, will be in demand. In order to build homes, land entitlements (necessary governmental approvals) must be obtained and maintained in effect. Entitlements include development agreements, vesting tentative maps and recorded maps. These give a developer the right to obtain building permits to begin construction upon compliance with conditions that are usually within the developer's control.

     In order to acquire land for residential development while conserving cash, the Company may utilize options to buy land (generally requiring a payment that is a small fraction of the purchase price to hold the property pending financing). Such payment usually is applied to the purchase price. It will fund additional Acquisitions whenever possible with non-recourse seller financing which does not require a full payment of the purchase price immediately. The risk of securing the availability of property through the use of options is that the Company will be unable to exercise the option and lose the option payment. The risk of seller non-recourse financing is the potential loss of the property, loss of the downpayment and loss of funds spent on development if there is a default on the loan by the Company.

     The Company views land as a component of a home's cost structure, rather than for its speculative value. Due to the cyclical nature of the industry, the critical role of risk-management in land development, and the low margins that are typical in today's homebuilding market, the Company will seek to place more emphasis on the Acquisition and development of residential land to entitle and sell to merchant homebuilders as opposed to a primary emphasis on the actual construction of homes. The Company intends to focus its residential development operations primarily in the infill and emerging market segments. Properties acquired by the Company through the Acquisition will be in various stages of the approval process and development.

THE LODGING AND RECREATION INDUSTRY

     This industry includes many distinct product categories, including commercial lodging-oriented products such as hotels and conference centers, recreation-oriented products such as golf courses, equestrian facilities, sports complexes, marinas, theme parks, destination resorts, recreational vehicle resorts, and vacation-oriented products such as timeshare resorts, to name a few. Initially, the Company will focus on the future development of an executive conference center and timeshare resort, and the operation of a golf course and recreational vehicle and timeshare resorts.

     THE EXECUTIVE CONFERENCE CENTER INDUSTRY

     An Executive Conference Center is distinguished from general, resort, institutional and academic conference centers by virtue of its positioning within the target market to attract corporate executive meetings. According to the International Association of Conference Centers ("IACC"), a conference center is defined as "a facility whose primary purpose is to accommodate small to medium-sized meetings." A fully dedicated conference center differs from a hotel or resort that has meeting space in that the primary purpose of a conference center is to satisfy and accommodate groups by offering a self-contained, full-service meeting environment. It is dedicated to accommodating small-to-medium sized groups, and meetings usually comprise at least 60% of a facility's overall business. Due to this dedication to meetings, conference centers tailor their facilities and services primarily to the needs of the meeting planner by providing all necessary arrangements for the complete schedule of activities from arrival to departure. The pricing structure for a conference is often a single, uniform per person rate
- a package that includes lodging, meals, coffee breaks, meeting services, and equipment fees, called a Complete Meeting Package, or the Full American Plan. Meeting rooms are designed and used only for meetings and do not double as banquet rooms or exhibition space. Meal functions are held in a central dining area. The IACC defines five types of conference centers, one of which, the Executive or Dedicated Conference center, the Company feels suits the Mori Point site the best.

     At an Executive (Dedicated) Conference Center, groups are typically composed of corporations, associations, and other organizations that emphasize quality of accommodations and services over price. This type of facility was developed primarily to satisfy upper-level management meetings and education/training seminars. Facilities usually include sophisticated equipment and are staffed with professional conference coordinators. Because of its proximity to San Francisco and the Silicon Valley, the Company believes that the Mori Point Conference Center could be positioned within this category of facilities.

     According to a recent report issued by the IACC and PKF Consulting entitled "Conference Center Industry, A Statistical and Financial Profile - North American 1996," since the recession in 1991 to year-end 1995, U.S. conference centers have achieved a 27.2% increase in occupancy. This compares to an 8.3% increase in occupancy for the overall lodging industry during the same period. Except for resort conference centers, all types of conference facilities have enjoyed double digit increases in occupancy since 1991.

     According to the same sources, total revenue, measured on a per occupied room basis, has grown approximately 20% for resort and executive conference centers since 1991. For comparative purposes, cumulative inflation during the same period was 11.9% and the total revenue for U.S. hotels grew only 10.4%.

     The primary competitive lodging market for the proposed conference center at Mori Point is comprised of four hotels with a total of 508 rooms. The selection of the competitive supply was based on location, facilities and amenities, room rate structure, and market orientation. These hotels are all full-service hotels and conference centers which cater to group and leisure demand emanating primarily from the Bay Area, but with a secondary component of national business attracted to their coastal locations. The secondary competitive lodging market is comprised of three group-oriented airport properties with 1,865 guest rooms, rendering the total potential current competition to 2,373 rooms.

     THE RECREATIONAL VEHICLE RESORT INDUSTRY.

     Recent statistics indicate that recreational vehicle travel is on the rise and, like timeshare, is being pushed by the baby boomer demands. There are now an estimated 25 million recreational vehicle enthusiasts in the United States. Recreational vehicle owners travel an average of 5,900 miles a year and spend 23 days on the road. The average recreational vehicle owner is 48 years old, owns his own home, has a household income just under $40,000 and is overwhelmingly pleased with the purchase. Recreational vehicle sales have increased by 44% between 1992 and 1995 and are projected to continue to increase as the "boomers" enter their prime buying years of between 45 and
54. They value the recreational vehicle as a less expensive way for the entire family to travel together. Recreational vehicle camping topped hiking, wilderness camping, biking, horseback riding, canoeing, boating and many other forms of recreation for satisfaction among participants in outdoor activities. Nine of ten recreational vehicle owners agree that recreational vehicles are a great way to travel because they offer the convenience of home away from home; a majority said that recreational vehicle parks are like a second neighborhood; and there is a real camaraderie among users. Also, weekend trips have increased 85% since 1984 and recreational vehicles are well suited for such weekend travel. All of the above information is derived from publications of the California Travel Parks Association.

     THE TIMESHARE INDUSTRY

     THE MARKET. According to an American Resort Development Association ("ARDA") study, the leisure industry is primarily made up of two components for overnight accommodations: commercial lodging establishments and timeshare or "vacation ownership" resorts. For many vacationers, particularly those with families, a lengthy stay at a quality commercial lodging establishment can be very expensive, and the space provided to the guest relative to the cost (without renting multiple rooms) is not economical for vacationers. First introduced in Europe in the mid-1960s, ownership of vacation intervals has been one of the fastest growing segments of the hospitality industry over the past two decades.

     The Company believes that the following factors have contributed to the increased acceptance of the timeshare concept among the general public and the substantial growth of the timeshare industry over the past 15 years:

     - Increased consumer confidence resulting from consumer protection regulation of the timeshare industry;

     - The entrance of brand name national lodging companies to the industry;

     - Increased flexibility of timeshare ownership due to the growth of exchange organizations;

     - Improvement in the quality of both the facilities themselves and the management of available timeshare resorts;

     - Increased consumer awareness of the value and benefits of timeshare ownership; and

     - Improved availability of financing for purchasers of timeshare units.

     The timeshare industry traditionally has been highly fragmented and dominated by local and regional resort developers and operators. The Company believes that one of the most significant factors contributing to the current success of the timeshare industry is the entry into the market of some of the world's major lodging, hospitality and entertainment companies, such as Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental, as well as Promus and Westin. However, none of such brand name lodging companies are presently potential competitors of the Company.

     THE CONSUMER. The Company believes that the prime market for vacation intervals is customers in the 40-55 year age range who are reaching the peak of their earning power and are rapidly gaining more leisure time.

     According to ARDA, the three primary reasons cited by consumers for purchasing a vacation interval are (i) the ability to exchange the vacation interval for accommodations at other resorts through exchange networks (cited by 82% of vacation interval purchasers), (ii) the money savings over traditional resort vacations (cited by 61% of purchasers) and (iii) the quality and appeal of the resort at which they purchased a vacation interval (cited by 54% of purchasers). The ARDA study also indicated that vacation interval buyers have a high rate of repeat purchases. In addition, customer satisfaction increases with length of ownership, age, income, multiple location ownership and accessibility to vacation interval exchange networks. The Company plans to create a timeshare facility at the Yosemite/Ahwahnee Property to take advantage of expected growth in the timeshare industry as the baby-boom generation enters the 40-55 year age bracket, the age group which purchased the most vacation intervals in 1994.

     TIMESHARE EXCHANGE COMPANIES. Exchange privileges simply represent the opportunity for timeshare owners to place their timeshare interval in a pool and exchange it for a comparable timeshare elsewhere. The ability to do this is the single most important motivation for timeshare purchases, and appears especially important to educated consumers, who look forward to opportunities to learn through travel.

     According to ARDA, two exchange companies dominate the industry. These are Resort Condominiums International, which started in 1974 and controls about two-thirds of the market, and Interval International, which began in 1976 and controls most of the remaining one-third. Both systems operate similarly. They compete to sign up new resorts; once a resort is affiliated with one or the other Company, anyone who purchases a timeshare at the resort is automatically signed up with the exchange. Timeshare owners must renew their membership with the exchange Company every year for about $75. Exact figures are not available, but it is estimated that about 75% of timeshare owners are affiliated with an exchange Company.

     A timeshare owner wishing to make an exchange places his time in the exchange system and requests a location and time to exchange into. Exchange requests generally cost less than $100. Time placed in the exchange system does not have to be used in order for the person who places it to receive the exchange they request, and it is not a one-for-one trade.

THE BUSINESS STRATEGY

     The Company's objective is to become one of North America's leading developers and operators of timeshare and recreational vehicle resort properties, utilizing its residential assets and the units offered hereby to create the necessary cash flow and capital to do so. The Company does not currently own or operate any timeshare or recreational vehicle resort properties. After the Acquisition, the Company will own the Yosemite/Ahwahnee Programs and their assets. A 54 site recreational vehicle park is currently operated there and is being expanded with the addition of another 100 sites. The Company will investigate the feasibility of future timeshare facilities on the site as well.

     The Company expects that it will have a competitive advantage by virtue of the location advantages of the Yosemite/Ahwahnee and Mori Point Properties. By striving to meet this objective, the Company expects that it will be capable of enhancing the value and financial performance of the businesses and assets currently held by the Investors in separate Programs through the consolidation which the Acquisition will provide.

     In order to meet its objectives, the Company intends to (i) develop the Properties for their highest and best use, thereby maximizing the value of the Company's asset base; (ii) increase the current cash flow from the Company's consolidated operations, thereby enhancing the value of the Company's businesses; (iii) maximize the profit margins of tangible and intangible for-sale products by lowering costs and promoting efficiencies through economies of scale; (iv) raise funds through a strategic combination of the sale of units to Investors and the sale of selected real estate assets acquired from the Programs to outside parties in order to finance the Company's operations and expansion; and (v) generate revenues through lateral expansion by acquiring complimentary projects and assets which are consistent with the Company's objectives and business plans (external growth).

     EXTERNAL GROWTH STRATEGY. When appropriate, and assuming market acceptance for the Company's Shares, it is intended that growth through Acquisitions will be initially achieved through (i) the issuance of Shares of the Company to the seller of the asset(s) to be acquired or (ii) the utilization of options to purchase real estate assets. Preserving cash may be preferable even though such transactions may result in the dilution of the current Shareholders.

THE CONSOLIDATED BUSINESS PLAN

     It is anticipated that the Company will have approximately $161,000 of liquidity if none of the units are sold in the separate offering being conducted currently with this Consent Solicitation, and approximately $8,900,000 if all units are sold. The Company will seek additional liquidity from the sale of one or more of the Company's assets or a combination thereof. If one or more Properties have to be sold by the Company at a substantial discount from the original "Trudy Pat" loan amount to raise cash for Company operations, which would enhance overall shareholder value, the Company believes such a sale would make sense and will attempt it. Although Management attempted to develop the Properties after foreclosure, except for the Oceanside Program, the other Programs generally were faced with obstacles which Management was not able to overcome. The principal obstacle was the inability to obtain project financing secured by the Properties from third party lenders due to the unwillingness of California title insurance companies to provide lenders' policies of title insurance when title was beneficially held by such a large number of tenants-in-common. In addition, potential joint venture partners found dealing with the tenancy-in-common ownership structure of the Programs to be unattractive. The inability to obtain third party financing and the unwillingness of Program Investors to provide sufficient additional equity capital meant that Management, on behalf of the Programs, could not proceed to obtain necessary permits and approvals from applicable real estate regulatory authorities without which continued development could not proceed. Furthermore, particularly in the case of the Yosemite/Ahwahnee Properties, lack of adequate financing prevented a more aggressive marketing of the golf course and recreational vehicle portions of the Properties, as well as a slowdown in the sale of the estate lots. The Company and Management believe that these disadvantages will disappear when the Properties are owned by a single corporation.

     If the Company attains liquidity from the sale of units or certain of the Properties, and if management is correct in its belief that third party financing would become available to the Company through the Acquisition (which eliminates the tenancy-in-common form of ownership), it will then conduct the following activities in such a manner so as to maximize positive cash flow in the most expeditious way. If such liquidity is not attained, the Company's business plan will likely be no more successful than the individual Programs have been since their respective Ownership Dates.

     THE SACRAMENTO/DELTA GREENS PROPERTY. It is the intent of the Company to develop the Property in phases. Depending on the availability of working capital from the sale of units and/or assets, the Company will seek to obtain final map approval from the City of Sacramento for 50 lots by the second quarter of 1998. The necessary infrastructure (main road and utilities) can then be built along with finished lots, model homes and the first phase of productions homes. The Company believes that the first home sales can occur within six months of obtaining the final map. It will cost nearly $3,000,000 for the infrastructure and first phase of home construction. Subject to receipt of government approvals and construction occurring on a timely basis, the project is expected to generate cash flow by the fourth quarter of 1998, and to become profitable by the second quarter of 1999. Depending on the amount, the Company may provide these funds internally should no outside financing sources be available. Once the first phase of homes has been built and are selling, the Company will begin processing the final map for the next parcel of 50 lots and will begin an aggressive program to sell this and other parcels to merchant builders so as to accelerate the cash flow and profitability to the Company and its Shareholders. If the Company is unable to obtain such approvals, the construction of homes will not be possible and sale of the Property in bulk at a price below that which would be obtainable if the Property were developed into homes would be necessary to move the Property off the Company's books.

     The material risks associated with the development of the Sacramento/Delta Greens Property are (i) as of December 31, 1997, approximately $45,000 of property taxes are owed for the current year and for the fourth payment of a 5-year payment plan and must be kept current in order to avoid loss of the Property for delinquent taxes; (ii) funds must be available to cover the delinquent property taxes, as well as costs of obtaining final map approval from the City of Sacramento and construction of necessary roads and utilities, finished lots, model homes and the first phase of production homes; (iii) a substantial sales and marketing effort will be necessary to sell homes constructed on the Property if a bulk sale of the lots is not made; (iv) the Property is located in a lower income residential area that has had a reputation as a high crime area; and (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the Company thereby increasing the sales price of the lots which will delay market absorption.

     Real estate values in the area of the Property have improved in 1997. However, the Property is located in the South Sacramento area which is primarily populated with lower income residents. The general population of the Sacramento area has been growing in recent years, indicating that housing demand should continue to improve. However, there can be no assurance that the Company will be able to develop the Property in a manner that is ultimately profitable.

     There are currently 230 active subdivisions in the Sacramento market. Eleven of those are within ten miles of the Property and are designed to provide single-family housing at a cost comparable to that proposed for the Property.

     THE OCEANSIDE PROPERTY. The Company has completed the construction and recent sale of the Encore tract. The Company will also continue to pursue the buildout of the Symphony tract and aggressively seek a potential buyer as soon as possible after the Acquisition is completed. If the Company conducts the buildout, it is estimated that approximately $700,000 of equity financing will be required plus approximately $3,500,000 of construction financing.
The Company believes that the latter should be available from traditional construction lenders.

     Assuming that a potential buyer for the entire Symphony tract cannot be located promptly, the risks associated with pursuing the buildout of the Symphony Tract are (i) rising governmental fees and assessments may increase the cost of construction; (ii) construction financing would be required to complete the buildout and unpredictable financing costs could increase the cost of construction; (iii) the Property could be lost in a tax sale if units are not sold in the accompanying offering or certain assets are not sold by the Company in order to meet its working capital (including any delinquent property taxes) needs; (iv) competition in the area; and (v) approximately $55,000 of current property taxes must be provided for.

     The Property is located in the eastern portion of Oceanside, California. It is primarily a bedroom community for employment centers in Southern Orange County and San Diego County, California. According to the California State Employment Development Department, the unemployment rate in both of those counties has declined. The number of housing units under construction in the Oceanside area has been improving since 1995.

     Competition for lots and new homes in the area of the Property is strong. The principal competition is from large homebuilders (such as Centex, Kaufman & Broad Homes, Lennar Homes, and Greystone Homes) which are able to initiate expensive and broad-based marketing campaigns. There are three directly competing tracts and approximately 14 total projects offering homes of comparable quality and price within a ten mile radius of the Property.

     THE YOSEMITE/AHWAHNEE PROPERTIES. Yosemite Management Park is located within a six hour drive of over 30 million people. The Company plans to aggressively focus on the following areas of operations and development for these properties: (1) recreational vehicle facility, (2) timeshare development, and (3) the golf course facility.

     Recreational vehicle development presents additional cash flow and profit opportunities. In addition to the existing 54 recreational vehicle sites, the Company intends to complete the construction of 100 more. Revenue from membership sales and dues is expected to continue to increase in 1998 based on investing an additional amount of about $700,000 in the construction of the new recreational vehicle sites. Additional revenues can be generated from the financing of the installment purchases of memberships, since most memberships are purchased on an installment basis over a two to seven year time frame.

     There are virtually no competitive recreational vehicle resorts in the immediate area of the Property. The recreational vehicle park is a member of Coast to Coast Resorts, AOR and Western Horizons. These affiliations are important marketing tools. They allow members reciprocal use of many other recreational vehicle camp resorts located regionally and across the country. Bass Lake Resort, the nearest competitor, consists of 175 sites and is located about 12 miles from the Property's site. It has about 1,900 members and has been operational since 1984. On the other hand, the Yosemite/Ahwahnee recreational vehicle park has been fully operational since August 1996 with 54 sites and has over 280 members to date. The Company intends to aggressively expand this membership base. The Bass Lake recreational vehicle resort is of significantly lesser quality than the Yosemite/Ahwahnee recreational vehicle park. It is older with deferred maintenance, has no golf course and lacks space for any additional amenities or expansion.

     The timeshare industry continues its significant growth pace, particularly for developments that are well located near natural amenities, like the Yosemite/Ahwahnee Property. A prominent timeshare industry consultant has evaluated the project and has recommended a 170-unit timeshare development on the Property. The Company will begin the processing of permits and licenses with the appropriate agencies as soon as possible.
Final approval is expected to take about a year before construction can begin. An initial investment of approximately $3,000,000 will be required to begin timeshare construction and an aggressive marketing program. If the Company is unable to obtain necessary permits to develop the timeshare aspect of the Property, it will not be able to go forward with such development and a potentially significant future source of revenue will be lost.

     In terms of timeshare competition, the Property has none. As of October 1996, there were 15 timeshare projects in California with active marketing and sales programs. They include six from the Desert-Palm Springs and Big Bear Mountain ski areas, four from the Lake Tahoe area and the remaining five in other scattered locations. There is one relatively small project of 13 units near Bass Lake, run by Worldmark, a timeshare operator located in Seattle. That project is of no competitive consequence because of its size and lack of comparable amenities. There is no present or planned direct competition in the immediate vicinity from any of the major companies involved in the timeshare industry such as Marriott, Hyatt, Four Seasons, Disney or Hilton.

     Since 1995, a significant amount of capital has been used for improvements to the golf course. The golf course is considered to be a primary amenity to attract future timeshare sales. Annual revenues have increased over 200% since 1995 and rounds played have more than doubled. Additional revenues are a natural bi-product from the golf course for the ancillary products like food, liquor and clothing.

     There are also no comparable golf courses in the area. A nine-hole course exists approximately five miles from the Property. It offers a recreational facility primarily for local players but has no resort-type amenities or room for expansion. In addition, there is another nine-hole course just inside Yosemite Park near the Wawona Hotel. It is designed and used primarily for tourist day stop and family-type entertainment. For persons seeking a golf-related vacation or the challenges of a regulation course, neither nine-hole course would be viewed as competitive.

     The principal risks involved in the Yosemite/Ahwahnee Properties are (i) as of December 31, 1997, approximately $654,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Madera to avoid loss of the Properties for delinquent property taxes; (ii) the need for substantial working capital to operate and develop the recreational vehicle facility, the proposed timeshare development, and the golf course facility; (iii) assuming that working capital is available to accomplish the business plan, high marketing costs could adversely affect profitability; (iv) due to the remote location and the resort nature of the project, financing costs for development will be less readily available and likely more expensive than financing costs for traditional residential development projects in more heavily populated areas; and (v) permits to develop the proposed timeshare aspects of the Property must be obtained or that aspect of the Company's business plan will have no chance for success.

     The Company believes that the economic outlook for the golf course operation is favorable. Given its proximity to Yosemite Management Park and the fact that the nearest comparable golf facility is approximately 15 miles away, the Company expects that, with proper marketing, the use of the golf course will increase. With regard to the recreational vehicle facility and the proposed timeshare project, given its location in the much travelled, highly desirable area near Yosemite Park, the Company believes that with proper marketing it will be able to attract users of resort property to either the recreational vehicle facility or the proposed timeshare units. Presently, California has a strong economy with relatively low unemployment. The income demographics for the products being offered at the Yosemite/Ahwahnee Properties range from $35,000 to over $50,000 annually, and, according to the California Travel Parks Association, there are 5,100,000 households in California with incomes over $35,000 and 3,100,000 households in California with incomes exceeding $50,000.

     THE MORI POINT PROPERTY. The Company will continue with the proposed development plan for a hotel/conference center on the Property. Because of its proximity to San Francisco and the Silicon Valley, the Company considers that the Mori Point Property could be positioned competitively within the executive conference center category of facilities. Furthermore, it presents itself as an outstanding timeshare location. Detailed plans for the development of the Property do not exist at this time. Therefore, an accurate cost to develop the facility, as well as a timetable, is not possible. A study of the endangered species' habitat and any potential mitigation measures is being conducted as are other environmentally-related issues like traffic impacts. It is anticipated that over $500,000 will be needed by the Company to complete the permitting process and deal with any other environmental concerns. Within 12-18 months from completion of the Acquisition, the Company will determine whether it can obtain governmental approvals to complete the development of the Property. During that period, it will consider whether it will be necessary to sell the Property or enter into a joint venture agreement. If the Company were to move forward to construct the hotel/conference center, it is estimated that approximately $40,000,000 of external funding would be required. If the Company is unable to obtain such permits, the development of a hotel/conference center in the Property (and the location of potential joint venture partners for such development) will not be possible. That will result in the need to sell the Property at a price below the Property's value if it could be developed into a hotel/conference center in order to remove the Property from the Company's books.

     The material risks associated with the development of the Mori Point Property are (i) potential loss of the Property for delinquent property taxes which, as of December 31,1997, amount to approximately $142,000 unless funds can be generated to keep current on the payment plan for delinquent property taxes worked out with the local taxing authority; (ii) the Tentative Tract Map and Specific Plan for the Property have expired and new entitlements must be processed which is costly and time-consuming; (iii) two endangered species are located on the Property requiring the preparation of an acceptable plan to mitigate disruption of their habitats and there is no assurance that acceptable mitigation plans can be proposed; (iv) if an acceptable mitigation plan cannot be developed, the Property will have little value to the Company and it will be difficult to sell at any cost; and (v) if the necessary permits to develop the Property can be obtained, there is no assurance that the Company will be able to successfully develop the Property into a hotel/conference center or find a partner to assist in such project.

     The Property is oceanfront property in the town of Pacifica, California, located approximately ten miles from downtown San Francisco and five miles from San Francisco International Airport. The San Francisco Bay Area has enjoyed an economic boom for the last few years and it is on the cutting edge of the emerging knowledge-based economy in the United States. The Bay Area is a favorite destination for both tourists and conventioneers. It is desired for its scenery, restaurants, mild climate, and varied types of entertainment.

     The following table, based on information contained in the May 1997 appraisal of the Mori Point Property by PKF Consulting, provides a summary of the current primary and second competition of the proposed executive conference center for Mori Point.

  PROPERTY                                   NUMBER OF ROOMS     AMENITIES
  --------                                   ---------------     ---------
  Primary Competition
     Seascape Resort - Aptos                        164          A, B, C, D
     Chaminade Conference Center - Santa Cruz       152                A, C
     Lighthouse Inn - Pacifica                       95             A, B, C
     Half Moon Bay Lodge                             81
  Secondary Competition
     Hyatt Regency                                  791          A, B, C, D
     Marriott                                       684          A, B, C, D
     Westin                                         330          A, B, C, D
  TOTAL                                           2,297

-----------
     A    -    Restaurant
     B    -    Meeting Rooms
     C    -    Swimming Pool
     D    -    Exercise Room

     Estimated year-end 1996 occupancy level for the primary competition for a Mori Point hotel/conference center was 67.8%; the secondary competitive market's performance was at a higher occupancy level of 83.3% for the same period.

PRIORITY OF PROJECTS AND ESTIMATED TIMETABLE

     If adequate working capital is available from the sale of units, the Company will bring delinquent property taxes current and begin work on all of the Properties promptly after the Acquisition is completed. If adequate working capital is not raised from a sale of units, the Company plans to sell one or more of the Sacramento/Delta Greens, Oceanside or Mori Point Properties to raise such working capital. Sale prices for Sacramento/Delta Greens and Mori Point may be below the May 1997 appraised values because of the need to obtain governmental approvals and permits prior to their development. The Company believes the Oceanside Property is salable because Management continues to discuss sale of the Property with interested potential buyers. The Company believes both Sacramento/Delta Greens and Mori Point can be sold at prices that would not be approved by the respective Programs' Investors. Efforts to find such sales were never conducted by Management because of the Investors' desire to receive as nearly a full return of principal as possible. While such prices might not have been attractive to the Programs' Investors, they could provide needed cash capital to move the Company forward.

     Approximately $11,400,000 would be required for the Company to obtain the necessary permits and complete the development activities for all of the Properties, except for construction financing required to actually build a hotel/conference center on the Mori Point Property and construction financing for the remaining tract of the Oceanside Property. The Company is concurrently attempting to raise $10,000,000 from the sale of units in the Company to existing Investors. Any funds from such offering would be focused on the development of the Yosemite/Ahwahnee Properties as the Company considers the Yosemite/Ahwahnee Properties to have the most potential for a long-term profits. Thus, in an environment with limited working capital, any costs for the development or construction of any of the other Properties would assume lesser priority in order to maximize the potential of the Yosemite/Ahwahnee Properties.

     If enough funds are raised from the sale of the units to fulfill the Yosemite/Ahwahnee Properties' initial requirements (approximately $3,700,000), the balance of the offering proceeds would be applied to the Sacramento/Delta Greens, Mori Point and Oceanside Properties, in that order.

     The Company plans on financing as many of the costs of the Properties as possible from third party lenders or by entering into joint venture development agreements with third parties. There are currently no committed sources of external financing or prospective joint venture partners. However, as stated above, the Company believes that third party lenders will be more willing to provide financing where it can obtain title insurance which was not generally available in the tenancy-in-common ownership structure. To the extent that external sources of financing or joint venture partners are not available on reasonable terms, the Company plans to sell one or more of the Sacramento/Delta Greens, Oceanside or Mori Point Properties to raise operating capital.

     The Company proposes to finance development of each of the Properties in the following order of priority and manner:

     YOSEMITE/AHWAHNEE PROPERTIES. Amount needed: $3,700,000. Funds would come first from the unit offering proceeds. Balance, if any, from third party financing, if available, or from sale of one or more of the Oceanside, Sacramento/Delta Greens or Mori Point Properties.

     SACRAMENTO/DELTA GREENS. Amount needed: initially, $175,000 to complete the permitting process. If the Company conducts the construction of the homes, approximately $3,000,000 of capital for infrastructure and to build the initial phase of homes. Funds for the permitting process would come first from unit offering proceeds, a joint venture partner, or from sale of the Oceanside Property, with construction funding to come from a traditional third party construction lender.

     MORI POINT. Amount needed: initially: $500,000 to complete the permitting and approval process. If the Company conducts the construction of the hotel/conference center, approximately $3,000,000 of equity plus approximately $40,000,000 of construction financing. Funds to complete the permitting process would come from unit offering proceeds, a joint venture partner in return for a profit participation, or sale of Oceanside or the Sacramento/Delta Greens Properties. Funds for the equity portion would also come from those sources. Construction funds would come from traditional construction lenders, perhaps with the assistance of a joint venture partner.

     OCEANSIDE. Amount needed: initially, approximately $700,000 to provide equity for the construction of the infrastructure and the first phase of homes, with approximately $3,500,000 construction financing coming from traditional construction lenders. Such lenders were available when the Encore tract was being built. The $700,000 would come from unit offering proceeds, joint venture partners, or, as a last resort, sale of the Sacramento/Delta Greens or Mori Point Properties.

     Cash flow from operations cannot be counted upon to provide funding for the continued development of the Programs Properties. Cash flow from sales of Properties, such as a potential of approximately $3,000,000 from the sale of the remaining Oceanside lots, would constitute a source for such financing. Except for operating costs and property tax payments, the Company does not anticipate any other capital or cash commitments. Pending property taxes will be brought current, including applicable interest, from the proceeds of the unit offering. Pursuant to statute, the Company will either enter into (in the case of the Yosemite/Ahwahnee Properties) or succeed to (in the case of the other Properties) payment plans which permit back property taxes to be paid over a five year period. To the extent that cash capital is not available to make timely payments under such plans, the Company believes that the Properties can be sold at amounts in excess of property taxes that are due.

     The Company's plans for the development of the Yosemite/Ahwahnee Properties currently targets mid-1998 for the completion of 100 additional recreational vehicle sites and the readiness of the initial timeshare units for sale. Thereafter, additional recreational vehicle sites and timeshare units will be built from cash flow. If funds are available either from external sources or the unit offering, the Company estimates that the Sacramento/Delta Greens Property will involve approximately three years to complete the permitting process, construction and sell out to homebuyers or other builders in the area. The Mori Point permitting process will require up to two years. Assuming necessary permits to develop a hotel/conference center are obtained, a sale of the Property or its development with a joint venture partner will be solicited. The construction and sale of the remaining 111 lots and homes on the Oceanside Property will take approximately two years if a bulk sale to another developer is not sooner arranged. THERE IS NO ASSURANCE THAT THE ABOVE ESTIMATED TIMETABLES FOR ANY OF THE PROPERTIES CAN BE MET.

TYPES OF BORROWING REQUIRED

     The Company has not sought any financing, and will not commence the search for financing unless and until the Acquisition is successfully completed. At that time, the Company anticipates that it will seek infrastructure financing and construction financing. Infrastructure financing is designed to provide borrowed funds to construct roads, install utilities and other things necessary for a Property to function in the manner anticipated. For example, a residential development requires the installation of roads, sidewalks, sewer lines, water lines, and power lines for it to be able to function as a community. The principal risks involved in infrastructure financing involve the cost (usually higher for infrastructure loans than construction or permanent financing loans) and the risk that there will be no replacement financing in the form of construction or permanent loans available when the loan is due resulting in a default.

     Construction loans involve the financing necessary to actually build a proposed project once the infrastructure is in place. As with infrastructure financing, it is secured by the real estate meaning the failure to generate sales or operating cash flow sufficient to pay the loans will result in a default and a potential loss of the land which has been provided as collateral. While less risky than infrastructure loans, construction loans usually bear a higher interest rate than permanent loans do. See "-- Impact of Interest Rates on the Company."

IMPACT OF INTEREST RATES ON THE COMPANY

     The Company intends to use traditional construction loan financing for the buildout of the lots and homes on its Sacramento/Delta Greens and Oceanside Properties, as well as for the construction of the timeshare units beyond the initial models. If interest rates rise during the construction of and prior to the sell out of the completed homes, then the prices of the homes would have to be increased or the Company would have to absorb the increased cost and associated decrease in profits. If prices are increased, some buyers may be priced out of the market in, which case the Properties would have less potential buyers and could suffer from a decline in volume of homes sold. In addition, the sale of homes is dependent on adequate and competitive buyer financing. Higher interest rates for potential homebuyers will result in a decrease and velocity of homes sold. The Company may also consider some infrastructure financing, for roads and utilities, for the Sacramento/Delta Greens Property.
If that occurs, then higher interest rates will negatively affect the profitability of the Property. A falling interest rate environment will have the opposite effect on these two Properties.

     The Company intends to use its working capital to perform the planning, engineering and other approval work for the Mori Point Property. It also intends to use working capital and internally generated funds to finalize the construction of an additional 100 recreational vehicle sites, as well as the initial costs for the timeshare approvals and initial model construction for the Yosemite/Ahwahnee Properties. In these cases, a rising or falling interest rate environment will have little or no direct affect on those Properties. If the Company decides later to use a construction loan to build the initial timeshare models, then a change in interest rates will have the same affect as stated above relative to the construction of the Sacramento/Delta Greens and Oceanside Properties.

INSURANCE

     Management of the Company believes that each of the Properties is adequately insured for title, property and casualty matters.

EMPLOYEES

     It is anticipated that the Company's initial employees will consist of approximately 15 individuals located at the home office in Newport Beach, California, who will handle the responsibilities of management, accounting and administration of the subsidiaries through AFC.

There will initially be approximately 35 additional full- and part-time employees at the Yosemite/Ahwahnee Property who will handle the operation and maintenance of the project and carry forward with the development and entitlement activities. Marketing and consulting services for the recreational vehicle membership sales and resort operations are contracted through Western Horizons, a Colorado-based recreational vehicle park management and marketing Company. None of the employees will be subject to collective bargaining agreements.

LEGAL PROCEEDINGS

     Neither the Company nor the Properties is the subject of any material, legal proceeding.

                    POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of certain investment, financing, conflicts of interest and other policies of the Company. These policies have been determined by the Company's Board of Directors and generally may be amended or revised from time to time by the Board of Directors without a vote of the shareholders.

INVESTMENT POLICIES

     INVESTMENTS IN REAL ESTATE. Initially, the Company will invest in the Properties it receives in the Acquisition. This is a portfolio of properties in various stages of development. As the business plans for the various Properties described herein are either completed or matured, the Company will seek to acquire and develop or manage, as appropriate, properties which are compatible with its existing properties. Some of such properties could be properties owned by tenant-in-common lenders in other programs sponsored by National. Such properties may include resort properties (in the development phase or completed), residential properties (in the development phase), or such other types of properties as the Board of Directors may from time to time in its sole discretion deem to be appropriate investments for the Company. The Company expects that most of its initial investments will be located in the State of California, although there is no requirement that such be the case. In making such acquisitions, to the extent possible, the Company will attempt to use shares of its common stock for some or all of the purchase price. This would result in a dilution of the voting power of then-existing investors in the Company.

     The Company has no policy with regard to whether it will acquire assets primarily for possible capital gain or primarily for income. It will acquire the Properties in the Acquisition and properties in the future in the manner deemed by the Board of Directors to be in the best interests of the Company and its shareholders in making profits. The Company has no specific policy as to the percentage of assets which will be concentrated in any specific property; however, the Board of Directors will use its best efforts to diversify the Company's investment portfolio as much as possible.

     INVESTMENTS IN REAL ESTATE MORTGAGES. While the Company will emphasize equity real estate investments, it may, in its discretion, invest in mortgages and other interests related to real estate. The Company does not presently intend to invest in mortgages, but may do so. The mortgages which the Company may purchase may be first mortgages or junior mortgages and may or may not be insured by a governmental agency.

     SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES. The Company may also invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. However, the Company has no present plans to make any such investment in securities. In any event, the Company does not intend that its investments in securities will require it to register as an "investment Company" under the Investment Company Act of 1940, and the Company would divest itself of such securities before any such registration would be required.

     JOINT VENTURES. The Company may enter into joint ventures or partnerships or other participations with real estate developers, builders, owners and others for the purpose of obtaining or retaining equity interests in a particular property.

     OFFERING SECURITIES IN EXCHANGE FOR PROPERTY. The Company may offer its securities in exchange for a property in which it wishes to invest.

     REPURCHASING ITS OWN SHARES. The Company may purchase or repurchase Shares from any person for such consideration as the Board of Directors may determine in its reasonable discretion, whether more or less than the original issuance price of such Share or the then trading price of such Share.

     ISSUANCE OF ADDITIONAL SECURITIES. The Board of Directors may, in its discretion, issue additional equity securities from time to time to increase its available capital. Such issuance will result in a dilution of the interests of the then-existing Shareholders.

FINANCING POLICIES

     ISSUANCE OF SENIOR SECURITIES. The Company may, at any time, issue securities senior to the Shares, upon such terms and conditions as may be determined by the Board of Directors.

     BORROWING POLICY. The Company may, at any time, borrow, on a secured or unsecured basis, funds to finance its business and, in connection therewith, execute, issue and deliver promissory notes, commercial paper, notes, debentures, bonds and other debt obligations which may be convertible into shares or other equity interests or be issued together with warrants to acquire shares or other equity interests. The Charter Documents impose no limit upon the Company's debt. The Board has not established any maximum debt limit for the Company, although it intends to act prudently in borrowing funds for Company operations.

     LENDING POLICIES. The Company may, at any time, make mortgage loans secured by properties of the type in which the Company may invest, subject to restrictions on related party transactions contained in the Delaware General Corporation Law.

MISCELLANEOUS POLICIES

     REPORTS TO SHAREHOLDERS. The Company will be subject to the reporting requirements of the Exchange Act and will file annual and quarterly reports. The Company currently intends to provide annual and quarterly reports to its Shareholders.

     COMPANY CONTROL. The Board of Directors has exclusive control over the Company's business and affairs subject only to restrictions in the Charter Documents and the Delaware General Corporation Law. Shareholders have the right to elect members of the Board of Directors. The Directors are accountable to the Company as fiduciaries and are required to exercise good faith and integrity in conducting the Company's affairs.

WORKING CAPITAL RESERVES

     The Company will attempt to maintain working capital reserves (and when not sufficient, access to borrowing) in amounts that the Board of Directors determines to be adequate to meet the normal contingencies in connection with the operation of the Company's business and investments.

                                   CAPITALIZATION

     The following table sets forth the capitalization of the Company as of December 31, 1997 after giving effect to the completion of the Acquisition.

                                            [DECEMBER 31], 1997
                                            -------------------
                                                 Pro Forma
                                                Acquisition
                                                -----------
DEBT:
  Capital lease obligations. . . . . . . . .    $   340,563
                                                -----------
    Total debt . . . . . . . . . . . . . . .        340,563

STOCKHOLDERS' EQUITY:
  Common Stock(1). . . . . . . . . . . . . .          2,497
  Additional paid-in capital(1). . . . . . .     20,070,467
  Accumulated deficit(2) . . . . . . . . . .              -
                                                -----------
    Total stockholders' equity . . . . . . .     20,072,964
  Total capitalization . . . . . . . . . . .    $20,413,527
                                                -----------
                                                -----------

-------------
(1) Gives pro forma effect to the Acquisitions and the conversion of investor interests into common stock ownership in the Company.

                                    DILUTION

     As the value of the portion of the Units offering price relating to the share of common stock is less than the net tangible book value per share of the Company after the Acquisition, the investors in the Units offering will not experience any dilution. Assuming completion of the Acquisition, the following table sets forth on a pro forma basis as of [DECEMBER 31], 1997, with respect to the founders, consultants and existing Program Investors, a comparison of the number and percentage of Shares purchased and cash or other consideration paid and the average price per share.

                                                     Acquisition
                            ------------------------------------------------------
                              Shares Purchased      Total Consideration   Average
                            -------------------  ----------------------  Price per
                             Number     Percent     Number      Percent    Share
                            ---------   -------  -----------    -------    -----
Founders and Consultants      495,318      20%   $   951,064(1)     5%     $1.92
Program Investors           2,001,248       80    19,066,364       95       9.53
                            ---------     ---    -----------      ---      -----
     Total                  2,496,566     100%   $20,017,428      100%     $8.02
                            ---------     ---    -----------      ---      -----
                            ---------     ---    -----------      ---      -----

-------------
(1) Amount consists of $4,953 of cash and $946,111 of fees that have been incurred since 1994 that will be forgiven by National and its principals upon the successful completion of the Acquisition.

                           SELECTED FINANCIAL INFORMATION

     The following selected financial information should be read in conjunction with the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and all of the financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as and for the periods indicated, nor does it purport to represent the future financial position and results of operations for future periods.

                          Company Pro Forma           The Acquisition Historical
                          -----------------   -----------------------------------------
                             Year Ended                       Years Ended
                          December 31, 1997                   December 31
                           ---------------    -----------------------------------------
                           The Acquisition       1997           1996           1995
                          ----------------    -----------    -----------    -----------
Revenues                     $ 5,193,012      $ 5,193,012    $ 6,213,299    $ 6,333,143
Cost of sales                  4,081,530        4,081,530      5,224,186      5,346,735
                             -----------      -----------    -----------    -----------
Gross profit                   1,111,482        1,111,482        989,113        986,408
Expenses:
  Selling, general and
   administrative              5,005,566        3,781,566      3,436,719      2,033,496
  Land write-down              1,299,651        1,299,651        845,000              -
  Management fees                      0          650,000        650,000        650,000
                             -----------      -----------    -----------    -----------
Total expenses               $ 6,305,217      $ 5,731,217    $ 4,931,719    $ 2,683,496
Net interest income               28,274           28,274         63,518        135,875
                             -----------      -----------    -----------    -----------
Net loss                     $(5,165,461)     $(4,591,461)   $(3,942,606)   $(1,561,213)
                             -----------      -----------    -----------    -----------
                             -----------      -----------    -----------    -----------
Net loss per share                 (2.07)             N/A            N/A            N/A
                             -----------
                             -----------
Average number of
 shares outstanding           [2,496,566]             N/A            N/A            N/A
                             -----------
                             -----------
Balance Sheet Data:
  Cash and cash
   equivalents                   161,328          156,375        863,373            N/A
  Total real estate           20,987,904       19,559,403     19,953,557            N/A
  Total assets                25,085,663       23,596,673     25,869,260            N/A
  Total debt                     340,563          340,563        424,767            N/A
  Total liabilities            5,012,699        5,958,810      4,415,241            N/A
  Stockholders'/owners'
   equity                     20,072,964       17,637,863     21,454,019            N/A

Other Data:
  Cash provided by
   operating activities       (1,586,022)      (1,236,022)      (616,257)       652,473
  Cash used in
   investing activities         (163,264)        (163,264)      (186,211)      (436,545)
  Cash provided by
   financing activities          691,102          691,102        642,815        115,311

                              The Acquisition Historical                                  The Acquisition Historical
                        --------------------------------------                        ----------------------------------
                                      Years Ended                                                  Years Ended
                                      December 31                                                  December 31
                        --------------------------------------                        ----------------------------------
                            1997          1996         1995                              1997         1996        1995
                        -----------   -----------   ----------                        ----------   ----------   --------
Investment Program                                               Investment Program
Data                                                             Data
OCEANSIDE                                                        MORI POINT
Cash and cash                                                    Cash and cash
 equivalents            $   145,072   $   660,207   $      N/A    equivalents         $    7,204   $   39,032   $    N/A
Real estate               3,322,329     3,219,920          N/A   Real estate           4,100,000    4,100,000        N/A
Total assets              5,443,408     7,938,216          N/A   Total assets          4,339,911    4,139,032        N/A
Total debt                        -         3,910          N/A   Total debt                    -            -        N/A
Total liabilities         1,271,694     1,207,402          N/A   Total liabilities       882,869      807,514        N/A
Total owners' equity      4,171,714     6,730,814          N/A   Total owners' equity  3,457,042    3,331,518        N/A
Revenues                  4,290,850     5,490,180    5,920,600   Revenues                      -            -          -
Gross margin                461,868       515,020      624,859   Gross margin                  -            -          -
Net Loss                  1,857,850       548,675      367,219   Net Loss                279,448      189,125    146,867

                                                                 SACRAMENTO/DELTA
AHWAHNEE                                                         GREENS
Cash and cash                                                    Cash and cash
 equivalents            $         -   $   101,551   $      N/A    equivalents         $    4,099   $   62,583   $    N/A
Real estate              10,137,074    10,404,135          N/A   Real estate           2,000,000    2,230,000        N/A
Total assets             11,704,727    11,499,429          N/A   Total assets          2,108,627    2,292,583        N/A
Total debt                  340,563       420,857          N/A   Total debt                    -            -        N/A
Total liabilities         3,495,010     2,141,259          N/A   Total liabilities       309,237      259,066        N/A
Total owners' equity      8,209,717     9,358,130          N/A   Total owners' equity  1,799,390    2,033,517        N/A
Revenues                    902,162       723,119      412,543   Revenues                      -            -          -
Gross margin                649,614       474,093      361,549   Gross margin                  -            -          -
Net Loss                  2,059,368     2,078,604      915,537   Net Loss                394,796    1,062,684    131,590

                        MANAGEMENT'S DISCUSSION AND ANALYSIS
                  OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion should be read in conjunction with the "Selected Financial Information" as well as the financial statements listed in the index on page F-1. If approved by the Investors in the five former "Trudy Pat" programs, the programs discussed below will be acquired by the Company. Except for historical information contained herein, the matters discussed in this report contain forward-looking statements that involve risks and uncertainties that could cause results to differ materially.

RESULTS OF OPERATIONS - THE OCEANSIDE PROGRAM

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

     For the year ended December 31, 1997, the net loss amounted to $1,857,850 compared to a net loss of $548,675 for the year ended December 31, 1996. The change of results are primarily from the following factors: a decrease in revenue of $1,199,330, which has been offset by a decrease in cost of sales of $1,146,678, an increase in selling, general and administrative expenses of $171,725 and a writedown in the real estate inventory of $1,069,651.

     Revenues decreased in 1997 by $1,199,330 or 22% as compared to 1996.
The decrease was caused by 11 less homes being sold in 1997 as compared to 1996, which has been partially offset by an increase in the average selling price of each home of approximately five percent. This increase in average price is principally due to the recovery in the California real estate market in 1997. In addition, the company sold the remaining two undeveloped phases of the Encore project during 1997.

     Cost of sales decreased in 1997 by $1,146,678 or 23% as compared to 1996 primarily due to the decrease in the number of houses sold discussed above.

     Selling, general and administrative expenses increased $171,725 (20%) due to an increase in the sales incentives provided on houses sold during 1997 as compared to 1996. The increase is also due to increases in salaries and wages and consulting fees paid to employees and consultants in 1997 compared to 1996.

     Based on the net proceeds received from the sale of the remaining inventory lots during 1997, the Program wrotedown its real estate inventory to its estimated fair value resulting in a $1,069,651 charge against income during the year ended December 31, 1997.

RESULTS OF OPERATIONS - THE YOSEMITE/AHWAHNEE PROGRAMS

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

     For the year ended December 31, 1997, the net loss amounted to $2,059,368, compared to a net loss of $2,078,604 for the year ended December 31, 1996. The change of results is primarily from the following factors: an increase in revenues of $179,043 which has been offset by an increase in selling, general and administrative expenses of $136,466 and an increase in interest expense of $19,819.

     The increase in revenues of $179,043 (25%) was primarily due to the operation of the golf course for the entire period of 1997, while it was closed for refurbishing for a portion of the year ended December 31, 1996, as well as an increase of $85,615 of recreational vehicle memberships during 1997.

     The increase in selling, general and administrative expenses of $136,466 (6%) is a result of the increased operations of the golf course and the increased recreational vehicle membership sales effort during 1997 as compared to 1996.

RESULTS OF OPERATIONS - THE MORI POINT PROGRAM

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

     No sales activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $190,348 for the year ended December 31,1996 to $281,034 at December 31, 1997, an increase of $90,686. The operating expenses primarily consist of property taxes and consulting fees related to feasibility studies performed on the property. Property tax expense increased by $26,405 due to an increase in the assessed property value, while consulting fees significantly increased as the Program explored various development and entitlement options for the property. Management fees were consistent for both years at $100,000 per year. These fees were for the management and administration of the property.

RESULTS OF OPERATIONS - THE SACRAMENTO/DELTA GREENS PROGRAM

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

     No development activity occurred during the periods on this property. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses decreased from $169,649 for the year ended December 31, 1996 to $115,620 at December 31, 1997, a decrease of $54,029. The difference is a result of the employment of consultants during 1997 to perform studies related to the proposed development of the property. Management fees were consistent for both years at $50,000 per year.

     Due to a decrease of approximately 35% in the median prices of homes in the communities surrounding Sacramento/Delta Greens during 1996 and a decrease in the number homes zoned for this property during 1997, impairment losses of $845,000 and $230,000 were recorded on the property's financial statements during the periods presented. Originally, 596 homes were zoned for this property, while 534 homes are currently zoned for this property.

LIQUIDITY AND CAPITAL RESOURCES

     Upon completion of the Acquisition on a pro forma basis as of December 31, 1997, the Company will have approximately $161,000 of unrestricted cash available to operate the Company and develop its owned real estate. The Company is also attempting to raise additional funds by offering units for sale in conjunction with the Acquisition, which if fully subscribed would result in net proceeds of approximately $8,900,000.

     In addition to the methods discussed above, the Company anticipates creating additional liquidity through the following methods on an as needed basis:

     (a) Obtain additional mortgage debt against the Properties: At December 31, 1997, the Company had no debt and approximately $1,082,000 of delinquent property taxes levied against its real estate, some of which is being paid pursuant to statutorily permitted 5-year payment plans. Based on its lack of significant leverage, the Company believes that some liquidity can be generated through additional borrowings, if necessary. The Company believes that mortgage debt will be available to it, when it was not available to National on behalf of the Programs, because of the elimination of the tenancy-in-common ownership structure. This will make available lenders' policies of title insurance which are not available under the current structure.

     (b)  Obtain additional funding by selling off additional Properties:
The Company believes some of the Properties, or portions thereof, can be sold to generate sufficient liquidity to develop the remaining Properties. In conjunction with this strategy, the remaining 23 parcels of the Encore property, a development within the Oceanside Program, were sold during October 1997 for net proceeds of $593,115. Except for the Oceanside Property which, based on recent negotiations, the Company believes to be readily salable at approximately the appraised value used to calculate Exchange Values, the Company believes that the sale of the Sacramento/Delta Greens or Mori Point Properties would be possible in bulk at prices discounted from the May 1997 appraisal values but for more than the property taxes due.

     (c) Reduce development capital needs through joint venture arrangements: The Company believes that, due to the elimination of the tenancy-in-common ownership structure which was cumbersome for potential partners, it will be able to enter into joint venture arrangements to develop and operate one or more of its current properties.

     (d) Conserve development capital by slowing down the currently planned development process: If the Company is unable to raise sufficient development funds utilizing the methods discussed above, the pace of property development can be slowed until necessary internal or external funding is generated.

     Listed below is a summary, by project, of the estimated time period to develop each project as well as the projected external financing needed to complete development:

YOSEMITE/AHWAHNEE

     The Company would develop and construct 170 vacation homes on currently entitled lots which would be sold as time share intervals. The Company expects that it will require an initial amount of approximately $3,700,000 of funding for this development phase which would last for approximately 6 years. The source of funds is intended to be proceeds of the unit offering, third party financing or sale of one of the Oceanside, Sacramento/Delta Greens or Mori Point Properties. In addition, the Company plans to continue to develop the recreational vehicle park, which should be self-funding from sales of currently available recreational vehicle memberships. Although the Company currently does not have the proper entitlements to develop the remaining raw land within the resort, the Company does anticipate eventually developing this land subsequent to the completion of the other projects occurring within the resort which have been described above.

OCEANSIDE

     The Company could start developing the Symphony project residential homes. The Symphony project consists of 111 lots upon which the Company projects building single family homes principally containing 3 to 4 bedrooms. The Company anticipates that funds which have been generated from the Encore tract, along with approximately $700,000 of equity funding and an estimated maximum of $3,500,000 of construction financing, will be sufficient to develop Symphony, which should be completed within approximately two years from the date of commencement.

MORI POINT

     The Company anticipates developing a state of the art business conference center located near San Francisco, California. The Company anticipates that approximately $500,000 and 1.5 years is needed to complete the entitlement and mapping process. If construction commences upon completion of the entitlement/mapping process, the Company anticipates that the business conference center would be operational by 2001. The business conference center will consist of multiple meeting rooms, restaurant, indoor and outdoor facilities, which is expected to require approximately $40,000,000 of external funding. Due to the significant development funding required for this project, the Company anticipates that it will seek a joint venture development partner to reduce the funding required of the Company.

SACRAMENTO/DELTA GREENS

     The property is zoned for a single-family housing project, consisting of approximately 465 homesites, in Sacramento, California. The total expected funding needs for this project are approximately $3,000,000, with completion of the project currently estimated for approximately 10 years after commencement.

LIQUIDITY SUMMARY

     The Company expects to meet its short- and long-term liquidity requirements through the methods described above in addition to cash generated from the operations of the resort properties once these properties are operational. The Company believes that the liquidity sources described above will be adequate to satisfy the cash requirements of the Company for the 12 months following the completion of the Acquisition.

HISTORICAL CASH FLOWS

THE OCEANSIDE PROGRAM

     The Oceanside Program continued its development and sale of houses on the Encore site during 1997 and decided to sell the remaining 23 undeveloped lots on its Encore site at the end of 1997. This sale caused a decrease in the number of houses sold by the Program from 30 in 1996 to 19 in 1997 and was the significant factor causing the decrease in cash flows from operations of $1,002,238 in 1996 to $297,288 in 1997. The Program continued limited development of the Symphony site during 1996 and 1997 and repaid the line of credit utilized to build houses on the Encore site during 1997.

THE YOSEMITE/AHWAHNEE PROGRAM

     The Yosemite/Ahwahnee Programs experienced significant cash outflows from operations during 1996 and 1997 due to the property of the Programs being in a very early stage of development. As the property continues to progress toward being fully developed, the amount of operational cash outflows should decrease as a larger customer base will utilize current and future resort amenities. These operational outflows, as well as the minimal expenditures made by the Programs to expand the recreational vehicle park of the property, were funded by contributions from current investors of the Programs.

THE MORI POINT AND SACRAMENTO/DELTA GREENS PROGRAMS

     The Mori Point and Sacramento/Delta Greens Programs continued to explore opportunities for development of their real estate assets during 1996 and 1997. The expenditures made to investigate various development opportunities were paid for by contributions from current investors of each Program.

NEW ACCOUNTING PRONOUNCEMENTS

     Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS No. 130 will not have a material effect on the financial position or results of operations of the Company

     Statements of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131) issued by the FASB is effective for financial statement beginning after December 15, 1997 (ALTHOUGH THE FASB IS ENCOURAGING EARLIER APPLICATION). The new standard requires that public business enterprises report certain information about operating segments in complete sets of financial statements OF THE ENTERPRISE

AND IN CONDENSED FINANCIAL STATEMENTS of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The adoption of SFAS No. 131 will not have a material effect on the financial position or results of operations of the Company.

     Statements of Financial Accounting Standards No. 132 "Employees' Disclosures about Pensions and Other Postretirement Benefits" issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is encouraged. The new standard standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable. The adoption of SFAS No. 132 will not have a material effect on the financial position or results of operations of the Company.

                                  MANAGEMENT

     The Company will operate under the direction of the Board, the members of which are accountable to the Company and its shareholders as fiduciaries. The Board will be responsible for the management and control of the affairs of the Company; however, the executive officers of the Company and its subsidiaries will manage the Company's and its subsidiaries' day-to-day affairs and the Acquisition and disposition of investments, subject to the Board's supervision. The Company currently has six directors; it must have at least one and may have no more than nine directors. As a matter of policy, the Company will maintain at least two Independent Directors on the Board; that is, persons who are not employed by or otherwise affiliated with the Company prior to becoming directors. The Board will then be divided into three classes serving staggered three year terms. See "Comparisons of Programs and the Company -- Anti-Takeover Provisions."

     Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of a majority of all the votes entitled to be cast for the election of directors at a special meeting called for the purpose of such proposed removal. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director will be removed. A vacancy created by death, resignation or removal of a director may be filled by a vote of a majority of the remaining directors. Each director will be bound by the Company's Charter Documents.

     The directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The directors will meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on the executive officers of the Company. The Board is empowered to fix the compensation of all officers that it selects and may pay directors such compensation for special services performed by them as it deems reasonable. Initially, the Company will pay Independent Directors a retainer fee of $20,000 per year, plus $1,000 per meeting attended, plus 2,500 options to purchase shares, plus out-of-pocket expenses in attending meetings. The Company will not pay any director compensation to the officers of the Company who also serve as directors.

     The general investment and borrowing policies of the Company are set forth in this Prospectus. The directors will establish further policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company to assure that such policies are in the best interest of the shareholders and are fulfilled. Until modified by the directors, the Company will follow the policies on investments and borrowings set forth in this Prospectus.

     The Company believes that its management has the requisite real estate experience to fulfill the Company's business plan. While none of the officers have extensive experience in the development, marketing and management of timeshares, Messrs. Lasker and Orth have developed familiarity with the basic concepts through participating in the management of the Yosemite/Ahwahnee Properties. To the extent a property needs skills not possessed by management, or cannot be efficiently provided by management, consultants will be hired to provide those skills and services.

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company are as follows:

                                                                      Director Term
    Name                        Age  Position                           Expires*
    ----                        ---  --------                           --------
    David G. Lasker             52   Co-Chairman of the Board,
                                     President and Chief Financial
                                     Officer                              2000

    James N. Orth               51   Co-Chairman of the Board,
                                     Chief Executive Officer and
                                     Secretary                            2000

    L.C. Bob Albertson, Jr.     54   Executive Vice President of
                                     the Company and President and
                                     Chief Executive Officer of
                                     American Family Communities,
                                     Inc., Director                       1999

    Mark K. Kawanami            34   Vice President                        N/A

    Charles F. Hanson           61   Director                             1999

    Dudley Muth                 58   Director                             1998

    James G. LeSieur, III       56   Director                             1998


     *    Each director first elected in 1997.

     The following is a biographical summary of the experience of the directors and executive officers of the Company.

     DAVID G. LASKER - Co-Chairman of the Board, President and Chief Financial Officer of the Company. Mr. Lasker has served as Chairman and President of Management Investors Financial, Inc. since 1986. Prior to that, he served as Chairman and Vice chairman of the Board of Directors of American Merchant Bank, a commercial bank headquartered in Orange County, California, from 1985 to 1986. His experience includes all phases of negotiating, underwriting, closing and servicing of residential and commercial loans. Since the Ownership Date, Mr. Lasker has overseen the development and construction of the Oceanside Property. He has served as project manager of the Mori Point Property. He and Mr. Orth have supervised the predevelopment activities of the Sacramento/Delta Greens Property and they have shared the responsibility for the management and ultimate development of a business plan for the Yosemite/Ahwahnee Properties. He and Mr. Orth are responsible for overall management of the Company. Mr. Lasker holds a Bachelor of Science degree from Purdue University and an M.B.A. from the University of Southern California.

     JAMES ORTH - Co-Chairman of the Board, Chief Executive Officer and Secretary of the Company. Since 1986, Mr. Orth has been Executive Vice President and a member of the Board of Directors of Management Investors Financial, Inc. Prior to that, in 1980, he was a founding member of NIF Securities, Inc., a securities broker-dealer oriented to the capitalization of start-up and second-stage business ventures. In addition, he has been a founder and executive officer of a variety of companies specializing in financial management, marketing and distribution. From 1969 through 1976, Mr. Orth was employed by IBM Corporation as a marketing representative and territory manager. From 1978 to 1980, he was vice president and branch manager of ENI Corporation, an oil and gas exploration Company. He received a Bachelor of Science in Mathematics-Statistics, French and Economics from the University of Wyoming in 1969 and did post-graduate work in the MBA-Finance program at the University of Colorado.

     L.C. "BOB" ALBERTSON, JR. - Executive Vice President and Director of the Company, President and Chief Executive Officer of American Family Communities, Inc., a wholly-owned subsidiary of the Company. Mr. Albertson is responsible for the operation of the Company's Properties and the implementation of the Company's business plan. Mr. Albertson is a 32-year veteran of the homebuilding industry. From 1985 to 1996, he served as President of a division of Presley Homes, Southern California Region, a large publicly-traded homebuilding Company. From 1981 to 1983, he was President of Barrett American, Irvine, a publicly-traded homebuilding Company based in Great Britain. Mr. Albertson is President of HomeAid America, a non-profit organization supported by the Management Association of Homebuilders. From 1985 to 1986, he served as President of the Building Industry Association/Orange County Region.

     MARK K. KAWANAMI - Vice President of the Company and Vice President of Finance of American Family Communities, Inc., a wholly-owned subsidiary of the Company. From 1996 to 1997, he was Corporate Controller for California Pacific Homes, Inc. From 1995 to 1996, he was Director of Finance and Administration for Creative Design Consultants, Inc. From 1991 to 1995, he was Assistant Treasurer/Assistant Controller for A-M/Greystone Homes. After leaving public accounting in 1989, Mr. Kawanami held two other finance positions with Southern California homebuilders. From 1986 to 1989, he was with the accounting firm of KPMG Peat Marwick (independent accountants) where he earned his CPA. Mr. Kawanami received a Bachelor of Arts degree in Economics from the University of California, Los Angeles, in 1985.

     CHARLES F. HANSON - Director of the Company. Since 1989, Mr. Hanson has served as Co-Chairman of the Board of Larson Training Centers, Inc., a vocational training Company with campuses in the Cities of Orange and Carson, California. Also, since 1994, he has served as an independent marketing director for a major pharmaceutical Company. In 1991, he developed Coastal Pacific Commercial Corporation, a consulting Company to the real estate industry. From 1987 to 1989, Mr. Hanson was associated with CIS Corporation, a New York stock exchange listed Company and a leading equipment leasing firm, as Vice President and Management Sales Manager. In 1985, he developed Half-Time Associates, Inc., a national seminar Company. From 1983 to 1985, Mr. Hanson was associated with Integrated Resources, Inc. as Vice President, Director of Marketing. Prior positions at Integrated Resources, Inc. included Senior Executive Vice President of Integrated Resources Equity Corp. and Executive Vice President, Management Sales Manager and Director of Marketing for Integrated Resources Energy Group. Mr. Hanson received his Liberal Arts degree from the University of Washington. He is Registered Principal with the NASD and is licensed with the New York Stock Exchange.

     DUDLEY MUTH - Director of the Company. Mr. Muth's career includes over 20 years of extensive experience in the field of corporate management, law, securities and real estate. From June 1993 through May 1997, Mr. Muth served as a consultant on real estate and securities matters and as Vice President of Drake Capital Securities, Inc. He recently rejoined Drake Capital Securities, Inc. to direct all compliance and legal activities. From March 1990 until June 1992, he served as president of First Diversified Financial Services, Inc., a syndicator of all-cash investments in California real estate. From June 1987 until February 1990, he was President of USREA/WESPAC which controlled two public real estate investment trusts. From January 1985 to May 1987, Mr. Muth was President of Cambio Equities Corporation and Cambio Securities Corporation. From October 1982 to December 1984, he served as Executive Vice President of Angeles Corporation. From July 1977 through September 1979, he was Vice President and Director of Compliance for The Pacific Stock Exchange, Inc. In 1967, he began his career in the tax department of Arthur Andersen & Co. Mr. Muth received his Bachelor of Arts degree in Economics from Pomona College, his M.B.A. in accounting from UCLA Graduate School of Management, and his J.D. from the University of Southern California. He is a member of the California State Bar and a Registered Principal with the NASD.

     JAMES G. LESIEUR, III - Director of the Company. From April 1991 to the present, Mr. LeSieur has been President and Chief Executive Officer of Sunwest Bank, Tustin, California. Prior to that, he was Executive Vice President and Chief Financial Officer of Sunwest Bank from December 1985 to March 1991, and held other responsible officer positions with that bank from September 1975 to November 1985. Before joining Sunwest Bank, he was with Arthur Young & Company (independent accountants). He received a Bachelor of Science degree from Purdue University and an M.B.A. degree from Wharton Graduate School of University of Pennsylvania.

     COMMITTEES OF THE BOARD OF DIRECTORS

     EXECUTIVE COMMITTEE. In due course, the Board of Directors will establish an executive committee (the "Executive Committee") which will be granted the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements. The Company expects that the Executive Committee will ultimately consist of the co-Chairmen of the Board of Directors and two Independent Directors.

     AUDIT COMMITTEE. The audit committee will consist of two Independent Directors and one "inside" director (the "Audit Committee"). The Audit Committee will make recommendations concerning the engagement of independent auditors, review with the independent auditors the plans and result of the audit engagement, approve professional services provided by the independent auditors, review the independence of the independent auditors, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     COMPENSATION COMMITTEE. In due course, the Board of Directors will establish a compensation committee (the "Compensation Committee") to determine compensation, including awards under the Company's Stock Incentive Plan for the Company's executive officers. The Company expects that the Compensation Committee will ultimately consist of two Independent Directors. Until the Committee is established, the Independent Directors will serve as the Compensation Committee.

     NOMINATING COMMITTEE. In due course, the Board of Directors will establish a nominating committee (the "Nominating Committee") to nominate persons to serve on the Company's Board of Directors as vacancies arise. The Nominating Committee will ultimately consist of three directors, at least two of whom will be Independent Directors

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION AND INCENTIVES

     The Company will compensate designated key managers of the Company with cash compensation and certain incentives including stock option and bonus plans. The below table sets forth the estimated annual base salary to be paid to the Chief Executive Officer, President and Vice Presidents, as well as the stock options for the officers and directors.

                                                           Annual      Common Stock
Name                     Position                         Salary(1)      Options
----                     --------                         ---------     ---------
David G. Lasker*         Co-Chairman of the Board,        $180,000       30,000(2)
                         President and Chief Financial
                         Officer

James N. Orth            Co-Chairman of the Board,        $180,000       30,000(2)
                         Chief Executive Officer and
                         Secretary


                                                                            59

L.C. Bob Albertson, Jr.  Executive Vice President and     $200,000       30,000(2)
                         Director of the Company;
                         President and Chief Executive
                         Officer of American Family
                         Communities, Inc., Director

Mark K. Kawanami         Vice President of the Company;   $100,000        5,000(2)
                         Vice President of Finance of
                         American Family Communities,
                         Inc.

Charles F. Hanson        Director                               -         2,500(3)

Dudley Muth*             Director                               -         2,500(3)

James G. LeSieur, III*   Director                               -         2,500(3)

-----------
*    Initial members of Audit Committee.
(1) Employment Agreements for Messrs. Lasker, Orth and Albertson contain provisions for bonus payments based on performance criteria.
(2) 10,000 to be issued upon completion of the Acquisition to Messrs. Lasker, Orth and Albertson and 10,000 additional options to be issued to each of them on the first and second anniversaries of the Acquisition. These options are nonqualified stock options which are not issued pursuant to the Company's 1997 Stock Option and Incentive Plan. They have a ten year term. Messrs. Lasker, Orth and Albertson may exercise options for 3,333 shares immediately. Mr. Kawanami's options will be issued upon completion of the Acquisition and he may exercise options for 1,250 shares immediately. They are exercisable at $10 per Share. Options issued at later dates will be exercisable at market value on the date of issuance.
(3) To be issued upon completion of the Acquisition. These options are issued pursuant to the Company's 1997 Stock Option and Incentive Plan. They have a ten-year term and are exercisable one year from the date of grant at $10 per Share. The number of options is determined by formula for the Independent Directors.

STOCK INCENTIVE PLAN

     The Company has established a stock incentive plan (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company and its subsidiaries to participate in the ownership of the Company. The Stock Incentive Plan is designed to attract and retain executive officers, other key employees and directors of the Company and its subsidiaries and to provide incentives to such persons to maximize the Company's value, as well as cash flow, available for distribution. The Stock Incentive Plan provides for the award to such executive officers and employees of the Company and its subsidiaries of stock-based compensation alternatives such as restricted stock, nonqualified stock options and incentive stock options and provides for the grant to Independent Directors of nonqualified stock options on a formula basis.

     The Stock Incentive Plan will be administered by the Compensation Committee, which is authorized to select from among the eligible employees of the Company and its subsidiaries the individuals to whom options are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Stock Incentive Plan. Nonqualified stock options shall be granted to Independent Directors in accordance with the formula set forth in the Stock Incentive Plan.

     The Stock Incentive Plan was approved by the Company's founding shareholders September 15, 1997. The following awards may be made under the
Plan:

     NONQUALIFIED STOCK OPTIONS will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

     INCENTIVE STOCK OPTIONS, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

     RESTRICTED STOCK is Common Stock of the Company which may be awarded to key employees of the Company by the Compensation Committee, subject to such restrictions on the exercise of full ownership as such Committee may determine. Restrictions may relate, among other things, to duration of employment, Company performance and individual performance

     Promptly after the Closing of the Acquisition, the Company expects to issue to certain officers, directors and key employees of the Company and its subsidiaries options to purchase an aggregate of 7,500 shares of Common Stock pursuant to the Stock Incentive Plan. The term of each of such options will be ten years from the date of grant and they will be exercisable one year after the date of grant at a price per share equal to the public offering price per Share in the Offering. The expected allocations of the options to such persons is as presented above in the "Directors and Executive Officers Compensation and Incentives." Except for those options, the Company does not plan to grant options under the Stock Incentive Plan until after the first year of operations.

     NO CRITERIA FOR ISSUANCE OF OPTIONS OR RESTRICTED STOCK HAVE YET BEEN DEVELOPED BY THE COMPENSATION COMMITTEE. There is no maximum number of options that a single individual may receive.

     185,000 shares of Common Stock, subject to adjustment, will be reserved for issuance under the Stock Incentive Plan. There is no limit on the number of awards that may be granted to any one individual (other than Independent Directors who annually receive a fixed number of options automatically)

     FEDERAL INCOME TAXES. If the option has no readily ascertainable fair market value, no income is recognized by a participant at the time an option is granted. If the option is an incentive stock option ("ISO"), no income will be recognized upon the participant's exercise of the option. Income is recognized by a participant when he or she disposes of shares acquired under an ISO. The exercise of a nonqualified stock option ("NQSO") generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value on the exercise date and the option price.

     The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a NQSO. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO.

401(k) PLAN

     The Company intends to establish a qualified retirement plan, with a salary deferral feature designed to qualify under Section 401 of the Code (the "401(k) Plan"). The 401(k) Plan will permit the employees of the Company and the Operating Partnership to defer a portion of their compensation in accordance with the provisions of Section 401(k) of the Code.
 The 401(k) Plan will allow participants to defer up to 15% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. Matching contributions may be made in amounts and at times determined by the Company. Amounts contributed by the Company for a participant will vest over a period of years to be determined and will be held in trust until distributed pursuant to the terms of the 401(k) Plan.

     Employees of the Company and its subsidiaries will be eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum age and period of credited service. All contributions to the 401(k) Plan will be invested in accordance with participant elections among certain investment options. Distributions from participant accounts will not be permitted before age 59 1/2, except in the event of death, disability, certain financial hardships or termination of employment.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Lasker and Orth for a term of five years, Mr. Albertson for a term of three years, and Mr. Kawanami for a term of one year, each subject to automatic one year extensions unless terminated. The agreements provide for signing bonuses of $25,000 for Messrs. Lasker, Orth and Albertson and for initial annual salary compensation as follows: Messrs. Lasker and Orth, each $180,000; Mr. Albertson $200,000; and Mr. Kawanami $100,000. Each of the agreements for Messrs. Lasker and Orth provides for annual increases of the greater of ten percent per annum or the increase in the consumer price index for the metropolitan area in which Newport Beach, California, is located and Mr. Albertson's provides for annual salary increases of $25,000 per year for the second and third years of his agreement. In addition, the salaries may be raised at the discretion of the Board upon recommendation of the Compensation Committee. No criteria other than prudent stewardship of Company resources exist for the exercise of such discretion. Each agreement also contains provisions for discretionary bonus consideration and a fixed bonus equal to two percent of pre-tax profits in the case of Messrs. Orth, Lasker and Albertson, and up to 20% of base salary for Mr. Kawanami. In addition, Messrs. Lasker, Orth and Albertson may receive discretionary bonuses of up to 50% of base salary if certain to-be-budgeted financial results are exceeded. Except to the extent required to carry on pre-existing duties to investors in other programs managed by Management or other pre-existing real estate investments, each agreement includes provisions restricting the officers from competing with the Company during the term of such employment. Each agreement also provides for certain salary and benefit continuance for six months if the officer is permanently disabled; and, provides for a severance payment in the amount of 2.99 times for Messrs. Lasker, Orth and Albertson, and .5 times for Mr. Kawanami, the officer's average salary and bonus over the past five years (or such shorter time as the officer was employed), payable in 18 equal monthly installments for Messrs. Lasker, Orth and Albertson, and no more than six equal monthly installments for Mr. Kawanami. Change of control is generally defined to include a consolidation in the hands of one Person of 40% or more of the voting securities of the Company, a business combination after which the existing shareholders of the Company hold less than 51% of the voting securities of the resulting entity, or a change in membership of the Board of Directors resulting in 50% or more of the Board of Directors not being nominated by management.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Charter Documents limit the liability of the Company's directors to the Company and its stockholders for money damages to the fullest extent permitted from time to time by Delaware law. Delaware law presently permits the liability of directors to a corporation or its shareholders for money damages to be limited, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for unlawful distributions to stockholders; and (iv) for any transaction from which the director derived an improper benefit.

     The Company's By-Laws require the Company to indemnify its directors, officers and certain other parties (collectively "agents") to the fullest extent permitted from time to time by Delaware law. The Company's Certificate of Incorporation and By-Laws also permit the Company to indemnify its agents who have served another corporation or enterprise in various capacities at the request of the Company. The Delaware law presently permits a corporation to indemnify its agents against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Company, unless it is established that:
(i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified party actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Company, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the Company. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that the personal benefit was improperly received.
The termination of any proceeding by conviction, or upon a plea of NOLO CONTENDERE or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Indemnification under the provisions of the Delaware law is not deemed exclusive to any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Charter or By-Laws, or under resolutions of shareholders or directors, contract or otherwise.

     The Company will apply for a directors and officers liability insurance policy in an amount of $5,000,000. The directors and officers liability insurance insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company and (ii) the Company to the extent that it has indemnified the directors and officers for such loss.

                                PRIOR PROGRAMS

     None of the executive officers of the Company have participated in the operation of an entity with similar objectives to those of the Company, although each of such officers has skills and experience in one or more of the types of property to be acquired and operated by the Company. See "Management --Executive Officers and Directors" for biographical information about the executive officers.


     In the last ten years, Management sponsored 12 programs which offered tenancy-in-common interests in loans secured by real estate located in California. Nine of such programs were public programs having raised more than $100,000,000 from more than 6,000 investors and three were private programs. The total amount of money raised from the private offerings was approximately $900,000 from a total of 72 investors. Loans were made to developers of 11 California properties. One-half of one percent of the loans were made to developers of shopping centers, approximately 30% to developers of mixed use projects (commercial and residential) and approximately 70% to developers of residential properties. All of the properties involved previously undeveloped land. Of the amount loaned, approximately $13,000,000 was distributed back to investors (all from public programs and none from private programs). Of the 12 lending programs, ten eventually were defaulted upon by the borrowers and two paid the lender/investors in full. In each of the programs where borrowers defaulted and National did not replace the borrower with another entity, possession of the applicable property was taken through National's efforts and the investors became the tenant-in-common owners of the properties through trusts established for their benefit by National. Where possible, National is in the process of trying to bring these properties to a point where they can be sold or otherwise return as much as possible to the investors.

     None of the 12 tenancy-in-common lending programs had investment objectives similar to those of the Company.


     The names of the programs are: Sacramento/Delta Greens "Trudy Pat" Program, Oceanside "Trudy Pat" Program, Yosemite/Ahwahnee I "Trudy Pat" Program, Yosemite/Ahwahnee II "Trudy Pat" Program, Mori Point "Trudy Pat" Program, Cypress Lakes "Trudy Pat" Program (located in Contra Costa County, California), Joshua Ranch "Trudy Pat" Program (located in Palmdale, California), Arciero-Diamond Ridge "Trudy Pat" Program (located in Diamond Bar, California), Esperanza "Trudy Pat" Program (located in Victorville, California), Stacey Rose "A" "Trudy Pat" Program (located in Victorville, California), Stacey Rose "B" "Trudy Pat" Program (located in Victorville, California), and Franklin Meadows "Trudy Pat" Program (located in Sacramento, California). None of such programs have been required to file reports with the Commission.

     Only the Yosemite/Ahwahnee Properties and the Cypress Lakes property have been acquired through foreclosure in the past three years. Detailed information regarding the Yosemite/Ahwahnee Properties may be found at "Business and Properties -- Properties -- Yosemite/Ahwahnee Properties." The Cypress Lakes property is located in Contra Costa County, California, and consists of approximately 660 acres which were intended to be developed into an 18-hold golf course along with 1,330 residential units.

     In Management's opinion, the principal adverse business development which caused 10 of the 12 "Trudy Pat" loans to default was the precipitous decline of the value of real estate throughout California brought about by the economic recession that commenced in California in the early 1990s. The decline in real estate values changed the economics of the projects planned by the developers so that they were no longer able to project profitability for themselves. Further, the availability of traditional financing for construction was significantly reduced due to (i) the savings and loan association failures of the late 1980s and (ii) bank regulatory requirements which tightened the availability of credit generally and substantially increased the amount of equity required as a prerequisite to obtaining a real estate development loan.


     With real estate values down and the availability of credit substantially reduced, the "Trudy Pat" borrowers elected to cut their losses, default on the loans and turn the Properties over to the lender/Investors. This decision resulted in the Investors in the various Programs becoming tenancy-in-common beneficial owners of the real estate which secured the loans. This economic reality was not unique to the Programs.

     Certain prior performance schedules are included as Appendix 1 at the back of this Prospectus. Schedule A shows, as of December 31, 1997, general information about funds raised by the only program the offering for which closed in the last three years. Schedule B shows, as of December 31, 1997, compensation paid to Management or its affiliates by the eleven "Trudy Pat" programs which have not been completed. Schedule C shows, as of December 31, 1997, the annual operating results of the eight "Trudy Pat" programs for which the offering closed in the last five years. Schedule D shows general information about the one program that was completed within the last five years. Schedule D shows general information about the one program that was completed within the last five years. See also

"Background and Reasons for the Acquisition -- Historical Compensation for Servicing, Asset and Property Management/Effect of Acquisition" and "-- Historical Cash Distributions to Investors" for further information about compensation paid to National and its affiliates and distributions to Investors in the Programs.


                           PRINCIPAL SHAREHOLDERS

     The following tables set forth information as of the date hereof as to each person or entity who owns of record or is known by the Company to own beneficially five percent or more of the Company's outstanding voting securities and information as to the securities ownership of management. All stock ownership shown below is direct unless otherwise indicated.

PRINCIPAL SHAREHOLDERS


                                                           Percent of All
Name and Address                Common Stock     Voting Shares Outstanding, Assuming
----------------                ------------     -----------------------------------
                                                                      Acquisition
                                                  Acquisition      Completed and All
                                                Completed Only        Units Sold
                                                --------------       ------------
Yale Partnership for Growth
and Development, L.P.(1)         [200,007]           8.01%                5.72%
4220 Von Karman Avenue
Suite 110
Newport Beach, CA 92660

J-Pat, L.P.(2)                   [200,007]           8.01%                5.72%
4220 Von Karman Avenue
Suite 110
Newport Beach, CA 92660

--------------------
(1) As manager of the general partner, Mr. Lasker controls this partnership and has sole voting and investment power.
(2) As manager of the general partner, Mr. Orth controls this partnership and has sole voting and investment power.

DIRECTOR AND OFFICER STOCK OWNERSHIP

                                                                   Percent of
                                                      Percent       Class if
                                                    of Class if    Acquisition
                                                    Acquisition     Completed     Common
                                         Common      Completed       and All       Stock      Percent
Name/Position                             Stock        Only         Units Sold    Options     of Class
-------------                            ------      ---------      ----------    -------     --------
David G. Lasker, President, Chief
Financial Officer and Director(2)        [200,007]      8.01%          5.72%     10,000(1)     23.53%

James Orth, Chief Executive
Officer, Secretary and Director(3)       [200,007]      8.01%          5.72%     10,000(1)     23.53%

L.C. "Bob" Albertson, Jr. Executive
Vice President, Director                   54,118       2.17%          1.55%     10,000(1)     23.53%

Mark K. Kawanami                            1,000        .04%           .03%      5,000(1)     11.77%

Charles F. Hanson, Jr., Director                -          -              -       2,500         5.88%

Dudley Muth, Director                           -          -              -       2,500         5.88%

James G. LeSieur III, Director                  -          -              -       2,500         5.88%

Directors and Officers as a group        [455,132]     18.23%         13.02%     42,500       100.00%

------------------
(1) Messrs. Lasker, Orth and Albertson each may exercise options to purchase 3,333 shares presently, and Mr. Kawanami, 1,250 shares. In addition, each of Messrs. Lasker, Orth and Albertson will be issued 10,000 options on the first anniversary of the Acquisition and 10,000 options on the second anniversary of the Acquisition.
(2) Mr. Lasker controls Yale Partnership for Growth and Development, L.P. which owns the Shares reported. He has sole voting and investment power.
(3) Mr. Orth controls J-Pat, L.P. which owns the Shares reported. He has sole voting and investment power.

                            DESCRIPTION OF SHARES

     The following description of the Shares and other capital stock of the Company does not purport to be complete but contains a summary of portions of the Company's Certificate of Incorporation and is qualified in its entirety by reference to the Company's Certificate of Incorporation.

GENERAL

     The total number of shares of stock which the Company has authority to issue is 12,000,000 shares, of which 10,000,000 are shares of Common Stock, $0.001 par value per share ("Common Stock"), and 2,000,000 are shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"). The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and the rights of such series and the qualifications, limitations or restrictions thereof.

COMMON STOCK

     All shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of Preferred Stock, holders of Common Stock will be entitled to receive distributions on such Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its Shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

     Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of Shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of stock, the holders of such shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares, if any, will not be able to elect any directors. Holders of Common Stock have no conversion, sinking fund, redemption rights or any preemptive rights to subscribe for any securities of the Company.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors by resolution shall designate that series to distinguish it from all other series and classes of stock of the Company, shall specify the number of shares to be included in the series and shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. Subject to the express terms of any other series of preferred stock outstanding at the time and notwithstanding any other provision of the Certificate of Incorporation, the Board of Directors may increase or decrease the number of shares of, or alter the designation or classify or reclassify, any unissued shares of any series of Preferred Stock by setting or changing, in any one or more respects, from time to time before issuing the shares, and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the shares of any series of Preferred Stock. There are no shares of Preferred Stock outstanding and the Company has no present plans to issue any.

WARRANTS

     The only presently existing warrants will be issued as part of the units. Each warrant will have a two year life, is immediately exercisable, and will allow the holder to purchase two shares of Common Stock for a per share purchase price equal to 80% of the closing price for the

Company's Common Stock on the trading date immediately preceding the warrant exercise date. These warrants are detachable from the units immediately on issuance and contain appropriate anti-dilution clauses and will be fully transferable from the date of the close of the Acquisition. The Common Stock issued upon exercise of these warrants has been registered under the Securities Act and, when issued, will be freely tradable. The Company does not intend to list the warrants on any market or exchange.

CERTAIN SHAREHOLDER VOTING REQUIREMENTS

     The Company's Certificate of Incorporation requires the concurrence of the holders of two-thirds of the voting power of the outstanding voting stock to amend specified provisions of the Company's Certificate of Incorporation and By-Laws, which provide that (i) shareholders generally may not call a special meting of shareholders or act by written consent; (ii) subject to applicable law, the Company's Board of Directors will be divided into three classes, the effect of which is that only approximately one-third of the Board will be elected each year; (iii) directors may be removed by the Shareholders only for cause and only upon the affirmative vote of two-thirds of the voting power of the outstanding voting stock; (iv) a vote of two-thirds of the voting power of the outstanding voting stock not held by an "interested stockholder" is required for the approval of specified types of business combinations; and (v) subject to applicable law, holders of Common Stock will not be entitled to cumulative voting of shares for the election of directors. These provisions, together with a classified Board of Directors and the authorization to issue Preferred Stock on terms designated by the Board of Directors, could be used to defend against certain business combinations not favored by the Board of Directors (so-called "hostile takeovers").

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is American Stock Transfer & Trust Company.

                                 THE OFFERING

OFFERING OF UNITS

     The Company is also offering to existing Investors in the Programs EXCLUSIVELY an aggregate of 1,000,000 units at $10 per unit. A unit consists of one Share and one Warrant. For a period of two years, each warrant entitles the holder to purchase two additional shares of Common Stock at a per share price equal to 80% of the closing price for the Company's Common Stock on the trading date immediately preceding the warrant exercise date. The Warrants are immediately exercisable. Shares purchasable upon exercise of Warrants will be registered under the Securities Act. Units will be allocated among the Investors on a first-come-first-serve basis. NASD broker-dealers which assist in selling the units will receive an aggregate commission of $0.70 per unit sold.

     There is no established public market for the company's stock. The offering price of the units was arbitrarily determined by the Company to coincide with the $10 per share price being used by the Company to calculate the number of shares to be issued to Investors i the Acquisition, See accompanying Consent Solicitation Statement/Prospectus. The exercise price of the warrants was designed to encourage Investors who purchase units in this offering to purchase more equity in the Company at a later time. Even if the Company's shares were not performing well, a 20% discount against market value would provide (i) a buyer with the opportunity for a quick short-term profit, and (ii) the Company with additional low cost equity. The Company has received approval for listing upon issuance on _________ under the symbol "___."

     FINANCIAL ADVISORY SERVICES. Management has entered into an agreement with L.H. Friend, Weinress, Frankson & Presson, Inc. and Management Securities Corporation (the "Advisors"), whereby the Advisors agreed to provide financial advisory and investment banking services in connection with the Acquisition and the offering of units. In exchange, the Advisors will receive $7,500 per month for a minimum of three months and options to purchase up to 30,000 shares of Common Stock at $10 per share.

ESCROW ARRANGEMENTS

     Commencing on the date of this Prospectus, all funds received by the Company from orders for units will be placed promptly in an interest bearing escrow account with the Escrow Agent at the Management's expense until such funds are released as described below. Separate escrow accounts will be established for benefit plan funds as required by law or such benefit plans. Payment for units will be payable to "First Trust of California, N.A., as Escrow Agent for American Family Holdings, Inc. Unit Offering," but sent to the Company which will promptly send them to the Escrow Agent. Such funds will be held in trust for the benefit of subscribing Investors to be used for the purposes set forth in this Prospectus. The funds will be invested in a money market account maintained by the Escrow Agent. The interest, if any, earned on escrow funds prior to the transmittal of such proceeds to the Company will not become part of the Company's capital. Instead, within 15 days following the issuance of units, the Company will cause the Escrow Agent to make distributions to subscribing Investors of all interest earned on their escrowed funds used to purchase the Shares.

     As soon as practicable after the Closing of the Acquisition, the Company will cause to be issued units to all Investors whose orders have been accepted. The Offering of units will terminate at the time of the Effective Time of the Acquisition.

     On or after the date received by the Escrow Agent, Investors will have no right to withdraw any funds submitted to the Escrow Agent prior to the earlier of the Effective Time of the Acquisition or the determination by Management that the votes to approve the Acquisition are not available. No sales of units will be consummated unless the Acquisition is approved.

     If the Acquisition is not approved within 60 days after the date this Prospectus is first mailed to Investors, or such later date as may by approved by Management and the Company, then the Company will cancel all existing orders for units and all funds submitted on account of such orders will be released from escrow and promptly returned to each investor together with all interest earned thereon.

     Pending use of funds received by the Company from the Escrow Agent, the Company may invest such funds in Permitted Temporary Investments.

     FIRST TRUST OF CALIFORNIA, N.A., IS ACTING ONLY AS AN ESCROW AGENT IN CONNECTION WITH THE OFFERING OF THE UNITS DESCRIBED IN THIS PROSPECTUS, AND HAS NOT ENDORSED, RECOMMENDED OR GUARANTEED THE PURCHASE VALUE OR REPAYMENT OF THE UNITS.

CONCURRENT CONSENT SOLICITATION

        By a separate Consent Solicitation Statement/Prospectus, the Company is offering shares of its Common Stock in exchange for the assets (including cash on hand), certain liabilities and business activities owned by investors in the five "Trudy Pat" programs named above. For that proposed Acquisition, the Company will issue $[20,012,475] of its shares of Common Stock arbitrarily valued at $10 per share. The purpose of the Acquisition is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, and provide the investors with potential liquidity for their investments. IF INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE PROGRAMS DO NOT VOTE TO APPROVE THE ACQUISITION, THE ACQUISITION WILL NOT TAKE PLACE. IF THE ACQUISITION DOES NOT TAKE PLACE, NONE OF THE SHARES OFFERED BY THIS PROSPECTUS WILL BE SOLD. See the Company's Consent Solicitation Statement/Prospectus delivered with this Prospectus for further information about the Acquisition.

                       SHARES ELIGIBLE FOR FUTURE SALE

     There are currently __ holders of the issued and outstanding shares of common stock. Upon completion of the Acquisition, the Company will have outstanding [__________] shares of Common Stock ([_____] if all the units offered hereby are sold). Of these shares, all shares issued in the Acquisition and Offering will be freely tradable without restriction or further registration under the Securities Act except for any of such shares held by "affiliates" of the Company.

     The remaining shares of Common Stock held by the existing shareholders are "restricted securities" as that term is defined in Rule 144 of the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, as well as persons who may be deemed "affiliates" of the Company, will be entitled to sell in any three month period a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales pursuant to Rule 144 are also subject to certain other requirements relating to manner of sale, notice and availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the three months immediately preceding the sale is entitled to sell restricted shares pursuant to Rule 144(k) without regard to the limitations described above, provided that two years have expired since the later of the date on which such restricted shares were fist acquired from the Company or from an affiliate of the Company.

     Upon completion of the Acquisition, 72,500 authorized shares of Common Stock will be subject to outstanding options. Additionally, 185,000 shares of Common Stock of the Company have been reserved for issuance pursuant to the 1997 Stock Incentive Plan. Shares granted or issued upon the exercise of stock options will be restricted shares and subject to Rule 144.

     Because there has been no public market for shares of Common Stock of the Company, the Company is unable to predict the effect that sales made under Rule 144, pursuant to future registration statements or otherwise may have on any then prevailing market price of shares of the Common Stock. Nevertheless, sales of a substantial amount of Common Stock in the public market at any time, or the perception that such sales could occur, could adversely affect market prices.

                           REPORTS TO SHAREHOLDERS

     The Company intends to provide periodic reports to Shareholders regarding the operations of the Company over the course of the year. Financial information contained in all reports to Shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. The Company's annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. Summary information regarding the quarterly financial results of the Company will be furnished to Shareholders on a quarterly basis.

     Investors have the right under applicable federal and Delaware laws to obtain information about the Company and, at their expense, may obtain a list of names and addresses of all of the Shareholders to be used for a proper purpose. In the event that the Commission promulgates rules and/or in the event that the applicable ________________ Exchange rules and regulations are amended so that, taking such changes into account, the Company's reporting requirements are reduced, the Company may cease preparing and distributing certain of the aforementioned reports, if the directors determine such action to be in the best interests of the Company and if such cessation is in compliance with the rules and regulations of the Commission.

                               LEGAL MATTERS

     Certain legal matters, including the legality of the units will be passed upon for the Company by Arter & Hadden LLP, Los Angeles, California.

                                  EXPERTS

     The Financial Statements of American Family Holdings, Inc. and its subsidiaries and the Programs included in this Prospectus and in the Registration Statement of which this Prospectus is a part have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement and have been so included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing

                             FURTHER INFORMATION

     This Prospectus does not contain all the information set forth in the Registration Statement on Form SB-2 and the exhibits relating thereto which the Company has filed with the Commission, in Washington, D.C., under the Securities Act, and to which reference is hereby made. The Registration Statement and the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies obtained at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D. C. 20549, at prescribed rates, and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov).

     All summaries contained herein of documents which are filed as exhibits to the Registration Statements are qualified in their entirety by this reference to those exhibits. The Company has not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the Registration Statements, including this Prospectus, or necessary to make the statements therein not misleading.

                                   GLOSSARY

     "Acquisition" means the purchase of the assets, liabilities and business of each of the Programs in exchange for Shares.

     "Acquisition Expenses" means all of the costs and expenses incurred by the Company or the Programs in connection with the Acquisition including such expenses as: (i) preparation, printing, filing and delivering of the Registration Statement and the Prospectus; (ii) the filing fees payable to the Securities and Exchange Commission and to the Management Association of Securities Dealers, Inc.; (iii) costs associated in transferring to the Company title to the Properties and providing the Company with title insurance with respect to each of the Properties; (iv) the escrow arrangements, including the compensation to the Escrow Agent; (v) the fees and costs incurred by the Company in listing its Shares on the ______________;
(vi) fees and costs of the Company's counsel and independent auditors; (vii) fees and costs of independent appraisers and the Independent Valuator; (viii) all expenses incurred in connection with the solicitation of Investor votes regarding the Acquisition; and (ix) other expenses related to the offering of the units.

     "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent or more of the outstanding voting securities of such Person; (iii) any officer, director, member (in the case of a limited liability Company) or partner of such Person or of any Person specified in (i) or (ii) above; and (iv) any Company in which any officer, director, member or partner of any Person specified in
(iii) above is an officer, director, member or partner.

     "Charter Documents" means the Certificate of Incorporation and By-Laws of the Company.

     "Commission" means the Securities and Exchange Commission.

     "Company" means American Family Holdings, Inc., a Delaware corporation.

     "Directors" means persons authorized to manage and direct the affairs of the Company and who are members of the Board of Directors of the Company.

     "Effective Time" means the date and time as of which the Acquisition is completed, and title to the Properties has passed to the Company.

     "Escrow" means the account established by the Company with the Escrow Agent wherein the funds received from Investors desiring to purchase units are held pending completion of the Acquisition.

     "Escrow Agent" means First Trust of California, N.A.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Independent Director" means a Director of the Company whose primary business or professional affiliations, if any, are with organizations not affiliated with the Company. As of the date of the Prospectus, there are three Independent Directors.

     "Investor" means a Person that purchased a tenancy-in-common interest in one of the "Trudy Pat" loans, secured by a deed of trust, that formed the basis of one of the Programs.

     "NASD" means the Management Association of Securities Dealers, Inc.

     "Management" means Management Investors Financial, Inc., the Company which organized, and acts as servicing agent for the Investors in, each of the Programs.

     "ODI" means Oceanside Development, Inc., the entity formed to hold title to the Oceanside Property for the benefit of Investors in the Oceanside Program and to supervise continued development.

     "Offering" means the offering of 1,000,000 units described in the Prospectus.

     "Outstanding Investment" means the sum of the unpaid principal balance owed to an Investor as of the Ownership Date plus accrued but unpaid interest on such balance as of the Ownership Date plus all amounts paid by the Investor pursuant to mandatory assessments called for by Management plus all amounts voluntarily advanced by an Investor on behalf of Investors who failed to honor a demand for an advance from Management.

     "Ownership Date" means, with respect to a particular Program Property, the date on which title to the Property in question was taken and controlled for the benefit of the Investors in such Program.

     "Person" means any natural person, partnership, corporation, limited liability Company, association or other legal entity.

     "Permitted Temporary Investments" means United States government securities, certificates of deposit or other time or demand deposits of commercial banks, savings banks, savings and loan associations or similar institutions which have a net worth of at least $100,000,000 or in which such certificates or deposits are fully insured by any federal or state government agency, United States dollar deposits in foreign branches of banks which have a net worth of at least $100,000,000, bank repurchase agreements covering securities of the United States government or governmental agencies, commercial paper, bankers acceptance, public money funds or other similar short-term highly liquid investments.

     "Program" means any one of the following: Sacramento/Delta Greens Program, Mori Point Program, Oceanside Program, Yosemite/Ahwahnee I Program or Yosemite/Ahwahnee II Program. "Programs" means each of the foregoing collectively. None of the Programs is structured as a partnership, corporation, trust, limited liability Company, or separately identifiable business association of any kind. Each Program merely consists of a group of Persons, each of whom purchased a fractionalized, tenancy-in-common, interest in a loan secured by a deed of trust on real property. Such group of Persons is bound together only by a servicing agreement with Management and a tenancy-in-common agreement among themselves. The tenancy-in-common agreements permit holders of a majority of the Outstanding Investments in a particular Program to bind the Program on certain decisions including the sale of the Program's Property.

     "Property" or "Properties" means the interests in real property held by one or more of the Programs or the Company.

     "Prospectus" means this Prospectus which is included in the Registration Statement filed with the Commission in connection with the issuance of the Shares in the Acquisition.

     "Registration Statement" means the Company's registration statement on Form SB-2 containing the Prospectus, filed with the Commission in the form in which it becomes effective, as the same may be at any time and from time to time thereafter amended or supplemented.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Shares" means common stock in the Company.

     "Shareholder" means a Person holding Shares.

     "Trudy Pat" means trust deed loan participation. With regard to the Programs, Trudy Pat refers to the loans, secured by first deeds of trust, in which fractional, tenancy-in-common, interests were purchased by the applicable Investors. Each Program started out as a "Trudy Pat" loan.

                                FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

PRO FORMA COMBINED FINANCIAL INFORMATION:
  Pro Forma Combined Balance Sheet as of December 31, 1997  . . . . . .  F-3
  Notes to Pro Forma Combined Balance Sheet . . . . . . . . . . . . . .  F-4
  Pro Forma Combined Statement of Operations for the year
    ended December 31, 1997 . . . . . . . . . . . . . . . . . . . . . .  F-6
  Notes to Pro Forma Combined Statement of Operations . . . . . . . . .  F-7

AMERICAN FAMILY HOLDINGS, INC.
  Report of Independent Certified Public Accountants. . . . . . . . . .  F-9
  Balance Sheet as of December 31, 1997 . . . . . . . . . . . . . . . . F-10
  Notes to Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . F-11

THE OCEANSIDE PROGRAM
  Report of Independent Certified Public Accountants. . . . . . . . . . F-13
  Balance Sheet as of December 31, 1997 . . . . . . . . . . . . . . . . F-14
  Statements of Operations for two years ended
    December 31, 1997 and 1996. . . . . . . . . . . . . . . . . . . . . F-15
  Statements of Owners' Equity for two years ended
    December 31, 1997 and 1996. . . . . . . . . . . . . . . . . . . . . F-16
  Statements of Cash Flows for two years ended
    December 31, 1997 and 1996. . . . . . . . . . . . . . . . . . . . . F-17
  Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . F-18

THE YOSEMITE/AHWAHNEE PROGRAMS
  Report of Independent Certified Public Accountants. . . . . . . . . . F-22
  Balance Sheet as of December 31, 1997 . . . . . . . . . . . . . . . . F-23
  Statements of Operations for two years ended
    December 31, 1997 and 1996. . . . . . . . . . . . . . . . . . . . . F-24
  Statements of Owners' Equity for two years ended
    December 31, 1997 and 1996. . . . . . . . . . . . . . . . . . . . . F-25
  Statements of Cash Flows for two years ended
    December 31, 1997 and 1996. . . . . . . . . . . . . . . . . . . . . F-26
  Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . F-27

THE MORI POINT PROGRAM
  Report of Independent Certified Public Accountants. . . . . . . . . . F-33
  Balance Sheet as of December 31, 1997 . . . . . . . . . . . . . . . . F-34
  Statements of Operations for two years ended
    December 31, 1997 and 1996. . . . . . . . . . . . . . . . . . . . . F-35
  Statements of Owners' Equity for two years ended
    December 31, 1997 and 1996. . . . . . . . . . . . . . . . . . . . . F-36
  Statements of Cash Flows for two years ended
    December 31, 1997 and 1996. . . . . . . . . . . . . . . . . . . . . F-37
  Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . F-38

THE SACRAMENTO/DELTA GREENS PROGRAM
  Report of Independent Certified Public Accountants. . . . . . . . . . F-41
  Balance Sheet as of December 31, 1997 . . . . . . . . . . . . . . . . F-42
  Statements of Operations for two years ended
    December 31, 1997 and 1996. . . . . . . . . . . . . . . . . . . . . F-43
  Statements of Owners' Equity for two years ended
    December 31, 1997 and 1996. . . . . . . . . . . . . . . . . . . . . F-44
  Statements of Cash Flows for two years ended
    December 31, 1997 and 1996. . . . . . . . . . . . . . . . . . . . . F-45
  Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . F-46

                         AMERICAN FAMILY HOLDINGS, INC.
                        PRO FORMA COMBINED BALANCE SHEET

       The following unaudited Pro Forma Combined Balance Sheet as of December 31, 1997 and the Pro Forma Combined Statement of Operations for the year ended December 31, 1997 have been prepared to reflect the acquisitions of the assets, certain liabilities and business of the Oceanside Program, the Yosemite/Ahwahnee Programs, the Mori Point Program and the Sacramento/Delta Greens Program (collectively, "The Acquisition"). The unaudited Pro Forma Balance Sheet has been prepared as if The Acquisition had been consummated as of December 31, 1997. The unaudited Pro Forma Statement of Operations for the year ended December 31, 1997 has been prepared as if The Acquisition occurred at the beginning of the period presented. The unaudited Pro Forma Combined Financial Statements and related notes should be read in conjunction with the audited financial statements contained elsewhere in this Prospectus. The unaudited Pro Forma Combined Financial Statements are not necessarily indicative of what the actual financial position or results of operations would have been for the respective periods if the transactions had been consummated on the dates indicated, nor does it purport to represent the future financial position or results of operations of the Company.

                           AMERICAN FAMILY HOLDINGS, INC.
                         PRO FORMA COMBINED BALANCE SHEETS


                                                              As of December 31, 1997
                                          ------------------------------------------------------------
                                              The                          Pro Forma       Pro Forma
                                            Company      Programs(1)      Adjustments       Combined
                                            -------      -----------      -----------       --------
THE ACQUISITION
ASSETS:
Real estate, net. . . . . . . . . . . . . $         -    $ 19,559,403    $  1,428,501(2)   $ 20,987,904
Cash and cash equivalents . . . . . . . .       3,901         156,375           1,052(4)        161,328
Restricted cash . . . . . . . . . . . . .           -       1,421,670               -         1,421,670
Notes receivable. . . . . . . . . . . . .           -         403,028                           403,028
Goodwill. . . . . . . . . . . . . . . . .           -               -          55,536(4)      1,079,057
Property and equipment. . . . . . . . . .           -         385,151                           385,151
Deferred membership selling expense . . .           -         538,993                 -         538,993
Other assets. . . . . . . . . . . . . . .           -         108,532                           108,532
Due from affiliate. . . . . . . . . . . .           -       1,023,521      (1,023,521)(5)             -
Deferred acquisition costs. . . . . . . .   1,023,521                      (1,023,521)(3)             -
                                          -----------    ------------                      ------------
  Total assets. . . . . . . . . . . . . .   1,027,422      23,596,673                        25,085,663
                                          -----------    ------------                      ------------
                                          -----------    ------------                      ------------
LIABILITIES:

Deferred membership revenue . . . . . . .           -       1,181,577                         1,181,577
Capital lease obligations . . . . . . . .           -         340,563                           340,563
Accounts payable and other liabilities. .           -       2,108,678                         2,108,678
Due to affiliate. . . . . . . . . . . . .   1,023,521       2,327,992      (1,023,521)(5)     1,381,881
                                                                             (946,111)(4)
                                          -----------    ------------                      ------------
  Total liabilities . . . . . . . . . . .   1,023,521       5,958,810                         5,012,699
                                          -----------    ------------                      ------------
                                          -----------    ------------                      ------------
STOCKHOLDERS' EQUITY:

Common Stock. . . . . . . . . . . . . . .         391               0           2,001 (2)         2,497
Additional paid-in-capital. . . . . . . .       3,510               0             105 (4)
Accumulated deficit . . . . . . . . . . .           -               -     (19,064,363)(2)   (20,070,467)
Owners' equity. . . . . . . . . . . . . .           -      17,637,863       1,002,594                 -
                                          -----------    ------------                      ------------
  Total stockholders' equity. . . . . . .       3,901      17,637,863     (17,637,863)(2)    20,072,964
                                          -----------    ------------                      ------------
  Total liabilities and
    stockholders' equity. . . . . . . . .   1,027,422      23,596,673                        25,085,663
                                          -----------    ------------                      ------------
                                          -----------    ------------                      ------------

                           AMERICAN FAMILY HOLDINGS, INC.
                     NOTES TO PRO FORMA COMBINED BALANCE SHEETS

PRO FORMA ADJUSTMENTS
These pro forma adjustments reflect the completion of the Acquisition. The following sets forth the adjustments:

(1) Reflects the historical combined balance sheets of the Programs as of December 31, 1997.
(2) To record the fair market value of the stock issued to the investment programs being acquired in conjunction with the Acquisition in accordance with the following schedule:

         Net book value of Programs                                     $  17,637,863
         Add: Excess of real estate appraised value over book value         1,428,501(a)
         Fair value of assets acquired and stock issued in Acquisition     19,066,364
         Less: Fair value of stock issued                                      (2,001)
                                                                        -------------
         Net increase to additional paid-in-capital and accumulated
           deficit                                                      $  19,064,363
                                                                        -------------
                                                                        -------------


     (a) The carrying value of all non-real estate assets and liabilities are deemed to approximate their fair values at the time of the Acquisition.


     Due to the majority of the Company's shares and options being owned by the original shareholders of the Company subsequent to the Acquisition, this entity is considered the acquiror in the transaction. The transaction will be consummated by issuing 2,001,248 shares of common stock of the Company, valued at $9.53 per share, to the investors in the Programs. The value per share of the Company's common stock is based on the following calculations:


         Fair value of net assets acquired in Acquisition          $  19,066,364
         divided by the number of shares issued                        2,001,248
                                                                   -------------
         Fair value per common share                               $        9.53
                                                                   -------------
                                                                   -------------


     This excess purchase price is principally due to the appraised value of the land held by the Mori Point Program being $1,400,000 greater than its carrying value on the program's historical financial statements. Although the appraised value of the land held by Oceanside Program is approximately $470,000 less than its current book value, management has assumed that the fair value of the land approximates its book value based upon offers to buy the property received subsequent to the preparation of the appraisial.

(3) To reclass the various professional fees incurred to consummate the transaction ($1,023,521) to goodwill. As the value of the consideration given to the program investors and the Company is equal to the fair value of assets received, no goodwill other than the costs of the acquisitions should be recorded.

(4) To reflect the issuance of 105,215 shares of common stock of the Company to the Company's founders and consultants in conjunction with the Acquisition recorded as its fair market value of $9.53 per share. The fair value of these shares less the cash paid for them, have been allocated between the forgiveness of the amount owed by the Programs to the founders ($946,111) and the cost of organizing the transaction ($55,536). The forgiveness of accrued expenses upon successful completion of the Acquisition is summarized by the following:

                                                                     Sacramento/
                             Ahwahnee         ODI      Mori Point    Delta Greens       TOTAL
                             ---------        ---      ----------    ------------       -----
Total fees and advances
  due to National            $  841,763   $  800,000   $  497,885     $  188,344     $  2,327,992
Amounts forgiven by National    105,000      704,000            -        137,111          946,111
                             ----------   ----------   ----------     ----------     ------------
Total due to National
  after Acquisition          $  736,763   $   96,000   $  497,885     $   51,233     $  1,381,881
                             ----------   ----------   ----------     ----------     ------------
                             ----------   ----------   ----------     ----------     ------------

(5)  To eliminate intercompany receivables and payables.

                           AMERICAN FAMILY HOLDINGS, INC.
                     NOTES TO PRO FORMA COMBINED BALANCE SHEETS


(6)  Segment Information

     American Family Holdings, Inc. ("American") has two reportable segments: vacation and leisure resort properties and residential home properties. The vacation and leisure resort property is used to generate revenue through a recreational vehicle membership plan, as well as a golf course and resort operation. The residential home properties segment derives its revenue from the development and sales of residential housing and lots.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

     SEGMENT ASSETS                                              DECEMBER 31, 1997

                                              Vacation and    Residential Home
                                             Leisure Resort      Development    All Other     Total
                                             --------------   ----------------  ---------     -----
     Segment Assets                          13,733,228           5,443,408     7,848,538   25,025,174

     RECONCILIATION OF ASSETS
     Total assets for reportable segments                                                   25,025,174
     Cash                                                                                        4,953
     Goodwill                                                                                1,079,057
     Elimination of receivables from
       corporate headquarters                                                               (1,023,521)
                                                                                           -----------
     Consolidated total assets after
       adjustments                                                                          25,085,663
                                                                                           -----------
                                                                                           -----------

                         AMERICAN FAMILY HOLDINGS, INC.
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS

     The pro forma combined statements of operations presented below reflect the acquisition as previously described as if it occurred at the beginning of the periods presented. The Company was omitted from the statements presented below since it had no operations during the periods presented.

                                           Year Ended December 31, 1997
                                       --------------------------------------
                                                       Pro Forma   Pro Forma
                                       Programs(1)   Adjustments    Combined
                                       -----------   ------------  ----------
THE ACQUISITION

Revenues . . . . . . . . . . . . .     $ 5,193,012   $             $ 5,193,012
Cost of sales. . . . . . . . . . .       4,081,530                   4,081,530
                                       -----------                 -----------

Gross profit . . . . . . . . . . .       1,111,482                   1,111,482
Selling, general and
  administrative . . . . . . . . .       3,781,566     350,000(2)    5,005,566
                                                       650,000(3)
                                                       224,000(4)
Land write down. . . . . . . . . .       1,299,651                  1,299,651
Management fees. . . . . . . . . .         650,000    (650,000)(3)          0
                                       -----------                 -----------

Total expenses . . . . . . . . . .       5,731,217                  6,305,217
                                       -----------                 -----------
Interest income (expense). . . . .          28,274                     28,274
                                       -----------                 -----------
Net income (loss). . . . . . . . .      (4,591,461)                (5,165,461)
                                       -----------                 -----------
                                       -----------                 -----------
Net loss per
  common share(5). . . . . . . . .                                      (2.07)
                                                                  -----------
                                                                  -----------

                         AMERICAN FAMILY HOLDINGS, INC.
              NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS


PRO FORMA ADJUSTMENTS

(1) Reflects the historical combined statements of operations of the Programs for the year ended December 31, 1997.
(2) To reflect the replacement of National as asset manager of the investment programs with the new management structure of the Company:

                                                                          Year Ended
                                                                       December 31, 1997
                                                                       -----------------
Officers and staff salaries to be included in selling, general and
administration after Acquisition                                           $ 806,000

Officers salaries included in selling, general and administration
prior to Acquisition                                                       $(456,000)
                                                                           ---------
Pro forma adjustment to selling, general and administration                $ 350,000
                                                                           ---------
                                                                           ---------

(3) To reflect the cancellation of the servicing agreements between National and the investment programs and the reclass of this associated overhead to administrative expenses.

(4) To amortize goodwill arising from the Acquisition over its estimated useful life of 5 years.

(5) Net loss per share is based on 2,496,566 weighted average number of shares outstanding and does not include any warrants to be issued in conjunction with the company's units offering.

(6)  Segment Information

     American Family Holdings, Inc. ("American") has two reportable segments: vacation and leisure resort properties and residential home properties. The vacation and leisure resort property is used to generate revenue through a recreational vehicle membership plan, as well as a golf course and resort operation. The residential home properties segment derives its revenue from the development and sales of residential housing.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. However, in the calculation of the pro forma loss for these segments, American officers salaries, management fees and acquisition expenses were excluded.

                         DECEMBER 31, 1997

                              Vacation and    Residential Home
                             Leisure Resort      Development       All Other     Total
                             --------------      -----------       ---------     -----
     Revenues                     902,162         4,290,850                     5,193,012
     Segment profit/(loss)     (1,795,368)       (1,665,850)       (674,243)   (4,135,461)

                        AMERICAN FAMILY HOLDINGS, INC.
             NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS


(6)  Segment Information (continued)

     PROFIT OR LOSS RECONCILIATION                            DECEMBER 31, 1997
     Total profit or loss for reportable segments                 (4,135,461)
     Adjustment for expenses not included in segment loss:
     Officers salaries                                              (806,000)
     Amortization of goodwill                                       (224,000)
                                                                  ----------
     Total pro forma loss after adjustments                       (5,165,461)
                                                                  ----------
                                                                  ----------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


American Family Holdings, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of American Family Holdings, Inc. as of December 31, 1997. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Family Holdings, Inc. of as of December 31, 1997 in conformity with generally accepted accounting principles.


                                             BDO SEIDMAN, LLP

Los Angeles, California
February 24, 1998

                         AMERICAN FAMILY HOLDINGS, INC.

                                BALANCE SHEET

                               DECEMBER 31, 1997

ASSETS
   Cash                                                               3,901
   Deferred acquisition costs                                     1,023,521
                                                                  ---------
     Total assets                                                 1,027,422
                                                                  ---------
                                                                  ---------

LIABILITIES
   Due to affiliate                                               1,023,521

STOCKHOLDERS' EQUITY (Note 2):
   Preferred Stock, shares authorized - 2,000,000;
    issued and outstanding 0                                              -
   Common Stock, $0.001 par value; shares authorized -
    10,000,000; shares issued and outstanding - 390,103                 391
    Additional paid in capital                                        3,510
                                                                  ---------
     Total stockholders' equity                                       3,901
                                                                  ---------

   Total liabilities and stockholders' equity                     1,027,422
                                                                  ---------
                                                                  ---------


                 See accompanying notes to financial statements.

                            AMERICAN FAMILY HOLDINGS, INC.

                                NOTES TO BALANCE SHEET


NOTE 1.  ORGANIZATION AND BASIS OF FINANCIAL PRESENTATION

     American Family Holdings, Inc. (the Company) was organized and incorporated in Delaware to become a publicly held corporation which would acquire the assets, certain liabilities and business activities owned by investors in the investment programs listed below in exchange for ownership in the Company. The Company will also attempt to sell a maximum of 1,000,000 shares of common stock and warrants (the "Units") at a price of $10 per Unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.
Listed below are the investment programs to be acquired and the number of common stock shares of the Company issued to the investors in these programs:

                                                   Shares of
Investment Program                                Common Stock
------------------                                ------------
Oceanside                                             487,572
Yosemite/Ahwahnee I and II                            834,322
Mori Point                                            485,704
Sacramento/Delta Greens                               193,650
                                                    ---------
                                                    2,001,248

     ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     DEFERRED ACQUISITION COSTS

     Deferred acquisition costs represent costs incurred by the Company in conjunction with the acquisition of the net assets of investment programs and the units offering described above. If the transaction is not successfully completed, these costs will be expensed. Upon a successful completion of the transaction, these costs will be allocated between (i) goodwill and (ii) additional paid-in-capital, based on the relative value of the stock issued in the acquisition and offering.

NOTE 2.  EMPLOYMENT AGREEMENTS

   The Company has entered into employment agreements, contingent upon the successful completion of the Acquisition, with two members of senior management for a term of five years and one member of senior management for a term of three years, each subject to automatic one year extensions unless terminated. The agreements provide for annual compensation of $180,000, $180,000 and $200,000 and contain provisions for bonus consideration based on performance standards. In addition, except to the extent required to carry on pre-existing duties to investors in other programs managed by National or other pre-existing real estate investments, each agreement includes provisions restricting the officers from competing with the Company during the term of such employment; providing for certain salary and benefit continuance for six months if the officer is permanently disabled; and, providing for a severance payment in the amount of
2.99 times the officer's average salary and bonus over the past five years (or such shorter time as the officer was employed), payable in 36 equal monthly installments, in the event of a change of control of the Company within two years of the change of control event.

                           AMERICAN FAMILY HOLDINGS, INC.

                               NOTES TO BALANCE SHEET
                                    (CONTINUED)


NOTE 3.  STOCK INCENTIVE PLAN

   The Company has established a stock incentive plan (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company and its subsidiaries to participate in the ownership of the Company. The following awards may be made under the Plan:

   NONQUALIFIED STOCK OPTIONS will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

   INCENTIVE STOCK OPTIONS, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

   RESTRICTED STOCK is Common Stock of the Company which may be awarded to key employees of the Company by the Compensation Committee, subject to such restrictions on the exercise of full ownership as such Committee may determine. Restrictions may relate, among other things, to duration of employment, Company performance and individual performance.

   Promptly after the Closing of the Acquisition, the Company expects to issue to certain officers, directors and key employees of the Company and its subsidiaries options to purchase an aggregate of 7,500 shares of Common Stock pursuant to the Stock Incentive Plan. The term of each of such options will be 10 years from the date of grant. Commencing one year from the Closing, each such option will vest 25% per year over four years and is exercisable at a price per share equal to the public offering price per Share in the Offering. The expected allocations of the options to such persons is as presented above in the "Directors and Executive Officers Compensation and Incentives."

   185,000 shares of Common Stock, subject to adjustment, will be reserved for issuance under the Stock Incentive Plan. There is no limit on the number of awards that may be granted to any one individual (other than Independent Directors who annually receive a fixed number of options automatically).

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Oceanside "Trudy Pat" Program ("Oceanside Program") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Oceanside Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




                                         BDO SEIDMAN, LLP

Los Angeles, California
February 24, 1998

                               THE OCEANSIDE PROGRAM

                                   BALANCE SHEET



                                                                December 31,
                                                                    1997
                                                                ------------
ASSETS:
   Cash and cash equivalents                                     $  145,072
   Restricted cash                                                1,421,670
   Note receivable (Note 7)                                          50,000
   Real estate property held for sale                             3,322,329
   Property and equipment, net (Note 3)                              14,093
   Other assets                                                      46,597
   Due from affiliate (Note 1)                                      443,647
                                                                 ----------

      Total assets                                               $5,443,408
                                                                 ----------
                                                                 ----------
LIABILITIES:
   Accounts payable                                              $  274,664
   Due to affiliate (Note 4)                                        800,000
   Accrued expenses and other liabilities                           197,030
                                                                 ----------

      Total liabilities                                           1,271,694

COMMITMENTS  AND CONTINGENCIES (Note 4)

OWNERS' EQUITY:
   Owners' Equity                                                 4,171,714
                                                                 ----------

      Total liabilities and owners' equity                       $5,443,408
                                                                 ----------
                                                                 ----------




                   See accompanying notes to financial statements.

                                THE OCEANSIDE PROGRAM

                              STATEMENTS OF OPERATIONS


                                                      Year Ended December 31,
                                                        1997           1996
                                                    -----------     ----------
REVENUES FROM HOME SALES                            $ 4,290,850     $5,490,180

COST OF HOME SALES                                    3,828,982      4,975,160
                                                    -----------     ----------

GROSS PROFIT                                            461,868        515,020

EXPENSES:
   Selling, general and administrative                1,014,712        842,987
   Real estate inventory writedown (Note 7)           1,069,651              -
   Related party management fees (Note 4)               300,000        300,000
                                                    -----------     ----------

      Total expenses                                  2,384,363      1,142,987

Interest income                                          64,645         79,292
                                                    -----------     ----------

Net income (loss)                                   $(1,857,850)    $ (548,675)
                                                    -----------     ----------
                                                    -----------     ----------



                   See accompanying notes to financial statements.

                                THE OCEANSIDE PROGRAM

                             STATEMENTS OF OWNERS' EQUITY

                                                                 Amount
                                                               -----------
Balance January 1, 1996                                        $ 8,179,489

  Capital distributions                                           (900,000)
  Net loss for the year                                           (548,675)
                                                               -----------

Balance December 31, 1996                                        6,730,814

  Capital distributions                                           (701,250)
  Net loss for the year                                         (1,857,850)
                                                               -----------

Balance December 31, 1997                                      $ 4,171,714
                                                               -----------
                                                               -----------


                See accompanying notes to financial statements.

                               THE OCEANSIDE PROGRAM

                              STATEMENTS OF CASH FLOWS

                                                      Year Ended December 31,
                                                    --------------------------
                                                        1997           1996
                                                    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                 $(1,857,850)   $  (548,675)
    Adjustments net loss to cash provided
     by (used in) operating activities:
    Depreciation and amortization                        12,584          3,352
    Real estate inventory writedown                   1,069,651              -
    Increase (decrease) from changes in:
    Restricted cash                                     358,471        326,089
    Note receivable                                     (50,000)
    Real estate inventory                             1,161,508      1,155,537
    Other assets                                        (21,631)       (24,120)
    Due from affiliate                                 (443,647)             -
    Accounts payable                                   (311,104)       286,196
    Accrued expenses and other liabilities              379,306       (196,141)
                                                    -----------    -----------
    Net cash provided by (used in) operating
     activities                                         297,288      1,002,238

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of property and equipment                     (4,854)       (17,600)
  Additions to real estate property held for sale      (102,409)       (96,462)
                                                    -----------    -----------
  Net cash used in investing activities                (107,263)      (114,062)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Line of credit proceeds                             1,821,560      3,600,000
  Line of credit repayments                          (1,825,470)    (3,596,090)
  Contributions (distributions)                        (701,250)      (900,000)
                                                    -----------    -----------
  Net cash provided by (used in)
   financing activities                                (705,160)      (896,090)
                                                    -----------    -----------
Net increase (decrease) in cash and cash
 equivalents                                           (515,135)        (7,914)

Cash and cash equivalents at beginning of period        660,207        668,121
                                                    -----------    -----------
Cash and cash equivalents at end of period          $   145,072    $   660,207
                                                    -----------    -----------
                                                    -----------    -----------
Cash paid during the period for interest            $     4,272    $     9,526
                                                    -----------    -----------
                                                    -----------    -----------

Interest capitalized for the year ended December 31, 1996 and 1997 were $14,939 and $4,536.

                See accompanying notes to financial statements.

                               THE OCEANSIDE PROGRAM

                           NOTES TO FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     ORGANIZATION

     During 1993 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Oceanside Program (the "Program") to entities affiliated with the Ved Corporation, the original borrowers, in the amount of $30,000,000 by selling undivided tenant-in-common interests in such loan to 1,755 investors. In November of 1993, the borrower granted the property ("Oceanside Development") securing the loan to Oceanside Development, Inc., a California corporation (the "Company"), formed by National on behalf of the investors in the Oceanside Program. The first lien was kept intact after the date of grant to protect the investors' interests in the underlying property during its development. As the investors' interests are to be converted to common stock in conjunction with a proposed acquisition of the Program, the underlying protection of the lien is no longer needed and will be extinguished as part of the acquisition. Oceanside Development is a single family detached home development consisting of two tracts, Encore and Symphony. The property is located in Oceanside, California and is currently held by Oceanside Development, Inc. on behalf of the Oceanside Investors. The Oceanside property was appraised at $6,484,000 as of the date of grant from the original borrower. Therefore, the property has been written down to its fair market value at the time of grant and the investors' interests in the property is reflected as Owners' Equity in the financial statements.

      The accompanying financial statements include the accounts of the Program, which consist of Oceanside Development, Inc. and Oceanside Development, LLC, and do not include the accounts of National.

      AMERICAN FAMILY HOLDINGS, INC.

      American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common stock. In addition, American Family Holdings, Inc. will offer a maximum of 1,000,000 units, which consists of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from the American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS AND RESTRICTED CASH

     The Oceanside Program management considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Program has restricted bonded cash accounts which may only be used for capital expenditures on the residential properties. The restricted cash balance at December 31, 1997 was $1,421,670.

                               THE OCEANSIDE PROGRAM

                           NOTES TO FINANCIAL STATEMENTS

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     REAL ESTATE INVENTORIES AND REAL ESTATE PROPERTY HELD FOR SALE

     Costs incurred which are included in real estate inventories and property held for sale consist of land, land development costs, direct and indirect costs of construction, other overhead costs, interest and property taxes. Interest and property taxes are capitalized to real estate inventories when development activities begin, and capitalization ends when the qualifying assets are ready for their intended use. As of December 31, 1997, the Oceanside Development had 111 lots classified as property held for sale.

Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset. Assets held for sale are to be carried at the lower of cost or fair value less the costs to sell.

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations to differ from amounts presently estimated.

     SALE AND PROFIT RECOGNITION

     Revenues from home sales are recognized when closings have occurred. At the time of revenue recognition, costs of home sales are charged with direct costs of construction and an allocation of a project's total estimated costs.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization are being provided principally on the straight line method over the estimated useful lives or the related assets. Estimated useful lives range from 3-5 years.

     INCOME TAXES

     The financial statements include the activity of the Program, which income or losses are included in the investors' respective tax returns.

                               THE OCEANSIDE PROGRAM

                           NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Based upon certain market assumptions and information available to management, the carrying values of financial instruments as of December 31, 1997 approximate their fair values. The carrying value of cash and cash equivalents, accounts payable and accrued expenses are assumed to approximate fair value as they are short term in nature and receivable or payable on demand. The fair value of the line of credit was estimated based on similar interest rates available for comparable financial instruments.

NOTE 3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                           December 31
                                                              1997
                                                            --------
   Office and computer equipment                             $ 5,787
   Furniture and fixtures                                     25,145
                                                            --------
                                                              30,932
   Less accumulated depreciation                             (16,839)
                                                            --------
                                                            $ 14,093
                                                            --------
                                                            --------

NOTE 4.  COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT

     The Program is currently managed, subject to a servicing agreement, by National. National also currently manages six other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and the activities of the Program are continued for the investors. The Program incurred asset management expenses of $300,000 and $300,000 for the years ended December 31, 1996 and 1997. Additionally, the Program accrued compensation expense of $192,000 and $192,000 for the years ended December 31, 1996 and 1997 payable to senior management of the Program, who are also the principals of National. Total accrued and unpaid management fees and compensation as of December 31, 1997 was $800,000.

                               THE OCEANSIDE PROGRAM

                           NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 4.  COMMITMENTS (CONTINUED)

LAWSUITS

     The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

NOTE 5.  CAPITAL CONTRIBUTIONS

     Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

NOTE 6.  CONCENTRATION OF CREDIT RISK

     The Program's financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalents and restricted cash accounts placed with federally insured financial institutions. Such accounts may at times exceed federally insured limits. The Program has not experienced any losses on such accounts.

NOTE 7.  REAL ESTATE INVENTORY WRITEDOWN

     In October 1997, the Program sold the remaining lots on the Encore project for $650,000, which included a note receivable of $50,000. This note bears interest at 10% per annum and is due the earlier of (i) the close of escrow of the last Encore lot sold by the purchaser or (ii) one year. All capitalized construction costs incurred on the related lots in excess of the consideration received have been written off in the current year.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Yosemite/Ahwahnee I and II "Trudy Pat" Programs (the "Yosemite/Ahwahnee Programs") (as defined in
Note 1) as of December 31, 1997, and the related consolidated statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Yosemite/Ahwahnee Programs as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                         BDO SEIDMAN, LLP

Los Angeles, California
February 24, 1998

                         THE YOSEMITE/AHWAHNEE PROGRAMS

                                 BALANCE SHEET

                                                   December 31,
                                                       1997
                                                   ------------
ASSETS:
   Real estate and improvements (Note 3)            $10,137,074
   Notes receivable (Note 4)                            353,028
   Property and equipment, net (Note 5)                 371,058
   Deferred membership selling expense (Note 11)        538,993
   Other assets                                          61,935
   Due from affiliate (Note 1)                          242,639
                                                    -----------

      Total assets                                  $11,704,727
                                                    -----------
                                                    -----------

LIABILITIES:
   Capital lease obligations (Note 6)                   340,563
   Accounts payable                                     303,400
   Due to affiliate (Note 7)                            841,763
   Accrued property taxes (Note 7)                      683,558
   Accrued expenses and other liabilities               144,149
   Deferred revenues (Note 11)                        1,181,577
                                                    -----------
      Total liabilities                               3,495,010

COMMITMENTS AND CONTINGENCIES (NOTE 7)

OWNERS' EQUITY:
   Owners' Equity                                     8,209,717
                                                    -----------

   Total liabilities and
   owners' equity                                   $11,704,727
                                                    -----------
                                                    -----------

                 See accompanying notes to financial statements.

                          THE YOSEMITE/AHWAHNEE PROGRAMS

                            STATEMENTS OF OPERATIONS

                                                        Year Ended December 31,
                                                     ----------------------------
                                                         1997            1996
                                                     -----------       ----------
REVENUES
   Golf course operations                            $   765,167      $   571,778
   Sale of RV memberships                                136,995           51,380
   Sale of developed lots                                      -           99,961
                                                     -----------      -----------
      Total revenues                                     902,162          723,119

COST OF SALES
   Golf course operations                                252,548          165,836
   Developed lots                                              -           83,190
                                                     -----------      -----------

      Total cost of sales                                252,548          249,026

GROSS PROFIT                                             649,614          474,093

EXPENSES:
Selling, general and administrative                    2,470,201        2,333,735
Related party management fees (Note 7)                   200,000          200,000
                                                     -----------      -----------
   Total expenses                                      2,670,201        2,533,735

Interest income(expense)                                 (38,781)         (18,962)
                                                     -----------      -----------

Net loss                                             $(2,059,368)     $(2,078,604)
                                                     -----------      -----------
                                                     -----------      -----------

                 See accompanying notes to financial statements.

                          THE YOSEMITE/AHWAHNEE PROGRAMS

                           STATEMENTS OF OWNERS' EQUITY


   Balance January 1, 1996                           10,295,663

   Capital contributions                              1,141,111
   Net loss for the year                             (2,078,604)
                                                    -----------

   Balance December 31, 1996                          9,358,170

   Capital contributions                                910,915
   Net loss for the period                           (2,059,368)
                                                    -----------

   Balance December 31, 1997                        $ 8,209,717
                                                    -----------
                                                    -----------

                 See accompanying notes to financial statements.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                               STATEMENTS OF CASH FLOWS

                                                          Year Ended December 31,
                                                        ---------------------------
                                                            1997           1996
                                                        ------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                             $(2,059,368)  $ (2,078,604)
Adjustments net loss to cash
   provided by (used in) operating activities:
      Cost of developed lots sold                                 -         83,190
      Depreciation and amortization                         381,299        336,229
   Increase (decrease) from changes in:
     Other assets                                          (114,023)      (264,478)
     Due from affiliate                                    (242,639)             -
     Accounts payable                                        92,661        172,210
     Accrued expenses and
      other liabilities                                     622,226        304,920
   Net deferral of sales revenues and selling expenses      443,673        198,910
                                                        -----------   ------------

   Net cash used in operating activities                   (876,171)    (1,247,623)

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Purchase of property and equipment                             -        (48,899)
   Additions to real estate                                 (56,001)       (23,250)
                                                        -----------   ------------
   Net cash provided by (used in)
      investing activities                                  (56,001)       (72,149)
CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital lease repayments                                 (80,294)       (67,088)
   Contributions                                            910,915      1,141,111
                                                        -----------   ------------
   Net cash provided by (used in)
      financing activities                                  830,621      1,074,023
                                                        -----------   ------------

Net increase (decrease) in
   cash and cash equivalents                               (101,551)      (245,749)

Cash and cash equivalents
   at beginning of period                                   101,551        347,300
                                                        -----------   ------------

Cash and cash equivalents
   at end of period                                     $         -   $    101,551
                                                        -----------   ------------
                                                        -----------   ------------
Cash paid during the
   period for interest                                  $         -   $          -
                                                        -----------   ------------
                                                        -----------   ------------


                   See accompanying notes to financial statements.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     ORGANIZATION
     During 1989 and 1992 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of two real estate loans for the Yosemite/Ahwahnee Programs (the "Programs") by selling undivided tenant-in-common interests in such loans to investors. The Yosemite/Ahwahnee I loan was in the amount of $6,500,000 to 426 investors and Yosemite/Ahwahnee II was in the amount of $13,500,000 to 837 investors. In September of 1995, on behalf of the Yosemite/Ahwahnee investors, National foreclosed on the borrower and took title to the property ("Ahwahnee Golf Course and Resort") involved. The first liens were kept intact after the foreclosure to protect the investors' interests in the underlying property during its development. As the investors' interests are to be converted to common stock in conjunction with a proposed acquisition of the Programs, the underlying protection of the liens are no longer needed and will be extinguished as part of the acquisition. Ahwahnee Golf Course and Resort is projected to be a multi-faceted resort, which currently includes a country club and a partially completed recreational vehicle park, with plans to develop the remainder of the project, potentially as a timeshare facility. The 1,650 acre property is located in Madera County, California, approximately 15 miles south of Yosemite National Park and is currently held in trust by National on behalf of the Yosemite/Ahwahnee Investors. The Company obtained an appraisal as of the date of foreclosure, which assumes that the property is developed at its highest and best use, and the result of the appraisal, after certain accounting-related adjustments made by the Company, was a fair market value of $10,800,000. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements. Since taking over these properties, National has operated them on behalf of the investors through a corporation known as Ahwahnee Golf Course and Resort, Inc.

The accompanying financial statements include the accounts of the Programs, which consist of Ahwahnee Golf Course and Resort, Inc., National Investors Land Holding Trust VII and National Investors Land Holding Trust IX, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.
     American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common shares. In addition, American will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from the American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS
                                     (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     The Programs' management considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     REAL ESTATE AND IMPROVEMENTS
     Real estate and improvements are carried at cost. Expenditures for additions and improvements are capitalized, and expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided on a straight-line basis on land improvements and buildings and improvements over estimated useful lives ranging from 5-30 years.

Effective January 1, 1996, the Programs adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost. Depreciation and amortization are being provided principally on the straight line method over the estimated useful lives or the related assets. Estimated useful lives range from 3-5 years.

     REVENUE RECOGNITION
     The Programs generate revenues from its golf course operations and sales of recreational vehicle memberships. Revenues from the sale of recreational vehicle memberships are not recognized until the Programs have received at least 10% of the total purchase price and the statutory 3 day rescission period has elapsed. Until a contract to purchase a recreational vehicle membership qualifies as a sale, all payments received are accounted for as customer deposits. The Program sells these recreational vehicle memberships to members on a timeshare plan. The length of this plan ranges from the length of the remaining lifetime of the primary member to the lifetimes of the primary member, the primary member's child and the primary member's grandchild. The membership rights include the use of the recreational vehicle park and facilities. The only restriction to the membership is that members may only use the recreational vehicle park for a maximum of seven days at a time with a minimum of seven days between visits. These revenues are recognized into income on a straight-line basis over the expected life of the memberships sold, which approximates 10 years. In addition, costs directly related to the sale of such memberships are deferred and recognized as selling expenses over this same amortization period.

                           THE YOSEMITE/AHWAHNEE PROGRAMS

                           NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     COST OF SALES AND INVENTORY OF RV MEMBERSHIPS
     Cost of sales of recreational vehicle memberships is determined by dividing the total costs incurred in the development of the recreational vehicle facility by the number of units completed. Inventory of recreational vehicle memberships, including all land costs and improvements, is stated at cost, which is not greater than its net realizable value.

     INCOME TAXES
     The financial statements include the activity of the Programs, whose income or losses are included in the investors' respective tax returns.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
     Based upon certain market assumptions and information available to management, the carrying values of financial instruments as of December 31, 1997 approximate their fair values. The carrying value of cash and cash equivalents, accounts payable and accrued expenses are assumed to approximate fair value as they are short term in nature and receivable or payable on demand. The fair values of notes receivable and capital lease obligations were estimated based on similar interest rates available for comparable financial instruments.


NOTE 3.  REAL ESTATE AND IMPROVEMENTS

   Real estate and improvements consist of the following:

                                                                 December 31,
                                                                    1997
                                                                -------------
   Land                                                         $ 8,114,645
   Land improvements                                              1,890,656
   Buildings and improvements                                       820,783
                                                                -----------

                                                                 10,826,084
   Less accumulated depreciation                                   (689,010)
                                                                -----------
                                                                $10,137,074
                                                                -----------
                                                                -----------

                           THE YOSEMITE/AHWAHNEE PROGRAMS

                           NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 4.  NOTES RECEIVABLE

     The Programs make unsecured loans to individuals in conjunction with its sales of recreational vehicle memberships. These loans bear interest at rates between 0% and 17%, range in length from one to seven years and may be prepaid at any time without penalty. Notes receivable are shown net of discounts of $24,950 as of December 31, 1997. As of December 31, 1997, a total of $324,502 of the notes receivable balance is expected to be collected after one year. The total allowance for doubtful accounts as of December 31, 1997 is $41,073.


NOTE 5.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                 December 31,
                                                                     1997
                                                                 ------------
   Capital lease equipment                                        $ 505,998
   Furnitures and fixtures                                           25,349
   Machinery and equipment                                           37,033
                                                                  ---------

                                                                    568,380
   Less accumulated depreciation                                   (192,322)
                                                                  ---------

                                                                  $ 371,058
                                                                  ---------
                                                                  ---------

NOTE 6.  CAPITAL LEASE OBLIGATIONS

     Future minimum rental payments under noncancellable capital leases as of December 31, 1997 were as follows:

                                                                     Amount
                                                                    -------
   1998                                                             120,923
   1999                                                             113,893
   2000                                                             113,893
   2001                                                              59,184
                                                                    -------

   Total minimum lease payments                                     407,893
   Amount representing interest                                      67,330
                                                                    -------
   Present value of minimum lease payments                          340,563
                                                                    -------
                                                                    -------

                           THE YOSEMITE/AHWAHNEE PROGRAMS

                           NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 7.  COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT
           The Programs are currently managed, subject to a servicing agreement, by National. National also currently manages five other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Programs to assure that the purpose and activities of the Programs are continued for the investors. The Programs incurred asset management expenses of $200,000 and $200,000 for the years ended December 31, 1996 and 1997. Additionally, the Programs accrued compensation expense of $264,000 and $264,000 for the years ended December 31, 1996 and 1997 payable to senior management of the Company, who are also principals of National. Total accrued and unpaid management fees and compensation as of December 31, 1997 were $841,763.

LAWSUITS
   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

DELINQUENT PROPERTY TAXES
   The Program has delinquent property taxes of $683,558 as of December 31, 1997. The Program is in the process of negotiating a payment plan with appropriate taxing authorities relative to the payment of these past due taxes.


NOTE 8.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.


NOTE 9.  DEBT FORECLOSURE

     In September 1995, the management company, for the benefit of investors in debt securities secured by the Property, foreclosed on the Property. Due to the debtor's financial position as of December 31, 1994, the foreclosure has been accounted for as if it took place prior to January 1, 1995.


NOTE 10.  SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

   During the years ended December 31, 1996 and 1997, the Company entered into capital lease obligations of $298,572 and $0.

                           THE YOSEMITE/AHWAHNEE PROGRAMS

                           NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 11.  DEFERRED REVENUE AND MEMBERSHIP SELLING EXPENSES

     Deferred revenue consists of amounts deferred in conjunction with the sales of campground memberships. Components of the changes in deferred membership selling expenses and deferred membership sales revenue are as follows:

                                                              December 31,
                                                       ------------------------
                                                           1997          1996
                                                       ----------      --------
   Deferred Selling Expenses:

      Deferred selling expenses, beginning of year     $  263,508      $      0

      Expenses deferred                                   338,627       292,787
      Expenses recognized                                 (63,142)      (29,279)
                                                       ----------      --------
      Net change                                          275,485       263,508
                                                       ----------      --------

      Deferred selling expenses, end of year           $  538,993      $263,508
                                                       ----------      --------
                                                       ----------      --------
   Deferred Revenue:
      Deferred revenue, beginning of year              $  462,419      $      0

      Revenue deferred                                    856,153       513,799
      Revenue recognized                                 (136,995)      (51,380)
                                                       ----------      --------
      Net change                                          719,158       462,419
                                                       ----------      --------

      Deferred Revenue, end of year                    $1,181,577      $462,419
                                                       ----------      --------
                                                       ----------      --------

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Mori Point "Trudy Pat" Program (the "Mori Point Program") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Mori Point Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          BDO SEIDMAN, LLP

Los Angeles, California
February 24, 1998

                             THE MORI POINT PROGRAM

                                 BALANCE SHEET

                                                    December 31,
                                                        1997
                                                    ------------
ASSETS:
   Land                                              $4,100,000

   Cash and cash equivalents                              7,204
   Due from affiliate (Note 1)                          232,707
                                                     ----------

      Total assets                                   $4,339,911
                                                     ----------
                                                     ----------

LIABILITIES:
   Due to affiliate (Note 3)                         $  497,885
   Accrued property taxes (Note 3)                      298,369
   Accrued expenses                                      86,615
                                                     ----------

      Total liabilities                              $  882,869

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
   Owners' Equity                                     3,457,042
                                                     ----------

      Total liabilities and
         owners' equity                              $4,339,911
                                                     ----------
                                                     ----------

                See accompanying notes to financial statements.

                            THE MORI POINT PROGRAM

                           STATEMENTS OF OPERATIONS

                                                       Year Ended December 31,
                                                      ------------------------
                                                         1997           1996
                                                      ---------      ---------
EXPENSES:
   Selling, general and administrative                $ 181,034      $  90,348
   Related party management fees (Note 3)               100,000        100,000
                                                      ---------      ---------

Total expenses                                          281,034        190,348

Interest income                                           1,586          1,223
                                                      ---------      ---------

Net loss                                              $(279,448)     $(189,125)
                                                      ---------      ---------
                                                      ---------      ---------



                See accompanying notes to financial statements.

                             THE MORI POINT PROGRAM

                          STATEMENTS OF OWNERS' EQUITY

                                                        Total
                                                     ----------
Balance January 1, 1996                               3,318,333

   Capital contributions                                202,310
   Net loss for the year                               (189,125)
                                                     ----------

Balance December 31, 1996                             3,331,518

   Capital contributions                                404,972
   Net loss for the period                             (279,448)
                                                     ----------

Balance December 31, 1997                            $3,457,042
                                                     ----------
                                                     ----------

                 See accompanying notes to financial statements.

                               THE MORI POINT PROGRAM

                              STATEMENTS OF CASH FLOWS

                                                     Year Ended December 31,
                                                     ------------------------
                                                       1997           1996
                                                     ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                           $(279,448)     $(189,125)
  Increase (decrease) from changes in:
  Due from affiliate                                  (232,707)             -
  Accrued expenses                                      75,355         25,847
                                                     ---------      ---------
  Net cash used in operating activities               (436,800)      (163,278)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions                                        404,972        202,310
                                                     ---------      ---------
  Net cash provided by financing activities            404,972        202,310

Net increase (decrease) in cash and cash
 equivalents                                           (31,828)        39,032

Cash and cash equivalents at beginning
 of period                                              39,032              -
                                                     ---------      ---------
Cash and cash equivalents at end of period           $   7,204      $  39,032
                                                     ---------      ---------
                                                     ---------      ---------

                See accompanying notes to financial statements.

                               THE MORI POINT PROGRAM

                           NOTES TO FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     ORGANIZATION

     During 1990 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Mori Point "Trudy Pat" Program (the "Program") in the amount of $10,000,000 by selling undivided tenant-in-common interests in such loan to 486 investors. In August of 1992, on behalf of the Mori Point Program investors, National foreclosed on and took title to the property ("Mori Point") involved in the Mori Point Program. Mori Point is currently raw land which is zoned for a 275 room hotel/conference center, 60 residential units and an equestrian/commercial facility. The property is located in Pacifica, California and is currently held in trust by National on behalf of the Mori Point Investors. The Mori Point property was recently appraised at $4,100,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

     The accompanying financial statements include the accounts of the Program, which consists of the Mori Point Land Holding Trust, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.

     American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common shares. In addition, American will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from the American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS

     Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

                               THE MORI POINT PROGRAM

                           NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     LAND

     Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

     The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     INCOME TAXES

     The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT

     The Program is currently managed, subject to a servicing agreement, by National. National also currently manages six other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the Program are continued for the investors. The Program incurred asset management expenses of $100,000 and $100,000 for the years ended December 31, 1996 and 1997. Total accrued and unpaid management fees as of December 31, 1997 was $497,885.

                               THE MORI POINT PROGRAM

                           NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 3. COMMITMENTS (CONTINUED)

LAWSUITS

     The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

DELINQUENT PROPERTY TAXES

     The Program has delinquent property taxes of $298,369 as of December 31, 1997. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.

NOTE 4.  CAPITAL CONTRIBUTIONS

     Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Sacramento/Delta Greens "Trudy Pat" Program (the "Sacramento/Delta Greens Program") (as defined in
Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Sacramento/Delta Greens Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          BDO SEIDMAN, LLP

Los Angeles, California
February 24, 1998

                      THE SACRAMENTO/DELTA GREENS PROGRAM

                                 BALANCE SHEET


                                                   December 31,
                                                       1997
                                                   ------------
ASSETS:
   Land                                              $2,000,000

   Cash and cash equivalents                              4,099
   Due from affiliate (Note 1)                          104,528
                                                     ----------

      Total assets                                   $2,108,627
                                                     ----------
                                                     ----------

LIABILITIES:
   Accounts payable                                  $   25,641
   Due to affiliate (Note 3)                            188,344
   Accrued property taxes (Note 3)                       45,502
   Accrued expenses                                      49,750
                                                     ----------

      Total liabilities                                 309,237

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
   Owners' Equity                                     1,799,390
                                                     ----------

      Total liabilities and owners' equity           $2,108,627
                                                     ----------
                                                     ----------

                   See accompanying notes to financial statements.

                        THE SACRAMENTO/DELTA GREENS PROGRAM

                              STATEMENTS OF OPERATIONS

                                                       Year Ended December 31,
                                                      ------------------------
                                                         1997          1996
                                                      ---------    -----------
EXPENSES:
Selling, general and administrative                   $ 115,620    $   169,649
Land write-down (Note 5)                                230,000        845,000
Related party management fees (Note 3)                   50,000         50,000
                                                      ---------    -----------

   Total expenses                                       395,620      1,064,649

Interest income                                             824          1,965
                                                      ---------    -----------

Net income (loss)                                     $(394,796)   $(1,062,684)
                                                      ---------    -----------
                                                      ---------    -----------

                 See accompanying notes to financial statements.

                      THE SACRAMENTO/DELTA GREENS PROGRAM

                          STATEMENTS OF OWNERS' EQUITY

                                                       Total
                                                    -----------
Balance January 1, 1996                               2,833,629

Capital contributions                                   262,572
Net loss for the year                                (1,062,684)
                                                    -----------

Balance December 31, 1996                             2,033,517

Capital contributions                                   160,669
Net loss for the year                                  (394,796)
                                                    -----------

Balance December 31, 1997                           $ 1,799,390
                                                    -----------
                                                    -----------

                 See accompanying notes to financial statements.

                        THE SACRAMENTO/DELTA GREENS PROGRAM

                              STATEMENTS OF CASH FLOWS

                                                     Year Ended December 31,
                                                    ------------------------
                                                       1997         1996
                                                    ---------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                          $(394,796)   $(1,062,684)
  Adjustment to reconcile net income
   (loss) to net cash provided by (used in)
   operating activities -
    Real estate property write-down                   230,000        845,000
  Increase (decrease) from changes in:
    Due from affiliate                               (104,528)             -
    Accounts payable                                   (4,283)        29,924
    Accrued expenses                                   54,454        (19,834)
                                                    ---------    -----------
  Net cash provided by (used in)
   operating activities                              (219,153)      (207,594)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions                                       160,669        262,572
                                                    ---------    -----------
  Net cash provided by financing activities           160,669        262,572
                                                    ---------    -----------
Net increase (decrease) in cash and cash
 equivalents                                          (58,484)        54,978

Cash and cash equivalents at beginning
 of period                                             62,583          7,605
                                                    ---------    -----------
Cash and cash equivalents at end of period          $   4,099    $    62,583
                                                    ---------    -----------
                                                    ---------    -----------
Cash paid during the period for interest            $       -    $         -
                                                    ---------    -----------
                                                    ---------    -----------

               See accompanying notes to financial statements.

                        THE SACRAMENTO/DELTA GREENS PROGRAM

                           NOTES TO FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     ORGANIZATION

     During 1989 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Sacramento/Delta Greens Program (the "Program") in the amount of $5,000,000 by selling undivided tenant-in-common interests in such loan to 332 investors. In March of 1993, on behalf of the Sacramento/Delta Greens Program investors, National foreclosed on the property and took title to the property ("Sacramento/Delta Greens") involved in the Sacramento/Delta Greens Program. Sacramento/Delta Greens is currently raw land which is zoned and has an approved tentative tract map for a single-family detached housing development of 534 homes. The property is located in Sacramento, California and is currently held in Trust by National on behalf of the Sacramento/Delta Greens investors. The Sacramento/Delta Greens property was recently appraised at $3,075,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

     The accompanying financial statements include the accounts of the Program, which consists of the Sacramento/Delta Greens Land Holding Trust, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.

     American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common shares. In addition, American Family Holdings, Inc. will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from the American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS

     Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

                        THE SACRAMENTO/DELTA GREENS PROGRAM

                           NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     LAND

     Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

     The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     INCOME TAXES

     The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.  COMMITMENTS

     SERVICING/MANAGEMENT AGREEMENT

     The Program is currently managed, subject to a servicing agreement, by National. National also currently manages six other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the program are continued for the investors. The Program incurred asset management expenses of $50,000 and $50,000 for the years ended December 31, 1996 and 1997. Total accrued and unpaid management fees as of December 31, 1997 was $188,344.

                       THE SACRAMENTO/DELTA GREENS PROGRAM

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 3.  COMMITMENTS (CONTINUED)

LAWSUITS

     The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

DELINQUENT PROPERTY TAXES

     The Program has delinquent property taxes of $45,502 as of December 31, 1997. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.

NOTE 4.  CAPITAL CONTRIBUTIONS

     Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

NOTE 5.  LAND WRITE-DOWN

     In 1993, 596 lots were approved and appraised at a value of $5,159 per lot. Based on an appraisal done in May 1997, the appraised value of the land had decreased in 1996 by approximately 27% due to a decline in economic conditions of the Sacramento/Delta Greens surrounding area, which resulted in the writedown of the cost of the land of $845,000. Due to a decrease in zoning of the lots to 534 in 1997, a $230,000 writedown in the cost of the land was recorded during the year ended December 31, 1997.

                                   APPENDIX 1


                           Prior Performance Schedules

                                  APPENDIX 1

                                  SCHEDULE A

The purpose of Schedule A is to show, as of December 31, 1997, information about the funds raised and the associated offering expenses of the only "Trudy Pat" program which closed in the three most recent years. The business objective of the program was to earn a higher rate of interest on money than was available from financial institutions and to receive a return of the principal advance in four years or less. THIS PROGRAM DID NOT HAVE INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. Prospective investors should be aware that the results of this program are not necessarily indicative of the potential results of the Company. See "Prior Programs" at page __ for a narrative summary of similar programs in which National was involved.


                                                     Arciero-Diamond Ridge
                                                     ---------------------
         Dollar amount offered                        $        14,000,000

         Dollar amount raised                                   5,538,800

         Less offering expenses:
             Organizational expenses(1)                                 0
             Sales commissions(1)                                       0
             Discounts retained by affiliates(1)                        0

         Loan Amount                                  $         5,538,800

         Date offering began                          July 21, 1993

         Length of offering in months                 12.75

         Months to investment all available for
         investment                                   one

-------------------
(1) The borrower repaid the loan proceeds on August 17, 1994 before the entire amount offered was raised. No offering expenses were paid by investors.

                                   APPENDIX 1

                                   SCHEDULE B

The purpose of Schedule B is to show, as of December 31, 1997, aggregate compensation paid over the last three years to National and its affiliates by the eleven public "Trudy Pat" programs which have not been completed. The business objective of the program was to earn a higher rate of interest on money than was available from financial institutions and to receive a return of the principal advance in four years or less. NONE OF THE PROGRAMS HAVE INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. Prospective investors should be aware that the results of these programs are not necessarily indicative of the potential results of the Company. See "Prior Programs" at page __ for a narrative summary of similar programs in which National was involved.



                                  Sacramento/                         Yosemite/       Yosemite/
                                 Delta Greens        Oceanside       Ahwahnee I      Ahwahnee II
                                 ------------        ---------       ----------      -----------
Date offering commenced             11/1/88          11/15/91          5/2/89          9/10/90

Dollar amount raised             $  5,000,000    $  30,000,000     $  6,500,000    $  13,500,000

Servicing fees
  Jan. 1995 to Dec. 1997:
  Accrued                                   0                0                0                0
  Paid                                      0          900,000           48,750          101,250

Property management fees
Jan. 1995 to Dec. 1997:
  Accrued                             141,733                0                0                0
  Paid                                  8,267                0          146,250          303,750

Amount paid to National
from proceeds of offerings
closed in the most recent
three years                               N/A              N/A              N/A              N/A


                                                                                      Arciero-
                                    Mori Point     Joshua Ranch    Cypress Lakes    Diamond Ridge
                                    ----------     ------------    -------------    -------------
Date offering commenced              11/20/89        3/26/90          2/19/91          7/21/93

Dollar amount raised             $  10,000,000    $  15,000,000    $  14,000,000    $  5,538,000

Servicing fees
  Jan. 1995 to Dec. 1997:
  Accrued                                    0                0                0               0
  Paid                                       0                0                0               0

Property management fees
Jan. 1995 to Dec. 1997:
  Accrued                              272,667                0                0               0
  Paid                                  27,333          450,000          420,000               0

Amount paid to National
from proceeds of offerings
closed in the most recent
three years                                N/A              N/A              N/A    $     69,670


                                  APPENDIX 1

                                    Esperanza    Stacey Rose A    Stacey Rose B
                                    ---------    -------------    -------------
Date offering commenced              11/18/87          5/5/88           5/5/88

Dollar amount raised               $  500,000      $   85,000       $  315,300

Servicing fees
  Jan. 1995 to Dec. 1997:
  Accrued                                   0               0                0
  Paid                                      0               0                0

Property management fees
Jan. 1995 to Dec. 1997:
  Accrued                              15,000           2,550            9,459
  Paid                                      0               0                0

Amount paid to National
from proceeds of offerings
closed in the most recent
three years                               N/A             N/A              N/A

                                     APPENDIX 1

                                     SCHEDULE C

The purpose of Schedule C is to show, as of December 31, 1997, the annual operating results of the eight public "Trudy Pat" programs the offerings of which closed in the most recent five years. No tax information is included as tenancy-in-common arrangements are not required to file information tax returns. Each investor determines the tax treatment of distributions. The business objective of the program was to earn a higher rate of interest on money than was available from financial institutions and to receive a return of the principal advance in four years or less. NONE OF THE PROGRAMS HAVE INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. Prospective investors should be aware that the results of these programs are not necessarily indicative of the potential results of the Company. See "Prior Programs" at page __ for a narrative summary of similar programs in which National was involved.

                                                     Sacramento/Delta Greens
                              -----------------------------------------------------------------
                                 1993         1994         1995         1996         1997
                                 ----         ----         ----         ----         ----
Borrower loan repayments:
  Principal                   $        0   $        0   $        0   $        0   $        0
  Interest                             0            0            0            0            0
Cash from sale                   N/A          N/A          N/A          N/A          N/A
Distributions to
investors:(1)
  Principal                            0            0            0            0            0
  Interest                             0            0            0            0            0
Distributions per $1,000
invested:
  Principal                      N/A          N/A          N/A          N/A          N/A
  Interest                       N/A          N/A          N/A          N/A          N/A

                                                           Oceanside
                              -----------------------------------------------------------------
                                 1993         1994         1995         1996         1997
                                 ----         ----         ----         ----         ----
Borrower loan repayments:
  Principal                   $        0   $  375,000   $  900,000   $  900,000   $  675,000
  Interest                     3,145,869      393,750            0            0            0
Cash from sale                   N/A          N/A          N/A          N/A          N/A
Distributions to
investors:(1)
  Principal                            0      375,000      900,000      900,000      675,000
  Interest                     3,145,869      393,750            0   $        0            0
Distributions per $1,000
invested:
  Principal                            0        12.50           30           30        22.50
  Interest                        104.86        13.13            0            0            0

----------------
(1)Net of servicing fees and property management fees and expenses.

                                  APPENDIX 1

                                                                    Yosemite/Ahwahnee I
                                   ------------------------------------------------------------------------------
                                      1993             1994             1995             1996             1997
                                      ----             ----             ----             ----             ----
Borrower loan repayments:
  Principal                        $  103,085       $        0       $        0       $        0       $        0
  Interest                            920,794            4,756                0                0                0
Cash from sale                         N/A              N/A              N/A              N/A              N/A
Distributions to investors:(1)
  Principal                           103,085                0                0                0                0
  Interest                            920,794            4,756                0                0                0
Distributions per $1,000 invested:
  Principal                             15.86                0                0                0                0
  Interest                             141.66              .73                0                0                0

                                                                   Yosemite/Ahwahnee II
                                   ------------------------------------------------------------------------------
                                      1993             1994             1995             1996             1997
                                      ----             ----             ----             ----             ----
Borrower loan repayments:
  Principal                        $   68,264       $        0       $        0       $        0       $        0
  Interest                            688,303           10,273                0                0                0
Cash from sale                         N/A              N/A              N/A              N/A              N/A
Distributions to investors:(1)
  Principal                            68,264                0                0                0                0
  Interest                            688,303           10,273                0                0                0
Distributions per $1,000 invested:
  Principal                              5.06                0                0                0                0
  Interest                              50.99              .76                0                0                0

-------------------
(1)   Net of servicing fees and property management fees and expenses.

                                  APPENDIX 1


                                                                        Mori Point
                                   ------------------------------------------------------------------------------
                                      1993             1994             1995             1996             1997
                                      ----             ----             ----             ----             ----
Borrower loan repayments:
  Principal                        $        0       $        0       $        0       $        0       $        0
  Interest                                  0                0                0                0                0
Cash from sale                              0                0                0                0                0
Distributions to investors:(1)
  Principal                                 0                0                0                0                0
  Interest                                  0                0                0                0                0
Distributions per $1,000 invested:
  Principal                                 0                0                0                0                0
  Interest                                  0                0                0                0                0
                                                                       Joshua Ranch
                                   ------------------------------------------------------------------------------
                                      1993             1994             1995             1996             1997
                                      ----             ----             ----             ----             ----
Borrower loan repayments:
  Principal                        $        0       $        0       $        0       $        0       $        0
  Interest                            478,127                0                0                0                0
Cash from sale                         N/A                   0                0                0                0
Distributions to investors:(1)
  Principal                                 0                0                0                0                0
  Interest                            478,127                0                0                0                0
Distributions per $1,000 invested:
  Principal                                 0                0                0                0                0
  Interest                              31.88                0                0                0                0

------------------
(1)  Net of servicing fees and property management fees and expenses.

                                  APPENDIX 1

                                                                   Cypress Lakes
                                  -------------------------------------------------------------------------------
                                      1993             1994             1995             1996             1997
                                      ----             ----             ----             ----             ----
Borrower loan repayments:
  Principal                       $         0      $         0      $         0      $         0      $         0
  Interest                          1,337,101           62,706                0                0                0
Cash from sale                        N/A              N/A              N/A              N/A              N/A
Distributions to investors:(1)
  Principal                                 0                0                0                0                0
  Interest                          1,337,101           62,706                0                0                0
Distributions per $1,000 invested:
  Principal                                 0                0                0                0                0
  Interest                              95.57             4.48                0                0                0
                                                                  Arciero-Diamond Ridge
                                  -------------------------------------------------------------------------------
                                      1993             1994             1995             1996             1997
                                      ----             ----             ----             ----             ----
Borrower loan repayments:
  Principal                       $         0      $ 5,538,800          N/A              N/A              N/A
  Interest                            113,531          297,077          N/A              N/A              N/A
Cash from sale                        N/A              N/A              N/A              N/A              N/A
Distributions to investors:(1)
  Principal                       $         0        5,538,800          N/A              N/A              N/A
  Interest                            113,551          997,027          N/A              N/A              N/A
Distributions per $1,000 invested:
  Principal                       $         0            1,000          N/A              N/A              N/A
  Interest                              20.50            53.64          N/A              N/A              N/A

------------------
(1)  Net of servicing fees and property management fees and expenses.

                                     APPENDIX 1

                                     SCHEDULE D

The purpose of Schedule D is to show, as of December 31, 1997, the results of the only "Trudy Pat" program in which the loan has been completely repaid within the last five years. No tax information is available as tenancy-in-common arrangements are not required to file information income tax returns. The business objective of the program was to earn a higher rate of interest on money than was available from financial institutions and to receive a return of the principal advance in four years or less. NONE OF THE PROGRAMS HAVE INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. Prospective investors should be aware that the results of these programs are not necessarily indicative of the potential results of the Company. See "Prior Programs" at page __ for a narrative summary of similar programs in which National was involved.

                                                   Arciero-Diamond Ridge
                                                   ---------------------
         Dollar amount raised                           $ 5,538,800

         Loan secured by                                one property

         Date loan fully funded                         July 25, 1994

         Date loan paid off                             August 17, 1994(1)

         Repayment/Distributions:
            Principal                                   $ 5,538,800
            Interest                                    $   297,077(2)

         Distributions per $1,000 invested:
            Principal                                   $     1,000
            Interest                                    $     53.64(2)

------------------
(1) This loan was funded over the course of 12.75 months, commencing on July 21, 1993. Funds were first advanced to the borrower on September 16, 1993.
(2) Net of compensation to National. In 1993, interest in the amount of $113,551 ($53.64 per $1,000 of investment), net of compensation to National, was distributed to investors.

                          AMERICAN FAMILY HOLDINGS, INC.
                           SUBSCRIPTION ORDER FOR UNITS

     I am subscribing for _______ Units at $10.00 each for a total amount of $__________. I have enclosed a check for that amount, made payable to "First Trust of California, N.A, as Escrow Agent for American Family Holdings, Inc. Unit Offering." I understand that no Units will be sold if the Acquisition described in the Consent Solicitation Statement/Prospectus, dated _________________, 1998, of American Family Holdings, Inc. is not completed.

     The undersigned investor(s) having read and reviewed the Prospectus, understand that if the Acquisition is completed, the Company is offering to sell, on a first-come, first-served basis, up to 1,000,000 Units at $10.00 per Unit, and that each Unit consists of one share of common stock and one warrant to purchase two additional shares at a 20% discount. In making this subscription order, I/we represent and warrant that I/we am/are eligible to participate in the Offering by virtue of the fact that I/we am/are currently invested in one of the "Trudy Pat" lending programs described on the cover page of the Prospectus, and that I/we followed the Instructions which accompanied this Subscription Order Form. Furthermore, under penalties of perjury, I/we certify that (i) the number shown below is my/our correct Taxpayer Identification Number or Social Security Number (or I/we am/are waiting for a number to be issued) and (ii) I/we am/are not subject to backup withholding either because I/we have not been notified by the Internal Revenue Service (IRS) that I/we am/are subject to backup withholding as a result of a failure to report all interests or dividends, or the IRS has notified me/us that I/we am/are no longer subject to backup withholding. (NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF AN INVESTOR IS SUBJECT TO BACKUP WITHHOLDING.)

INVESTOR INFORMATION

Name of Investor
                           -----------------------------------------------------

Name of Joint Investor
                           -----------------------------------------------------

Street address
                           -----------------------------------------------------

City/State/Zip
                           -----------------------------------------------------

Business Telephone Number
                           -----------------------------------------------------

Home Telephone Number
                           -----------------------------------------------------

------------------------------------        ------------------------------------
Investor's Tax I.D. No./Social              Joint Investor's Tax I.D. No./Social
Security No.                                Security No.

------------------------------------        ------------------------------------
Signature of Investor                       Signature of Joint Investor

Date:                                       Date:
     -------------------------------              ------------------------------

                       BROKER / DEALER INFORMATION FORM

This Form must be returned with a subscription order, or the order cannot be processed. If a broker is involved in the subscription order, the registered representative broker/dealer must sign the form. If the subscription is made without the assistance of a broker, the Investor must sign the form.

Broker/Dealer Name
                   -------------------------------------------------------------

Registered Representative Name
                               -------------------------------------------------

Registered Representative Mailing Address
                                          --------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

City                                  State                 Zip Code
    -----------------------------           -----------              -----------

Broker Number                               Telephone Number
              -------------------------                      -------------------

BROKER STATEMENT: The undersigned confirms by his or her signature that the broker/dealer is duly licensed and may lawfully sell shares in the state designated as the Investor's residence, and that the person named as the registered representative is duly licensed to represent the broker in this transaction, and that he or she (i) has reasonable grounds to believe that the information and representations concerning the Investor identified herein are true, correct and complete in all respects; (ii) has discussed such Investor's prospective purchase of Units with such Investor; (iii) has advised such Investor of all pertinent facts with regard to the liquidity and marketability of the Units pursuant to the NASD's Conduct Rules; (iv) has delivered a current Prospectus and related supplements, if any, to such Investor; and (v) has reasonable grounds to believe that the purchase of Units is a suitable investment for such Investor and that such Investor is in a financial position to enable such Investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

Registered Representative Name
                               -------------------------------------------------

-------------------------------------      -------------------------------------
Registered Representative Signature        Date

Broker/Dealer Authorized Signature
                                   ---------------------------------------------
Print Name
           ---------------------------------------------------------------------

         ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED
                        OR REGISTRATION CANNOT PROCEED

INVESTOR STATEMENT: I confirm by my signature below that I have made my subscription order without the assistance of a broker.

Name                                       Joint Investor
     ---------------------------------                    ----------------------

Signature                                  Signature
          ----------------------------               ---------------------------

Date                                       Date
     ---------------------------------          --------------------------------

    INSTRUCTIONS TO INVESTORS ON HOW TO COMPLETE THE SUBSCRIPTION DOCUMENTS

STEPS TO COMPLETE THE SUBSCRIPTION DOCUMENTS

     1. If you want to purchase Units, complete the Subscription Order form and attach your check for the full amount (see "Subscriptions" on the next page of these Instructions for more details). Remember, orders are first-come, first-served.

     2. Make sure to include a Broker/Dealer Information Form with your Subscription Order form, or your order cannot be processed.

SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS

     If the Shares are to be issued in a name other than that shown on the label affixed to the ballot which accompanied the Consent Solicitation Statement/Prospectus, or if the Shares are to be sent to someone or someplace other than what is shown on the label affixed to that ballot, contact the Investor Services department at National Investors Financial, Inc. at 1-800-548-0050 for a special issuance letter. All special issuance and delivery requests are subject to acceptance.

SUBSCRIPTIONS

     Subscription Orders for Units will be accepted on a first-come, first-served basis, and the quantity of Units offered to Investors is strictly limited. If you choose to subscribe, you must enclose a check payable to "First Trust of California, N.A, as Escrow Agent for American Family Holdings, Inc. Unit Offering," along with your order form, and your funds will be held in escrow until the Acquisition is completed. If you complete the subscription information, but fail to enclose a check, your subscription will be deemed invalid. You may subscribe by sending a copy of the form with your check at any time prior to completion of the Acquisition, subject to availability of Units. All subscriptions must be accompanied by a Broker/Dealer Information Form. Units can only be issued to the same investor(s), and in the same manner, as Shares are issued to those same investor(s) entitled to participate in the Acquisition and the Offering. If the Acquisition is not completed, the Offering will be terminated and your money (plus accrued interest) will be returned by the Escrow Agent.

WHERE TO SEND YOUR SUBSCRIPTION DOCUMENTS

     Send your completed and duly executed subscription documents, along with any related documents, to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, CA 92660. After determining that subscriptions are valid, checks will be forwarded immediately to the Escrow Agent.

QUESTIONS OR ADDITIONAL MATERIALS:

     Contact National at the above address or by calling 1-800-590-7772.

                                    PART II

                           INFORMATION NOT REQUIRED

                                IN PROSPECTUS

Item 24   Indemnification of Directors and Officers

          Pursuant to the Registrant's Certificate of Incorporation and By-Laws and pursuant to Section 145 of the Delaware General Corporation Law, directors, officers and agents of the Registrant are entitled to indemnification for their actions in respect of the Registrant to the fullest extent permitted by Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors and controlling persons of the Registrant pursuant to such provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25   Other Expenses of Issuance and Distribution*

    SEC Registration Fee . . . . . . . . . . . . . . . . . . .  $[7,670.40]**
    NASD Fees. . . . . . . . . . . . . . . . . . . . . . . . .   [3,100.00]**
    Representative Non-Accountable Expense Allowance . . . . .              0
    Accounting Fees and Expenses . . . . . . . . . . . . . . .           ****
    Legal Fees and Expenses. . . . . . . . . . . . . . . . . .           ****
    Printing Expenses. . . . . . . . . . . . . . . . . . . . .           ****
    Blue Sky Fees and Expenses . . . . . . . . . . . . . . . .              0
    Transfer Agent Fees (if applicable). . . . . . . . . . . .           ****
    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . .           ****
         Total . . . . . . . . . . . . . . . . . . . . . . . .           ****

     * The total costs incurred by the Company in connection with the Offering described in this Registration Statement and the Acquisition described in Registration Statement File No. 333-37161 have been allocated based on the exchange value of the Common Stock offered in the Acquisition and the offering price of the Units offered hereby.

     ** 4,482.40 of which was previously paid in connection with Registration Statement No. 333-37161.
     *** $1,800 of which was previously paid in connection with Registration Statement No. 333-37161.
     **** To be filed by amendment.

Item 26   Recent Sales of Unregistered Securities

     On or about August 29, 1997, the Company issued an aggregate of 371,185 shares of common stock to Yale Partnership for Growth and Development, L.P. (which is controlled by David G. Lasker, President of the Company), J-Pat, L.P. (which is controlled by James N. Orth, Chief Executive Officer of the Company), L.C. "Bob" Albertson, Jr., Executive Vice President of the Company, and certain consultants to the Company. Such shares were purchased for $3,712 in cash. On or about October 23, 1997, the Company issued an aggregate of 18,918 additional shares to members of management for $189.18 in cash. The issuances of the shares were exempt from the filing requirements of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as a transaction by an issuer not involving any public offering.

Item 27   Exhibits


          1.1     Form of Wholesaling Agreement between the Company and L.H.
                  Friend, Weinress, Frankson & Presson, Inc.**
          1.2 Form of Selling Agreement between the Company and participating broker-dealers**
          3.1     Certificate of Incorporation of American Family Holdings,
                  Inc.*
          3.2 Certificate of Amendment of Certificate of Incorporation before the Issuance of Stock*
          3.3     By-Laws of American Family Holdings, Inc.*
          4.1 Pages 1 through 4 of the Certificate of Incorporation of the Company Filed as Exhibit 3.1 above defining the rights of security holders are incorporated herein by this reference*
          4.2     American Family Holdings, Inc. Warrant to Purchase Shares of
                  Common Stock**
          5.1 Opinion of Arter & Hadden LLP re legality of units and shares underlying the warrants**
          5.2 Amended Opinion of Arter & Hadden LLP re legality of units and shares underlying the warrants (re Amendment No. 1)
          10.1    Signed Employment Agreement of David Lasker*
          10.2    Signed Employment Agreement of James Orth*
          10.3    Signed Employment Agreement of L.C. "Bob" Albertson, Jr.*
          10.4    1997 Stock Option and Incentive Plan for Officers, Independent
                  Directors and Employees of American Family Holdings, Inc. and
                  Affiliates*
          10.5    Form of Employment Agreement of Mark Kawanami*
          21.1    Subsidiaries of Registrant*
          23.1    Consent of Arter & Hadden LLP as counsel contained in
                  Exhibit 5.1
          23.2    Consent of BDO Seidman, LLP as independent accountants**
          23.3    Consent of BDO Seidman, LLP as independent accountants
                  (re Amendment No. 1)**
          23.4    Consent of Houlihan Valuation Advisers (re Amendment No. 1)**
          23.5    Consent of Arter & Hadden LLP as counsel contained in Exhibit
                  5.2 (re Amendment No. 1)**



                                     II-2


          23.6    Consent of BDO Seidman, LLP as independent accountants
                  (re Amendment No. 2)
          23.7    Consent of Houlihan Valuation Advisors (re Amendment No. 2)
          24.1    Power of Attorney**
          99.1    Schedule E to Prior Performance Schedules**
          99.2    Revised Schedule E to Prior Performance Schedules


          *       Incorporated by reference to identically numbered exhibits in the Company's Registration Statement on Form S-4 (SEC File No.
                  333-37161) and all amendments thereto.  Such Registration
                  Statement was originally filed October 3, 1997.
          **      Previously filed.


Item 28   Undertakings

          The undersigned Registrant hereby undertakes to:

          (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statements to:

                    (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) Include any additional or changed material information on the plan of distribution.

               (2) For determining liability under the Securities Act, each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

               (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          In the event that claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on May __, 1998.

                                       AMERICAN FAMILY HOLDINGS, INC.

                                       By  /s/ David G. Lasker
                                           -----------------------------
                                           David G. Lasker,
                                           Co-Chairman of the Board


     In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                          Title                    Date
         ---------                          -----                    ----
                                  Co-Chairman of the Board
                                  President
                                  Chief Financial Officer
/s/ David G. Lasker               Chief Accounting Officer        May __, 1998
-----------------------------
David G. Lasker

                                  Co-Chairman of the Board
                                  Chief Executive Officer
/s/ James N. Orth                 Secretary                       May __, 1998
-----------------------------
James N. Orth

                                  Executive Vice President
/s/ L.C. "Bob" Albertson, Jr.     Director                        May __, 1998
-----------------------------
L.C. "Bob" Albertson, Jr.

/s/ Charles F. Hanson*            Director                        May __, 1998
-----------------------------
Charles F. Hanson

/s/ Dudley Muth*                  Director                        May __, 1998
-----------------------------
Dudley Muth

/s/ John G. LeSieur, III*         Director                        May __, 1998
-----------------------------
John G. LeSieur, III


*By /s/ David G. Lasker
    ---------------------------------
    David G. Lasker, Attorney-in-Fact

                                 EXHIBIT INDEX

       Exhibit
       -------
         1.1     Form of Wholesaling Agreement between the Company and L.H.
                 Friend, Weinress, Frankson & Presson, Inc.**
         1.2     Form of Selling Agreement between the Company and participating broker-dealers**
         3.1     Certificate of Incorporation of American Family Holdings,
                 Inc.*
         3.2     Certificate of Amendment of Certificate of Incorporation
                 before the Issuance of Stock*
         3.3     By-Laws of American Family Holdings, Inc.*
         4.1     Pages 1 through 4 of the Certificate of Incorporation of the
                 Company Filed as Exhibit 3.1 above defining the rights of
                 security holders are incorporated herein by this reference*
         4.2     American Family Holdings, Inc. Warrant to Purchase Shares of
                 Common Stock**
         5.1     Opinion of Arter & Hadden LLP re legality of units and shares underlying the warrants**
         5.2     Amended Opinion of Arter & Hadden LLP re legality of units and shares underlying the warrants (re Amendment No. 1)
        10.1     Signed Employment Agreement of David Lasker*
        10.2     Signed Employment Agreement of James Orth*
        10.3     Signed Employment Agreement of L.C. "Bob" Albertson, Jr.*
        10.4     1997 Stock Option and Incentive Plan for Officers, Independent
                 Directors and Employees of American Family Holdings, Inc. and
                 Affiliates*
        10.5     Form of Employment Agreement of Mark Kawanami*
        21.1     Subsidiaries of Registrant*
        23.1     Consent of Arter & Hadden LLP as counsel contained in Exhibit
                 5.1
        23.2     Consent of BDO Seidman, LLP as independent accountants**
        23.3     Consent of BDO Seidman, LLP as independent accountants
                 (re Amendment No. 1)**
        23.4     Consent of Houlihan Valuation Advisers (re Amendment No. 1)**
        23.5     Consent of Arter & Hadden LLP as counsel contained in Exhibit
                 5.2 (re Amendment No. 1)**
        23.6     Consent of BDO Seidman, LLP as independent accountants
                 (re Amendment No. 2)
        23.7     Consent of Houlihan Valuation Advisors (re Amendment No. 2)
        24.1     Power of Attorney**
        99.1     Schedule E to Prior Performance Schedules**
        99.2     Revised Schedule E to Prior Performance Schedules

        *        Incorporated by reference to identically numbered exhibits in the Company's Registration Statement on Form S-4 (SEC File No.
                 333-37161) and all amendments thereto.  Such Registration
                 Statement was originally filed October 3, 1997.
        **       Previously filed.